Exhibit 10.18

EXECUTION COPY

REVOLVING CREDIT AGREEMENT

dated as of

November 21, 2001

among

NATIONAL TECHNICAL SYSTEMS, INC.,

the SUBSIDIARY BORROWERS FROM TIME TO TIME

PARTIES HERETO,
as Borrowers,

COMERICA BANK-CALIFORNIA,
as Agent,

and

THE FINANCIAL INSTITUTIONS FROM
TIME TO TIME PARTIES HERETO,
as Lenders

$16,000,000

TABLE OF CONTENTS

		Page(s)

ARTICLE I DEFINITIONS AND INTERPRETATIONS		1
1.1	Definitions.	1
	“Affiliate”	1
	“Agent”	1
	“Agreement”	1
	“Asset”	1
	“Asset Sale”	2
	“Assignment and Acceptance”	2
	“Audit Fee”	2
	“Bankruptcy Code”	2
	“Base LIBOR”	2
	“Borrowing”	2
	“Business Day”	2
	“Capital Expenditures”	2
	“Capital Lease”	2
	“Capital Lease Obligations”	2
	“Capital Stock”	2
	“Change of Control”	3
	“Closing Date”	3
	“Closing Fee”	3
	“Comerica”	3
	“Commitment”	3
	“Compliance Certificate”	3
	“Consolidated Effective Tangible Net Worth”	3
	“Consolidated Adjusted Net Income”	3
	“Consolidated Total Liabilities to Consolidated Effective Tangible Net Worth Ratio”	3
	“Current Liabilities”	3
	“Debt”	4
	“Debt Service Coverage Ratio”	4
	“Deed of Trust”	4
	“Distributions”	4
	“Dollars” or “$”	4
	“Eligible Assignee”	4
	“ERISA”	4
	“ERISA Event”	4
	“ERISA Group”	5
	“Event of Default”	5
	“Excluded Subsidiaries”	5
	“Expenses”	5
	“Facility Fee”	6
	“Federal Funds Rate”	6
	“Fees”	6
	“Financial Statement(s)”	6
	“GAAP”	6

i

“Governing Documents”	6
“Governmental Authority”	6
“Guaranties” and “Guaranty”	6
“Guarantor(s)”	6
“Hazardous Materials”	7
“Indemnified Person(s)”	7
“Insolvency Proceeding”	7
“Intangible Assets”	7
“Interest Payment Date”	7
“Interest Period”	7
“Internal Revenue Code”	8
“Issuing Lender”	8
“Late Payment Fee”	8
“L/C Participants”	8
“Lenders”	8
“Lending Office”	8
“Letter(s) of Credit”	8
“Letter of Credit Application”	8
“Letter of Credit Fee”	8
“Letter of Credit Sublimit”	8
“Letter of Credit Usage”	8
“LIBOR”	8
“LIBOR Business Day”	8
“LIBOR Lending Rate”	8
“LIBOR Lending Rate Margin”	9
“LIBOR Lending Rate Portion”	9
“LIBOR Reserve Percentage”	9
“Lien”	9
“Loan Document(s)”	9
“Loans”	10
“Majority Lenders”	10
“Material Adverse Effect”	10
“Multiemployer Plan”	10
“Net Cash Proceeds”	10
“Notes”	10
“Notice of Borrowing”	10
“Notice of Conversion or Continuation”	10
“Obligations”	10
“Old Lender(s)”	11
“Participant”	11
“Pay-Off Letters”	11
“PBGC”	11
“Permitted Asset Sales”	11
“Permitted Debt”	11
“Permitted Liens”	11
“Person”	12
“Plan”	12
“Prime Lending Rate”	12

	“Prime Lending Rate Portion”	12
	“Prime Rate”	12
	“Purchase Money Lien”	12
	“Quick Ratio”	12
	“Real Property Collateral”	13
	“Register”	13
	“Regulation D”	13
	“Reimbursement Obligations”	13
	“Reportable Event”	13
	“Responsible Officer”	13
	“Retiree Health Plan”	13
	“Revolving Credit Commitment”	13
	“Revolving Credit Commitment Percentage”	13
	“Revolving Loans”	13
	“Revolving Loan Lender”	13
	“Revolving Loans Maturity Date”	13
	“SEC”	13
	“Security Agreement (Borrowers)”	13
	“Security Agreement (Guarantor)”	13
	“Shareholder”	14
	“Solvent”	14
	“Stock Pledge Agreement”	14
	“Subsidiary”	14
	“Swaps”	14
	“Taxes”	14
	“Total Commitment Percentage”	14
	“Total Credit”	14
	“Transferee”	15
	“UCC”	15
	“Uniform Customs”	15
	“Unmatured Event of Default”	15
1.2	Accounting Terms and Determinations.	15
1.3	Computation of Time Periods.	15
1.4	Construction.	15
1.5	Exhibits and Schedules.	15
1.6	No Presumption Against Any Party.	15
1.7	Independence of Provisions.	16

ARTICLE II TERMS OF THE CREDIT		16
2.1	Revolving Loans.	16
2.2	[Intentionally Omitted].	17
2.3	[Intentionally Omitted].	17
2.4	Interest Rates; Payments of Interest.	17
2.5	Notice of Borrowing Requirements.	18
2.6	Conversion or Continuation Requirements.	18
2.7	LIBOR Costs.	19
2.8	Illegality; Impossibility.	20
2.9	Disaster.	20
2.10	Increased Risk-Based Capital Cost.	21

2.11	Notes; Statements of Obligations.	21
2.12	Holidays.	22
2.13	Time and Place of Payments.	22
2.14	Mandatory Principal Reductions.	23
2.15	Fees.	23

ARTICLE III LETTERS OF CREDIT		24
3.1	Letters of Credit.	24
3.2	Procedure for Issuance of Letters of Credit.	25
3.3	Fees, Commissions and Other Charges.	25
3.4	L/C Participations.	25
3.5	Reimbursement Obligations.	26
3.6	Obligations Absolute.	27
3.7	Letter of Credit Payments.	27

ARTICLE IV CONDITIONS PRECEDENT AND SUBSEQUENT		28
4.1	Conditions to Initial Loans or Letter of Credit.	28
4.2	Conditions to all Loans and Letters of Credit.	29
4.3	Conditions Subsequent to all Loans and Letters of Credit	30

ARTICLE V REPRESENTATIONS AND WARRANTIES		30
5.1	Legal Status.	31
5.2	No Violation; Compliance.	31
5.3	Authorization; Enforceability.	31
5.4	Approvals; Consents.	32
5.5	Liens.	32
5.6	Debt.	32
5.7	Litigation.	32
5.8	No Default.	32
5.9	Subsidiaries.	32
5.10	Taxes.	32
5.11	Correctness of Financial Statements.	32
5.12	ERISA.	33
5.13	Other Obligations.	33
5.14	Public Utility Holding Company Act.	33
5.15	Investment Company Act.	33
5.16	Patents, Trademarks, Copyrights, and Intellectual Property, etc.	33
5.17	Environmental Condition.	34
5.18	Solvency.	34

ARTICLE VI AFFIRMATIVE COVENANTS		34
6.1	Punctual Payments.	34
6.2	Books and Records; Collateral Audits.	34
6.3	Financial Statements.	34
6.4	Existence; Preservation of Licenses; Compliance with Law.	35
6.5	Insurance.	36
6.6	Assets.	37
6.7	Taxes and Other Liabilities.	37
6.8	Notice to Agent and Lenders.	37
6.9	Employee Benefits.	38

6.10	Further Assurances.	38
6.11	Bank Accounts.	38
6.12	Environment.	39
6.13	Additional Collateral.	39
6.14	Guarantors.	39
6.15	Stock Pledge Agreements.	39

ARTICLE VII NEGATIVE COVENANTS		39
7.1	Use of Funds; Margin Regulation.	40
7.2	Debt.	40
7.3	Liens.	40
7.4	Merger, Consolidation, Transfer of Assets.	40
7.5	Leases.	40
7.6	Sales and Leasebacks.	40
7.7	Asset Sales.	41
7.8	Investments.	41
7.9	Character of Business.	41
7.10	Distributions.	41
7.11	Guaranty.	42
7.12	Capital Expenditures.	42
7.13	Transactions with Affiliates.	42
7.14	Stock Issuance.	42
7.15	Financial Condition.	42
7.16	Transactions Under ERISA.	43

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		44
8.1	Events of Default.	44
8.2	Remedies.	45
8.3	Appointment of Receiver or Trustee.	46
8.4	Remedies Cumulative.	46

ARTICLE IX TAXES		46
9.1	Taxes on Payments.	46
9.2	Indemnification For Taxes.	46
9.3	Evidence of Payment.	47
9.4	Certain Withholding Taxes.	47

ARTICLE X AGENT AND LENDERS		47
10.1	Appointment of Agent.	47
10.2	Nature of Duties of Agent.	48
10.3	Lack of Reliance on Agent.	48
10.4	Certain Rights of Agent.	48
10.5	Reliance by Agent.	49
10.6	Indemnification of Agent.	49
10.7	Agent in its Individual Capacity.	49
10.8	Holders of Notes.	49
10.9	Successor Agent.	50
10.10	Collateral Matters.	50
10.11	Actions with Respect to Defaults.	51
10.12	Delivery of Information.	51

v

10.13	Register.	51
10.14	Issuing Lender.	52
10.15	Sharing of Payments, Etc.	52
10.16	Replacement of Affected Lenders.	52

ARTICLE XI MISCELLANEOUS		53
11.1	Notices.	53
11.2	No Waivers.	53
11.3	Expenses; Documentary Taxes; Indemnification.	53
11.4	Amendments and Waivers.	54
11.5	Successors and Assigns; Participations; Disclosure.	56
11.6	Confidentiality.	57
11.7	Counterparts; Effectiveness; Integration.	57
11.8	Severability.	57
11.9	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.	57

ARTICLE XII JOINT AND SEVERAL LIABILITY; SINGLE LOAN ACCOUNT		58
12.1	Joint and Several Liability.	58
12.2	Primary Obligation; Waiver of Marshalling.	58
12.3	Financial Condition of Borrowers.	59
12.4	Continuing Liability.	59
12.5	Additional Waivers.	59
12.6	Settlements or Releases.	62
12.7	No Election.	62
12.8	Indefeasible Payment.	62
12.9	Single Loan Account.	62
12.10	Apportionment of Proceeds of Loans.	63
12.11	Agent and Lenders Held Harmless.	63
12.12	Borrowers' Integrated Operations.	63

EXHIBITS AND SCHEDULES

Exhibit 1	- Form of Addendum

Exhibit 1.1A	- Form of Assignment and Acceptance

Exhibit 1.1L	- Form of Letter of Credit Application

Exhibit 2.5(b)	- Form of Notice of Borrowing

Exhibit 2.6(b)	- Form of Notice of Conversion or Continuation

Exhibit 2.11(a)	- Form of Note

Exhibit 4.1(b)	- Form of Opinions of Borrowers’ Counsel

Exhibit 6.3(a)	- Form of Compliance Certificate

Schedule 1.1C	- Commitments

Schedule 1.1R	- Real Property Collateral

Schedule 5.6	- Permitted Debt

Schedule 5.7	- Litigation

Schedule 5.9	- Subsidiaries

Schedule 5.12	- Employee Benefit Plans

Schedule 5.17	- Environmental Condition

Schedule 6.11	- Deposit Account Banks

REVOLVING CREDIT AGREEMENT

This REVOLVING CREDIT AGREEMENT, dated as of November 21, 2001, is entered into among NATIONAL TECHNICAL SYSTEMS, INC., a California corporation (“Parent”), NTS TECHNICAL SYSTEMS, a California corporation, dba National Technical Systems (“NTS”), XXCAL, INC., a California corporation (“XXCAL”), APPROVED ENGINEERING TEST LABORATORIES, INC., a California corporation (“AETL”), ETCR, INC., a California corporation (“ETCR”), ACTON ENVIRONMENTAL TESTING CORPORATION, a Massachusetts corporation (“Acton”), and one or more Subsidiaries of Parent, whether now existing or hereafter acquired or formed, which become party to this Agreement by executing an Addendum hereto in the form of Exhibit 1 (NTS, XXCAL, AETL, ATCR, Acton and such other Subsidiaries are sometimes individually referred to herein as a “Subsidiary Borrower” and collectively referred to herein as “Subsidiary Borrowers”, and Subsidiary Borrowers and Parent are sometimes individually referred to herein as a “Borrower” and collectively referred to herein as “Borrowers”), the financial institutions from time to time parties hereto as Lenders, whether by execution hereof or an Assignment and Acceptance in accordance with Section 11.5(c), and Comerica Bank – California, in its capacity as contractual representative for itself and the other Lenders (“Agent”).

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.1            Definitions.  The following terms, as used herein, shall have the following meanings:

“Affiliate” means any Person (i) that, directly or indirectly, controls, is controlled by or is under common control with any Borrower or any Subsidiary; (ii) which, to the knowledge of any Borrower, directly or indirectly beneficially owns or controls ten percent (10%) or more of any class of voting stock of any Borrower or any Subsidiary; or (iii) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by any Borrower or any Subsidiary.  For purposes of the foregoing, control (including controlled by and under common control with) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means Comerica or any successor appointed pursuant to the terms of Article X.

“Agreement” means this Revolving Credit Agreement, as amended or restated from time to time in accordance with its terms.

“Asset” means any interest of a Person in any kind of property or asset, whether real, personal, or mixed real and personal, and whether tangible or intangible.

“Asset Sale” means any sale, transfer or other disposition of any Borrower’s or any Subsidiary’s businesses or Asset(s) now owned or hereafter acquired, including shares of stock and indebtedness of any Subsidiary, receivables and leasehold interests.

“Assignment and Acceptance” means an Assignment and Acceptance entered into by an assigning Lender and an assignee Lender pursuant to Section 11.5(c), in the form of Exhibit 1.1A.

“Audit Fee” has the meaning given to such term in Section 6.2.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978 (Pub. L. No. 95-598; 11 U.S.C.), as amended or supplemented from time to time, or any successor statute, and any and all rules and regulations issued or promulgated in connection therewith.

“Base LIBOR” applicable to any Interest Period for a LIBOR Lending Rate Portion means the offered rate per annum (rounded upward to the nearest one-hundredth of one percent (.01%)), if any, to first-class banks in the LIBOR market quoted by Agent at 11:00 a.m. Pacific time, two (2) LIBOR Business Days prior to the first day of such Interest Period for Dollar deposits of an amount comparable to the principal amount of the LIBOR Lending Rate Portion for which the LIBOR Lending Portion is being determined with maturities comparable to the Interest Period for which such LIBOR Lending Rate will apply.

“Borrowing” means a borrowing of Revolving Loans from the Revolving Loan Lenders pursuant to the terms and conditions hereof.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which commercial banks in the City of Los Angeles, California are authorized or required by law or executive order or decree to close.

“Capital Expenditures” means expenditures made in cash, or financed with long term debt, by any Person for the acquisition of any fixed Assets or improvements, replacements, substitutions, or additions thereto that have a useful life of more than one (1) year, including the direct or indirect acquisition of such Assets by way of increased product or service charges, offset items, or otherwise, and the principal portion of payments with respect to Capital Lease Obligations, calculated in accordance with GAAP.

“Capital Lease” means any lease of an Asset by a Person as lessee which would, in conformity with GAAP, be required to be accounted for as an Asset and corresponding liability on the balance sheet of that Person.

“Capital Lease Obligations” of a Person means the amount of the obligations of such Person under all Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Change of Control” means the time at which (i) any Person (including a Person’s Affiliates and associates) or group (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) (other than the shareholders of any Borrower on the Closing Date) becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of any Borrower equal to at least twenty-five percent (25%), or such Person or group shall otherwise obtain the power to control the election of the Board of Directors of any Borrower, (ii) there shall be consummated any consolidation or merger of any Borrower pursuant to which such Borrower’s common stock (or other capital stock) would be converted into cash, securities or other property, other than a merger or consolidation of such Borrower in which the holders of such common stock (or other capital stock) immediately prior to the merger have the same proportionate ownership, directly or indirectly, of common stock of the surviving corporation immediately after the merger as they had of such Borrower’s common stock immediately prior to such merger, or (iii) all or substantially all of any Borrower’s Assets shall be sold, leased, conveyed or otherwise disposed of as an entirety or substantially as an entirety to any Person (including an Affiliate or associate of such Borrower) in one or a series of transactions.

“Closing Date” means the date when all of the conditions set forth in Section 4.1 have been fulfilled to the reasonable satisfaction of Agent and its counsel.

“Closing Fee” has the meaning set forth in Section 2.15(b).

“Comerica” means Comerica Bank-California, a California banking corporation.

“Commitment” means a Lender’s Revolving Credit Commitment.

“Compliance Certificate” means a certificate of compliance to be delivered in accordance with Section 6.3(a), substantially in the form of Exhibit 6.3(a).

“Consolidated Effective Tangible Net Worth” means, as of any date of determination, the result of (a) Borrowers’ consolidated total stockholder’s equity, minus (b) the sum of (i) all Intangible Assets of Borrowers, and (ii) all amounts due to Borrowers from Affiliates.

“Consolidated Adjusted Net Income” means, with respect to any period, the consolidated net income of Borrowers and the Subsidiaries after all federal, state and local income taxes reflected on Borrowers’ Financial Statement for such period, calculated in accordance with GAAP plus (x) any non-cash compensation paid to Borrowers' and the Subsidiaries' officers, directors and employees, (y) a one time expense in a fiscal year ending January 31, 2002 of $100,000 and (z) a one time write-off of goodwill pursuant to FASB 142 in fiscal year ending January 31, 2002 or 2003.

“Consolidated Total Liabilities to Consolidated Effective Tangible Net Worth Ratio” means, as of the date of determination, the ratio of (i) Borrowers’ consolidated total liabilities, calculated in accordance with GAAP; to (ii) Consolidated Effective Tangible Net Worth.

 “Current Liabilities” means, as of the date of determination, the sum of Borrowers’ consolidated liabilities coming due within one year (including the Revolving Loans and the Reimbursement Obligations, and all amounts due from each Borrower’s Shareholders, officers and Affiliates), calculated in accordance with GAAP.

“Debt” means, as of the date of determination, the sum, but without duplication, of any and all of a Person’s:  (i) indebtedness heretofore or hereafter created, issued, incurred or assumed by such Person (directly or indirectly) for or in respect of money borrowed; (ii) Capital Lease Obligations; (iii) obligations evidenced by bonds, debentures, notes, or other similar instruments; (iv) obligations for the deferred purchase price of property or services (including trade obligations except accounts payable to trade creditors for goods or services which are not aged more than 90 days from the billing date and current operating liabilities (other than for borrowed money) which are not more than 90 days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith in appropriate proceedings (if applicable)); (v) current liabilities in respect of unfunded vested benefits under any Plan; (vi) obligations under letters of credit; (vii) obligations under acceptance facilities; (viii) obligations under all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, or supply funds to invest in any other Person, or otherwise to assure a creditor against loss; (ix) obligations secured by any Lien on any Asset of such Person, whether or not such obligations have been assumed; and (x) Swaps.

“Debt Service Coverage Ratio” means, as of the date of determination, (i) the sum of the following for the rolling four (4) quarter period ending on the date of determination: (1) Consolidated Adjusted Net Income for such period, plus (2) each Borrower’s and the Subsidiaries’ consolidated depreciation and amortization expense for such period (including any non-cash compensation paid to Borrowers’ and the Subsidiaries’ officers, directors, employees, and agents), minus (3) any Distributions paid or Capital Stock of each Borrower acquired or any other action taken under Section 7.10 during such period, plus or minus (4) any change in Borrowers’ deferred federal or state taxes, to (ii) the sum of (1) the current portion of Borrowers’ long term Debt as of such date, calculated in accordance with GAAP, plus (2) (x) $1,500,000 from the Closing Date until April 30, 2002, or (y) $1,750,000 from July 31, 2002 until the Revolving Loans Maturity Date.

“Deed of Trust” means that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of November 21, 2001, by ETCR, as trustor, and Agent for the ratable benefit of Lenders, as beneficiary, encumbering the Real Property Collateral to secure the Obligations.

“Distributions” means dividends or distributions of earnings made by a Person to its shareholders, partners or members, as the case may be.

“Dollars” or “$” means lawful currency of the United States of America.

“Eligible Assignee” means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; and (d) if an Event of Default exists, any Person reasonably acceptable to Agent.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute, and any and all regulations thereunder.

“ERISA Event” means (a) a Reportable Event with respect to a Plan or Multiemployer Plan, (b) the withdrawal of a member of the ERISA Group from a Plan during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of or the appointment of a trustee to administer, any Plan or Multiemployer Plan, of (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA of a member of the ERISA Group from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the Internal Revenue Code by a member of the ERISA Group.

“ERISA Group” means Borrowers and all members of a controlled group of corporations and all trades or business (whether or not incorporated) under common control which, together with Borrowers are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” has the meaning set forth in Section 8.1.

“Excluded Subsidiaries” means, all Subsidiaries of Borrowers that:  (i) are not organized under the laws of any state or any territory of the United States of America, or (ii) are not wholly owned by any Borrower or any Subsidiary, including but not limited to XXCAL, Limited, a corporation organized under the laws of the United Kingdom, XXCAL, Japan K.K, a corporation organized under the laws of Japan, National Quality Assurance, Inc., a Massachusetts corporation, NQA Laboratory Services, Inc., a Massachusetts corporation, NQA-USA, a Massachusetts corporation, NQA Training and Development, Inc., a Massachusetts corporation, and National Technical Systems Certifications Services, a Delaware corporation.

“Expenses” means (i) all out-of-pocket expenses of Agent, Issuing Lender and/or any Lender paid or incurred in connection with their due diligence and investigation of Borrowers, including appraisal, filing, recording, documentation, publication and search fees and other such expenses, and all attorneys’ fees and expenses (including attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) incurred in connection with the structuring, negotiation, drafting, preparation, execution and delivery of this Agreement, the Loan Documents, and any and all other documents, instruments and agreements entered into in connection herewith; (ii) all out-of-pocket expenses of Agent, Issuing Lender and/or any Lender, including attorneys’ fees and expenses (including attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) paid or incurred in connection with the negotiation, preparation, execution and delivery of any waiver, forbearance, consent, amendment or addition to this Agreement or any Loan Document, or the termination hereof and thereof; (iii) all costs or expenses paid or advanced by Agent, Issuing Lender and/or any Lender which are required to be paid by Borrowers under this Agreement or the Loan Documents, including taxes and insurance premiums of every nature and kind of Agent, Issuing Lender and/or any Lender; and (iv) if an Event of Default occurs, all expenses paid or incurred by Agent, Issuing Lender and/or any Lender, including attorneys’ fees and expenses (including attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code), costs of collection, suit, arbitration, judicial reference and other enforcement proceedings, and any other out-of-pocket expenses incurred in connection therewith or resulting therefrom, whether or not suit is brought, or in connection with any refinancing or restructuring of the Obligations and the liabilities of Borrowers under this Agreement, any of the Loan Documents, or any other document, instrument or agreement entered into in connection herewith in the nature of a workout.

“Facility Fee” has the meaning set forth in Section 2.15(c).

“Federal Funds Rate” means for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of San Francisco, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

“Fees” means the Closing Fee, the Facility Fee, the Late Payment Fee, the Letter of Credit Fees and the Audit Fees.

“Financial Statement(s)” means, with respect to any accounting period of any Person, statements of income and statements of cash flows of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP, subject to year-end adjustments in the case of monthly Financial Statements.  Financial Statement(s) shall include the schedules thereto and annual Financial Statements shall also include the footnotes thereto.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied, which are in effect as of the date of this Agreement.  If any changes in accounting principles from those in effect on the date hereof are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating financial condition and results of operations of each Borrower and the Subsidiaries shall be the same after such changes as if such changes had not been made.

“Governing Documents” means the certificate or articles or certificate of incorporation, by-laws, articles or certificate of organization, operating agreement, or other organizational or governing documents of any Person.

“Governmental Authority” means any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority or subdivision thereof, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranties” and “Guaranty” means, individually or collectively as the context requires, each certain Continuing Guaranty executed by a Guarantor in favor of Agent and Lenders.

“Guarantor(s)” means, individually or collectively as the context requires, all Subsidiaries (other than Subsidiary Borrowers and Excluded Subsidiaries), and every other Person who hereafter executes a Guaranty in favor of Agent and Lenders with respect to the Obligations.

“Hazardous Materials” means all or any of the following:  (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as hazardous substances, hazardous materials, hazardous wastes, toxic substances, or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or EP toxicity or are otherwise regulated for the protection of persons, property or the environment; (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

“Indemnified Person(s)” has the meaning given to such term in Section 11.3(c).

“Insolvency Proceeding” means any proceeding commenced by or against any Person, under any provision of the Bankruptcy Code, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions, or extensions with some or all creditors.

“Intangible Assets” means, with respect to any Person, that portion of the book value of all of such Person’s assets that would be treated as intangibles under GAAP.

“Interest Payment Date” means:

(i)             with respect to each Prime Lending Rate Portion, the last day of each and every month commencing the first such day after the making of such Loan, and the Maturity Date; and

(ii)            with respect to each LIBOR Lending Rate Portion, the earlier of:  (1) the last day of the Interest Period with respect thereto, or (2) if the Interest Period has a duration of more than three months, every LIBOR Business Day that occurs during such Interest Period every three months from the first day of such Interest Period.

“Interest Period” means, with respect to each LIBOR Lending Rate Portion, the period commencing on the date of such LIBOR Lending Rate Portion and ending on the numerically corresponding day one (1), two (2), three (3), six (6) or twelve (12) months thereafter as Parent or any Borrower may elect pursuant to the applicable Notice of Borrowing or Notice of Conversion or Continuation; provided, however, that:

(i)             any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month in which case such Interest Period shall end on the immediately preceding LIBOR Business Day;

(ii)            any Interest Period which begins on the last LIBOR Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

(iii)           no Interest Period may extend beyond the Maturity Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and any and all regulations  thereunder.

“Issuing Lender” means Comerica.

“Late Payment Fee” has the meaning given to such term in Section 2.15(d).

“L/C Participants” means all of the Revolving Loan Lenders other than the Issuing Lender.

“Lenders” means the banks and financial institutions from time to time parties to this Agreement, including without limitation, Issuing Lender (each, a “Lender”).

“Lending Office” means each Lender’s office located at its address set forth on the signature pages hereof, or such other office of such Lender as it may hereafter designate as its Lending Office by notice to Parent.

“Letter(s) of Credit” means any standby letter(s) of credit issued by Issuing Lender, pursuant to Section 3.1.

“Letter of Credit Application” means a Letter of Credit Application substantially in the form of Exhibit 1.1L.

“Letter of Credit Fee” has the meaning given to such term in Section 3.3(a).

“Letter of Credit Sublimit” means Four Hundred Thousand Dollars ($400,000).

“Letter of Credit Usage” means, on any date of determination, the aggregate maximum amounts available to be drawn under all outstanding Letters of Credit, without regard to whether any conditions to drawing could then be met.

“LIBOR” means London interbank offered rate.

“LIBOR Business Day” means any Business Day on which major commercial banks are open for international business (including dealings in Dollar deposits) in Los Angeles, California and London, England.

“LIBOR Lending Rate” means, with respect to a LIBOR Lending Rate Portion, the rate per annum (rounded upwards if necessary to the nearest whole one-hundredth of one percent (.01%)), determined as the sum of:  (a) the quotient of:  (i) Base LIBOR for the relevant Interest Period of such LIBOR Lending Rate Portion; divided by (ii) the number equal to one hundred percent (100%) minus the LIBOR Reserve Percentage with respect to such Interest Period; plus (b) the LIBOR Lending Rate Margin.  The LIBOR Lending Rate shall be adjusted automatically on the effective date of any change in the LIBOR Reserve Percentage, such adjustment to affect any LIBOR Lending Rate Portion outstanding on such effective date to the extent such change is applied retroactively to eurocurrency funding of a member bank in the Federal Reserve System.  Each determination of a LIBOR Lending Rate by Agent, including, but not limited to, any determination as to the applicability or allocability of reserves to eurocurrency liabilities or as to the amount of such reserves, shall be conclusive and final in the absence of manifest error.

“LIBOR Lending Rate Margin” means, with respect to all Revolving Loans, two and one-half percentage points (250 basis points).

“LIBOR Lending Rate Portion” means any portion of any Loan designated by Parent or a Borrower as bearing interest at the LIBOR Lending Rate pursuant to Section 2.5 or 2.6.

“LIBOR Reserve Percentage” means, for any Interest Period of any LIBOR Lending Rate Portion, the daily average of the stated maximum rate (rounded upward to the nearest one-hundredth of one percent (.01%)), as determined by Agent in accordance with its usual procedures (which determination shall be conclusive in the absence of manifest error), at which reserves are required to be maintained during such Interest Period by Agent and Lenders (including supplemental, marginal, and emergency reserves) under Regulation D by Agent and Lenders against Eurocurrency liabilities (as such term is defined in Regulation D), but without benefit or credit of proration, exemptions, or offsets that might otherwise be available to Agent and Lenders from time to time under Regulation D.  Without limiting the generality of the foregoing, LIBOR Reserve Percentage shall include any other reserves required to be maintained by Agent and Lenders against (i) any category of liabilities that includes deposits by reference to which the LIBOR Lending Rate for a LIBOR Lending Rate Portion is being determined and (ii) any category of extension of credit or other assets that includes LIBOR Lending Rate Portion.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement or other preferential arrangement, charge or encumbrance (including, any conditional sale or other title retention agreement, or finance lease) of any kind.

“Loan Document(s)” means each of the following documents, instruments, and agreements individually or collectively, as the context requires:

(i)             the Notes;

(ii)            the Security Agreement (Borrowers);

(iii)           the Security Agreements (Guarantor);

(iv)           the Guaranties;

(v)            the Stock Pledge Agreements;

(vi)           the Deed of Trust;

(vii)          the Letter of Credit Applications; and

(viii)         such other documents, instruments, and agreements (including intellectual property security agreements, control agreements, financing statements and fixture filings) as Agent may reasonably request in connection with the transactions contemplated hereunder or to perfect or protect the liens and security interests granted to Agent in connection herewith.

“Loans” means the Revolving Loans.

“Majority Lenders” means Lenders holding Total Commitment Percentages in the aggregate of not less than 66.67%.

“Material Adverse Effect” means a material adverse effect on (i) the business, Assets (valued in the aggregate in excess of $500,000), condition (financial or otherwise), results of operations, or prospects of Parent, the Subsidiary Borrowers and Guarantors taken as a whole; (ii) the ability of Borrowers to perform their obligations under this Agreement and the Loan Documents (including, without limitation, repayment of the Obligations as they come due), or the ability of any Guarantor to perform its obligations under the Loan Documents to which it is a party, (iii) the validity or enforceability of this Agreement, the Loan Documents, or the rights or remedies of Agent and Lenders hereunder and thereunder, (iv) a diminution in excess of $500,000 of the value of the Assets assigned or pledged to Agent as collateral, or (v) the priority of Agent’s Liens with respect to the Assets (valued in the aggregate in excess of $500,000) assigned or pledged thereto as collateral.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA or Section 3(37) of ERISA to which any member of the ERISA Group has contributed, or was obligated to contribute, within the preceding six plan years (while a member of such ERISA Group) including for these purposes any Person which ceased to be a member of the ERISA Group during such six year period.

“Net Cash Proceeds” means in connection with any Asset Sale, the cash proceeds (including any cash payments received by way of deferred payment whether pursuant to a note, installment receivable or otherwise, but only as and when actually received) from such Asset Sale, less any proceeds used to replace the Asset which is the subject of the Asset Sale and net of (i) attorneys’ fees, accountants’ fees, investment banking fees, brokerage commissions and amounts required to be applied to the repayment of any portion of the Debt secured by a Lien not prohibited hereunder on any Asset which is the subject of such sale, (ii) other customary fees, expenses and commissions incurred in connection with the Asset Sale, and (iii) taxes paid or reasonably estimated to be payable as a result of such Asset Sale.

“Notes” means, collectively, the promissory notes executed by Borrowers to the order of each Lender pursuant to Section 2.11(a) (each, a “Note”).

“Notice of Borrowing” means an irrevocable notice from a Borrower to Agent of such Borrower’s request for a Borrowing pursuant to the terms of Section 2.5, substantially in the form of Exhibit 2.5(b).

“Notice of Conversion or Continuation” means a written notice given pursuant to the terms of Section 2.6(b), substantially in the form of Exhibit 2.6(b).

“Obligations” means any and all indebtedness, liabilities, and obligations of Borrowers owing to Agent and Lenders and to their successors and assigns, previously, now, or hereafter incurred, and howsoever evidenced, whether direct or indirect, absolute or contingent, joint or several, liquidated or unliquidated, voluntary or involuntary, due or not due, legal or equitable, whether incurred before, during, or after any Insolvency Proceeding and whether recovery thereof is or becomes barred by a statute of limitations or is or becomes otherwise unenforceable or unallowable as claims in any Insolvency Proceeding, together with all interest thereupon (including interest under Section 2.4(b) and including any interest that, but for the provisions of the Bankruptcy Code, would have accrued during the pendency of an Insolvency Proceeding.  The Obligations shall include, without limiting the generality of the foregoing, all principal and interest owing under the Loans, all Reimbursement Obligations, all Expenses, the Fees, any other fees and expenses due hereunder and under the Loan Documents (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued during the pendency of an Insolvency Proceeding), and all other indebtedness evidenced by this Agreement and/or the Loan Documents.

“Old Lender(s)” means, individually or collectively as the context requires, United California Bank and Mellon Bank, in their capacities as lenders under that certain Credit Agreement dated as of September 8, 1997 between Sanwa Bank California and NTS, as amended.

“Participant” has the meaning set forth in Section 11.5(d).

“Pay-Off Letters” means those certain letters, in form and substance reasonably satisfactory to Agent, from Old Lenders respecting the amount necessary to repay in full all of the obligations of Borrowers or any Subsidiary owing to Old Lenders and obtain a termination or release of all of the Liens existing in favor of Old Lenders in and to the Assets of Borrowers and such Subsidiaries.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Asset Sales” means (i) the Asset Sale of NTS’ Largo Division located at 7887 Brian Dairy Road, Largo, Florida, (ii) any sales in connection with eminent domain proceedings affecting the Real Property Collateral, (iii) the sale of a condominium owned by ETCR located at 76216 Honeysuckle Drive, Palm Desert, California, and (iv) the sale of the San Marcos properties in Vista, California owned by ETCR (APN 217-161-03 and 217-161-08).

“Permitted Debt” means (i) Debt owing to Agent and Lenders in accordance with the terms of this Agreement and the Loan Documents, (ii) Debt listed on Schedule 5.6, (iii) Debt among all Borrowers up to a maximum aggregate amount of One Million Dollars ($1,000,000) outstanding at any one time during Parent’s fiscal year ending January 31, 2002, or Two Million Dollars ($2,000,000) outstanding at any one time during any fiscal year thereafter, in each case incurred in the ordinary course of business and secured by the Liens described in clause (iv) of the definition of Permitted Liens hereinbelow, (iv) trade payables incurred in the ordinary course of business described in clause (iv) of the definition of “Debt” hereinabove, (v) unsecured Debt in an aggregate amount not to exceed One Million Dollars ($1,000,000) outstanding at any time among all Borrowers owing to officers and employees of any Borrower, and (vi) the reimbursement obligations owing to Old Lenders respecting a letter of credit in the face amount of JPY 20,000,000 for the account of XXCAL, in favor of Sanwa Bank, Ltd., with an expiry date of December 10, 2001, provided that such letter of credit shall not be renewed or extended.

“Permitted Liens” means (i) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture; (ii) Liens in favor of Agent, for the ratable benefit of Lenders, in accordance with the Loan Documents, (iii) statutory Liens, such as inchoate mechanics’, inchoate materialmen’s, landlord’s, warehousemen’s, and carriers’ liens, and other similar liens, other than those described in clause (i) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture; (iv) Liens relating to Capital Lease Obligations permitted hereunder and Liens securing any leases permitted in Section 7.5, (v) judgment Liens that do not constitute an Event of Default under Section 8.1(i), (vi) Liens, if they constitute such, of any true lease and consignment UCC filings permitted hereunder, (vii) Purchase Money Liens, (viii) Liens created by the eminent domain proceedings affecting the Real Property Collateral, and (ix) the Liens encumbering the Real Property Collateral disclosed in the preliminary report of title prepared by Chicago Title Company, dated November 6, 2001.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Plan” means an employee benefit plan as defined in Section 3(3) of ERISA in which any personnel of any member of the ERISA Group participate or from which any such personnel may derive a benefit or with respect to which any member of the ERISA Group may incur liability, excluding any Multiemployer Plan, but including any plan either established or maintained by any member of the ERISA Group or to which such Person contributes under the laws of any foreign country.

“Prime Lending Rate” means the variable per annum rate equal to the Prime Rate.

“Prime Lending Rate Portion” means any portion of any Loan designated by Parent or a Borrower as bearing interest at the Prime Lending Rate pursuant to Section 2.5 or 2.6.

“Prime Rate” means the variable rate of interest announced by Agent at its corporate headquarters as its prime rate and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.  The Prime Rate is determined by Agent from time to time as a means of pricing credit extensions to some customers and is neither directly tied to some external rate of interest or index nor necessarily the lowest rate of interest charged by Agent at any given time for any particular class of customers or credit extensions.

“Purchase Money Lien” means a Lien on any Asset of a Borrower; provided that (i) such Lien attaches only to that Asset and (ii) the Debt secured by such Asset does not exceed one hundred percent (100%) of the purchase price of such Asset.

“Quick Ratio” means, as of the date of determination, the ratio of (i) Borrowers’ accounts receivable plus Borrowers’ cash on hand and marketable securities, to (ii) Current Liabilities.

“Real Property Collateral” means the real property of ETCR more particularly described on Schedule 1.1R.

“Register” has the meaning given to such term in Section 10.13.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended or supplemented from time to time.

“Reimbursement Obligations” means the obligations of Borrowers to reimburse Issuing Lender pursuant to Section 3.5 amounts drawn under Letters of Credit.

“Reportable Event” means any of the events described in Section 4043(c) of ERISA other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

“Responsible Officer” means either the Chief Executive Officer, Chief Financial Officer or Controller of a Person, or such other officer, employee, or agent of such Person designated by a Responsible Officer in a writing delivered to Agent.

“Retiree Health Plan” means an employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

“Revolving Credit Commitment” means, with respect to any Revolving Loan Lender, the amount indicated opposite such Lender’s name on Schedule 1.1C under the heading Revolving Credit Commitment or, in the case of any Lender that is an assignee Lender pursuant to Section 11.5(c), the amount of the assigning Lender’s Revolving Credit Commitment assigned to such assignee Lender (collectively, the “Revolving Credit Commitments”).

“Revolving Credit Commitment Percentage” means, with respect to any Revolving Loan Lender, the percentage indicated on Schedule 1.1C under the heading Revolving Credit Commitment Percentage or, in the case of any Lender that is an assignee Lender pursuant to Section 11.5(c), the percentage of the assigning Lender’s Revolving Credit Commitment assigned to such assignee Lender.

“Revolving Loans” has the meaning given to such term in Section 2.1.

“Revolving Loan Lender” means each of the Lenders indicated on Schedule 1.1C under the heading Revolving Loan Lenders, and also means any assignee of such Lender pursuant to Section 11.5(c).

“Revolving Loans Maturity Date” means August 1, 2003.

“SEC” means the U.S. Securities and Exchange Commission.

“Security Agreement (Borrowers)” means that certain Security Agreement, dated as of even date herewith, among Borrowers and Agent, for the ratable benefit of Lenders.

“Security Agreement (Guarantor)” means each Security Agreement now or hereafter entered into between a Guarantor and Agent, for the ratable benefit of Lenders.

“Shareholder” means a shareholder of any Borrower.

“Solvent” means, with respect to any Person on the date any determination thereof is to be made, that on such date:  (a) the present fair valuation of the Assets of such Person is greater than such Person’s probable liability in respect of existing debts; (b) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature; and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, which would leave such Person with Assets remaining which would constitute unreasonably small capital after giving effect to the nature of the particular business or transaction.  For purposes of this definition (i) the fair valuation of any property or assets means the amount realizable within a reasonable time, either through collection or sale of such Assets at their regular market value, which is the amount obtainable by a capable and diligent Person from an interested buyer willing to purchase such property or assets within a reasonable time under ordinary circumstances; and (ii) the term debts includes any payment obligation, whether or not reduced to judgment, equitable or legal, matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, absolute, fixed or contingent.

“Stock Pledge Agreement” means each certain Security Agreement-Stock Pledge now or hereafter entered into between a Borrower and Agent, for the ratable benefit of Lenders.

“Subsidiary” means any corporation, limited liability company, partnership, trust or other entity (whether now existing or hereafter organized or acquired) of which any Borrower or one or more Subsidiaries of any Borrower at the time owns or controls directly or indirectly 50% of the shares of stock or partnership or other ownership interest having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees or otherwise exercising control of such corporation, limited liability company, partnership, trust or other entity (irrespective of whether at the time stock or any other form of ownership of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Swaps” means payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating a Person to make payments, whether periodically or upon the happening of a contingency.  For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined, in respect thereof as of the end of the then most recently ended fiscal quarter of Borrowers, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to each party thereto or if any such agreement provides for the simultaneous payment of amounts by and to each party, then in each such case, the amount of such obligation shall be the net amount so determined.

“Taxes” has the meaning set forth in Section 9.1.

“Total Commitment Percentage” means, with respect to any Lender, the percentage equal to such Lender’s Revolving Loan Commitment, divided by the Total Credit.

“Total Credit” means, initially, Sixteen Million Dollars ($16,000,000), as may be reduced from time to time pursuant to Section 2.14, and also reduced by One Million Five Hundred Thousand Dollars ($1,500,000) effective August 1, 2002, if the Consolidated Adjusted Net Income for the most recent fiscal year is less than Two Million Dollars ($2,000,000).

“Transferee” has the meaning set forth in Section 11.5(e).

“UCC” means the California Uniform Commercial Code, as amended or supplemented from time to time.

“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

“Unmatured Event of Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

1.2            Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

1.3            Computation of Time Periods.  In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word from means from and including and the words to and until each mean to but excluding.  Periods of days referred to in this Agreement shall be counted in calendar days unless otherwise stated.

1.4            Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term including is not limiting, and the term or has, except where otherwise indicated, the inclusive meaning represented by the phrase and/or.  References in this Agreement to determination by Agent include good faith estimates by Agent (in the case of quantitative determinations), and good faith beliefs by Agent (in the case of qualitative determinations).  The words hereof, herein, hereby, hereunder, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified.  Any reference in this Agreement or any of the Loan Documents to this Agreement or any of the Loan Documents includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

1.5            Exhibits and Schedules.  All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

1.6            No Presumption Against Any Party.  Neither this Agreement, any of the Loan Documents, any other document, agreement, or instrument entered into in connection herewith, nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement, the Loan Documents, and the other documents, instruments, and agreements entered into in connection herewith have been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meanings of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

1.7            Independence of Provisions.  All agreements and covenants hereunder, under the Loan Documents, and the other documents, instruments, and agreements entered into in connection herewith shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

ARTICLE II

TERMS OF THE CREDIT

2.1            Revolving Loans.  Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing, and subject to the other terms and conditions hereof, each Revolving Loan Lender severally agrees to make revolving loans (“Revolving Loans”) to Borrowers, upon notice in accordance with Section 2.5(b), from the Closing Date up to but not including the Revolving Loans Maturity Date, the proceeds of which shall be used only for the purposes allowed in Section 7.1(a), subject to the following conditions and limitations:

(a)            the aggregate principal amount of Revolving Loans outstanding made by any Revolving Loan Lender after giving effect to any proposed Borrowing plus such Revolving Loan Lender’s pro rata share of the Letter of Credit Usage on such date shall not exceed the amount of such Lender’s Revolving Credit Commitment, as then in effect;

(b)            the aggregate principal amount of Revolving Loans outstanding made by all Revolving Loan Lenders after giving effect to any proposed Borrowing plus the Letter of Credit Usage on such date shall not exceed the amount of the Total Credit, as then in effect;

(c)            Borrowers shall not be permitted to borrow, and Revolving Loan Lenders shall not be obligated to make, any Revolving Loans to Borrowers, unless and until all of the conditions for a Borrowing set forth in Section 4.2 have been met to the reasonable satisfaction of Agent.

(d)            If a reduction of the Total Credit (a “Total Credit Reduction”) occurs pursuant to the terms of this Agreement, then Borrowers shall, upon each Total Credit Reduction, immediately pay to Agent for the account of each Revolving Loan Lender, in cash, a principal reduction payment on the Revolving Loans in order to reduce the outstanding Revolving Loans plus the Letter of Credit Usage to an amount not greater than the Total Credit, as so reduced.

Borrowers may repay and, subject to the terms and conditions hereof, reborrow Revolving Loans. All such repayments shall be made to Agent for the account of each Revolving Loan Lender.  All such repayments shall be without penalty or premium except as otherwise required by Section 2.7(a) with respect to repayments of LIBOR Lending Rate Portions.  Borrowers shall give Agent at least three (3) Business Days’ prior written notice of any repayment of a Prime Lending Rate Portion and at least three (3) LIBOR Business Days’ prior written notice of any repayment of a LIBOR Lending Rate Portion, upon receipt of which, Agent shall promptly give notice to each Revolving Loan Lender.  Upon receipt of any such notice of a repayment, Agent shall promptly notify each Revolving Loan Lender thereof.  Agent shall, promptly following its receipt thereof, distribute to each Revolving Loan Lender its pro rata share (based upon the principal amounts outstanding) of all amounts received by Agent pursuant to this Section 2.1 for each such Revolving Loan Lender’s respective account.  On the Revolving Loans Maturity Date, Borrowers shall pay to Agent for the account of each Revolving Loan Lender, the entire unpaid principal balance of the Revolving Loans together with all accrued but unpaid interest thereon.

2.2            [Intentionally Omitted].

2.3            [Intentionally Omitted].

2.4            Interest Rates; Payments of Interest.

(a)            Interest Rate Options.  Subject to the terms and conditions hereof, all Loans, or portions thereof, may be outstanding as either Prime Lending Rate Portions or LIBOR Lending Rate Portions, by designating, in accordance with Sections 2.5(b) and 2.6(b), either the Prime Lending Rate or the LIBOR Lending Rate to apply to all or any portion of the unpaid principal balance of the Loans; provided, however, there shall be no more than three (3) LIBOR Lending Rate Portions outstanding at any time.  LIBOR Lending Rate Portions shall be in minimum amounts each of One Million Dollars ($1,000,000).  Each type of Loan shall be made and maintained by each Lender at such Lender’s Lending Office for such type of Loan.

(b)            Default Rate.  Upon the occurrence and during the continuance of an Event of Default, in addition to and not in substitution of any of Lenders’ other rights and remedies with respect to such Event of Default, the entire unpaid principal balance of the Loans shall bear interest at the applicable Lending Rate plus three hundred (300) basis points.  In addition, interest, Expenses, the Fees, and other amounts due hereunder not paid when due shall bear interest at the Prime Lending Rate plus three hundred (300) basis points until such overdue payment is paid in full.

(c)            Computation of Interest.  All computations of interest shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed.  In the event that the Prime Rate announced is, from time to time, changed, adjustment in the rate of interest payable hereunder on all Prime Lending Rate Portions shall be made as of 12:01 a.m. (Pacific time) on the effective date of the change in the Prime Rate.  Interest shall accrue from the Closing Date to the date of repayment of the Loans in accordance with the provisions of this Agreement; provided, however, if a Loan is repaid on the same day on which it is made, then one (1) day’s interest shall be paid on that Loan.  Any and all interest not paid when due shall thereafter be deemed to be a Revolving Loan as a Prime Lending Rate Portion made under Section 2.1 and shall bear interest thereafter as provided for in Section 2.4(b).

(d)            Maximum Interest Rate.  In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that Agent or any Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations, other than interest, in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate.  If there are no Obligations outstanding, Lenders shall refund to Borrowers such excess.

(e)            Payments of Interest.  All accrued but unpaid interest on the Loans, calculated in accordance with this Section 2.4, shall be due and payable, in arrears, on each and every Interest Payment Date.

2.5            Notice of Borrowing Requirements.

(a)            Each Borrowing of a Prime Lending Rate Portion shall be made on a Business Day and each Borrowing of a LIBOR Lending Rate Portion shall be made on a LIBOR Business Day.

(b)            Each Borrowing shall be made upon telephonic notice given by a Responsible Officer of a Borrower, followed by a Notice of Borrowing, given by facsimile or personal service, delivered to Agent at the address set forth in the Notice of Borrowing.  If for a Prime Lending Rate Portion, Agent shall be given such notice no later than 11:00 a.m., Pacific time, one (1) Business Day prior to the day on which such Borrowing is to be made, and, if for a LIBOR Lending Rate Portion, Agent shall be given notice no later than 9:00 a.m., Pacific time, three (3) LIBOR Business Days prior to the day on which such Borrowing is to be made, and such notice shall state the amount and purpose thereof (subject to the provisions of Section 2.1).  Upon receipt of any Notice of Borrowing from a Borrower, (x) Agent shall promptly notify each Revolving Loan Lender thereof, (y) each Revolving Loan Lender will make the amount of its pro rata share of each Borrowing available to Agent for the account of Borrowers at Agent’s Lending Office for such Loans prior to 10:00 a.m., Pacific time, on the date requested by a Borrower in funds immediately available to Agent and (z) such Borrowing will then be made available to such Borrower by Agent crediting the account of Borrowers on the books of such Lending Office with the aggregate of the amounts made available to Agent by Revolving Loan Lenders and in like funds as received by the Agent.

(c)            Neither Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice which Agent believes in good faith to have been given by a Responsible Officer of Borrower, or for otherwise acting in good faith under this Section 2.5, and in making any Loans pursuant to telephonic notice.

(d)            So long as all of the conditions for a Borrowing of a Loan set forth herein have been satisfied, Agent shall make the proceeds of such Loan available to Borrowers on the applicable Borrowing date by transferring same day funds, equal to the amount of such Loan, in accordance with written disbursement instructions given by Borrowers to Agent, in form and substance satisfactory to Agent and otherwise consistent with Section 7.1.

2.6            Conversion or Continuation Requirements.

(a)            Parent shall have the option to:  (i) convert, at any time, all or any portion of any of the outstanding Loans, subject to the requirements of Section 2.4(a), from a portion bearing interest at one of the interest rate options available pursuant to Section 2.4(a) to another; or (ii) upon the expiration of any Interest Period applicable to a LIBOR Lending Rate Portion, to continue all or any portion of such LIBOR Lending Rate Portion as a LIBOR Lending Rate Portion with the succeeding Interest Period(s) of such continued LIBOR Lending Rate Portion commencing on the expiration date of the Interest Period previously applicable thereto; provided, however, that a LIBOR Lending Rate Portion may only be converted to a Prime Lending Rate Portion or continued as a LIBOR Lending Rate Portion on the expiration date of the Interest Period applicable thereto; provided further, however, that no outstanding Loan, or portion thereof, may be continued as, or be converted into, a LIBOR Lending Rate Portion in the event that, on the earlier of the date of the delivery of the Notice of Conversion or Continuation or the telephonic notice in respect thereof, any Event of Default or Unmatured Event of Default has occurred and is continuing; provided further, however, that if Parent fails to deliver the appropriate Notice of Conversion or Continuation or the telephonic notice in respect thereof pursuant to the required notice period before the expiration of the Interest Period of a LIBOR Lending Rate Portion, such LIBOR Lending Rate Portion shall automatically be converted to a Prime Lending Rate Portion; provided further, however, that no outstanding portion of a Loan may be continued as, or be converted into, a LIBOR Lending Rate Portion in the event that, after giving effect to any such conversion or continuation, there would be more than three (3) LIBOR Lending Rate Portions outstanding.

(b)            Parent shall give telephonic notice of any proposed continuation or conversion pursuant to this Section 2.6 followed by a Notice of Conversion or Continuation, given by facsimile or personal service, delivered to Agent at the address set forth in the Notice of Conversion or Continuation, no later than 11:00 a.m., Pacific time, on the Business Day which is the proposed conversion date (in the case of a conversion to a Prime Lending Rate Portion) and no later than 9:00 a.m., Pacific time, three (3) LIBOR Business Days in advance of the proposed conversion or continuation date (in the case of a conversion to, or a continuation of, a LIBOR Lending Rate Portion).  If such Notice of Conversion or Continuation is received by Agent not later than 11:00 a.m., Pacific time, on a LIBOR Business Day, such day shall be treated as the first LIBOR Business Day of the required notice period.  In any other event, such notice will be treated as having been received at the opening of business of the next LIBOR Business Day.  A Notice of Conversion or Continuation shall specify:  (1) the proposed conversion or continuation date (which shall be a Business Day or a LIBOR Business Day, as applicable); (2) the amount of the Revolving Loan to be converted or continued; (3) the nature of the proposed conversion or continuation; and (4) in the case of a conversion to or continuation of a LIBOR Lending Rate Portion, the requested Interest Period.

(c)            Neither Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above which Agent believes in good faith to have been given by a Responsible Officer of Parent or for otherwise acting in good faith under this Section 2.6.  Any Notice of Conversion or Continuation (or telephonic notice in respect thereof) shall be irrevocable and Borrowers shall be bound to convert or continue in accordance therewith.

2.7            LIBOR Costs.

(a)            Borrowers shall reimburse each Lender for any increase in such Lender’s costs (which shall include, but not be limited to, taxes, other than taxes imposed on the overall net income of such Lender, fees or charges), or any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain outstanding the principal amount of the Loans) incurred by it directly or indirectly resulting from the making of any LIBOR Lending Rate Portion due to:  (a) the modification, adoption, or enactment of any law, rule, regulation or treaty or the interpretation thereof by any governmental or other authority (whether or not having the force of law) which becomes effective after the date hereof; (b) the modification or new application of any law, regulation or treaty or the interpretation thereof by any governmental or other authority (whether or not having the force of law) which becomes effective after the date hereof; (c) compliance by such Lender with any request or directive (whether or not having the force of law) of any monetary or fiscal agency or authority which becomes effective after the date hereof; (d) violations by Borrowers of the terms of this Agreement; or (e) any prepayment of a LIBOR Lending Rate Portion at any time prior to the end of the applicable Interest Period, including pursuant to Section 8.2.

(b)            The amount of such costs, losses, or expenses shall be determined solely by such Lender based upon the assumption that such Lender funded one hundred percent (100%) of each LIBOR Lending Rate Portion in the LIBOR market.  In attributing such Lender’s general costs relating to its eurocurrency operations to any transaction under this Agreement or averaging any costs over a period of time, such Lender may use any reasonable attribution or averaging methods which it deems appropriate and practical.  Such Lender shall notify Borrowers of the amount due such Lender pursuant to this Section 2.7 in respect of any LIBOR Lending Rate Portion as soon as practicable but in any event within forty-five (45) days after the last day of the Interest Period of such LIBOR Lending Rate Portion, and Borrowers shall pay to such Lender the amount due within fifteen (15) days of its receipt of such notice.  A certificate as to the amounts payable pursuant to the foregoing sentence together with whatever detail is reasonably available to such Lender shall be submitted by such Lender to Borrowers.  Such determination shall, if not objected to within ten (10) days, be conclusive and binding upon Borrowers in the absence of manifest error.  If such Lender claims increased costs, loss, or expenses pursuant to this Section 2.7, then such Lender, if requested by Borrowers, shall use reasonable efforts to take such steps that Borrowers reasonably request, including designating different Lending Offices, as would eliminate or reduce the amount of such increased costs, losses, or expenses, so long as taking such steps would not, in the reasonable judgment of such Lender, otherwise be disadvantageous to such Lender.  Any recovery by such Lender or its Lending Office of amounts previously borne by Borrowers pursuant to this Section 2.7 shall be promptly remitted, without interest (unless Agent received interest on such recovered amounts), to Borrowers by such Lender.

2.8            Illegality; Impossibility.  Notwithstanding anything herein to the contrary, if any Lender determines (which determination shall be conclusive) that any law, rule, regulation, treaty or directive, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Lender (or its Lending Office) to fund or maintain a LIBOR Lending Rate Portion in the LIBOR market or to continue such funding or maintaining, then such Lender shall give notice of such circumstances to Borrowers and (a) in the case of each and every LIBOR Lending Rate Portion which is outstanding, Borrowers shall, if requested by such Lender, prepay such LIBOR Lending Rate Portion(s) on or before the date specified in such request, together with interest accrued thereon, and the date so specified shall be deemed to be the last day of the Interest Period of that LIBOR Lending Rate Portion, and concurrent with any such prepayment, such Lender shall make a Prime Lending Rate Portion to Borrowers in the principal amount equal to the principal amount of the LIBOR Lending Rate Portions so prepaid, and (b) such Lender shall not be obligated to make any further LIBOR Lending Rate Portions until such Lender determines that it would no longer be unlawful or impossible to do so.

2.9            Disaster.  Notwithstanding anything herein to the contrary, if any Lender determines (which determination shall be conclusive) that (a) such Lender is unable to determine the LIBOR Lending Rate with respect to any Notice of Borrowing or Notice of Conversion or Continuation selecting the LIBOR Lending Rate because quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relative maturities or (b) the LIBOR Lending Rate will not adequately reflect the cost to such Lender of making or funding LIBOR Lending Rate Portions, then (i) the right of Borrowers to select the LIBOR Lending Rate shall be suspended until such Lender notifies Borrowers that the circumstances causing such suspension no longer exist, and (ii) Borrowers shall repay in full the then outstanding principal balance of all LIBOR Lending Rate Portions, together with interest accrued thereon, on the last day of the Interest Period applicable to each such LIBOR Lending Rate Portion, and concurrent with any such prepayment, such Lender shall make a Prime Lending Rate Portion to Borrower in the principal amount equal to the principal amount of the LIBOR Lending Rate Portions so repaid.

2.10          Increased Risk-Based Capital Cost.  If the amount of capital required or expected to be maintained by any Lender or any Person directly or indirectly owning or controlling such Lender (each a “Control Person”), shall be affected by:

(a)            the introduction or phasing in of any law, rule or regulation after the date hereof;

(b)            any change after the date hereof in the interpretation of any existing law, rule or regulation by any central bank or United States or foreign governmental authority charged with the administration thereof; or

(c)            compliance by such Lender or such Control Person with any directive, guideline or request from any central bank or United States or foreign governmental authority (whether or not having the force of law) promulgated or made after the date hereof, and such Lender shall have reasonably determined that such introduction, phasing in, change or compliance shall have had or will thereafter have the effect of reducing (x) the rate of return on such Lender’s or such Control Person’s capital, or (y) the asset value to such Lender or such Control Person of the Loans made or maintained by such Lender, in either case to a level below that which such Lender or such Control Person could have achieved or would thereafter be able to achieve but for such introduction, phasing in, change or compliance (after taking into account such Lender’s or such Control Person’s policies regarding capital), in either case by an amount which Agent in its reasonable judgment deems material, then, on demand by such Lender, Borrowers shall pay to such Lender or such Control Person such additional amount or amounts as shall be sufficient to compensate such Lender or such Control Person, as the case may be, for such reduction.

2.11          Notes; Statements of Obligations.

(a)            Borrowers agree that, upon the request to Agent by any Lender made on or prior to the Closing Date if and to the extent that such Lender has a Commitment as of the Closing Date, or in connection with any assignment pursuant to Section 11.5(c), to evidence such Lender’s Loans, Borrowers will execute and deliver to such Lender a promissory note substantially in the form of Exhibit 2.11(a), with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a “Note” and, collectively, the “Notes”), payable to the order of such Lender and in a principal amount equal to the sum of such Lender’s Revolving Credit Commitment.  Each Note shall (x) be dated the Closing Date, (y) be payable as provided herein and (z) provide for the payment of  interest in accordance with Section 2.4.

(b)            The Loans and Borrowers’ obligation to repay the same shall be evidenced by the Notes, this Agreement and the books and records of Lenders.  Agent shall maintain the Register pursuant to Section 10.13, and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, whether each such Loan is a LIBOR Lending Rate Portion or a Prime Lending Rate Portion, or both, and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrowers to each Lender hereunder and (iii) both the amount of any sum received by Agent hereunder from Borrowers and each Lender’s share thereof; provided, however, any failure by Agent to maintain the Register or any such subaccount with respect to any Loan or continuation, conversion or payment thereof shall not limit or otherwise affect Borrowers’ obligations hereunder or under the Notes.

(c)            Agent shall render monthly statements of the Loans to Parent, including statements of all principal and interest owing on the Loans, and all Fees and Expenses owing, and such statements shall, absent manifest error, be presumed to be correct and accurate and constitute an account stated between Borrowers and Lenders unless, within thirty (30) days after receipt thereof by Parent, Parent delivers to Agent, at the address specified in Section 11.1, with a copy for each Lender, written objection thereof specifying the error or errors, if any, contained in any such statement.

2.12          Holidays.  Any principal or interest in respect of the Loans (other than in respect of a LIBOR Lending Rate Portion) which would otherwise become due on a day other than a Business Day, shall instead become due on the next succeeding Business Day and such adjustment shall be reflected in the computation of interest; provided, however, that in the event that such due date shall, subsequent to the specification thereof by Agent, for any reason no longer constitute a Business Day, Agent may change such specified due date in accordance with this Section 2.12.

2.13          Time and Place of Payments.

(a)            All payments due hereunder shall be made available to Agent for the account of Lenders in immediately available Dollars, not later than 12:00 p.m., Pacific time, on the day of payment, to the following address or such other address as Agent may from time to time specify by notice to Parent:

Comerica Bank-California
21530 Oxnard Street
Woodland Hills, CA  91367
Attention:  Jason D. Brown

(b)            Borrowers hereby authorize Agent to charge Borrowers’ demand deposit account number 1891922443 with Agent, or any other demand deposit account maintained by any Borrower with Agent, for the amount of any payment due or past due hereunder or under any Loan Document, for the full amount thereof.  Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable in cash by Borrowers.

(c)            In addition, Borrowers hereby authorize each Revolving Loan Lender at its option, without prior notice to Borrowers, to advance a Revolving Loan as a Prime Lending Rate Portion for any payment due or past due hereunder, including principal and interest owing on the Loans, the Fees and all Expenses, and to pay the proceeds of such Revolving Loan to Agent for application toward such due or past due payment.

2.14          Mandatory Principal Reductions.

(a)            Asset Sales.  Each Borrower shall pay to Agent for the account of the Lenders, on the first Business Day following such Borrower’s receipt thereof, one hundred percent (100%) of the Net Cash Proceeds derived from each and all of its Asset Sales; provided that so long as no Event of Default has occurred and is continuing, Borrowers shall be permitted to retain the Net Cash Proceeds derived from (i) the Permitted Asset Sales, and (ii) any other Asset Sales not to exceed $300,000 in any transaction or series of transactions or $500,000 in the aggregate in any fiscal year of Parent; provided, however, in accordance with Section 7.7, Borrowers shall not conduct or consummate any Asset Sales unless and until the prior written consent of Agent and the Majority Lenders has been obtained, or unless such Asset Sale is otherwise permitted by Section 7.7.  Net Cash Proceeds required to be paid to Agent in accordance with this Section 2.14(a) shall be applied FIRST toward accrued and unpaid Expenses, SECOND toward accrued and unpaid interest on the Loans, and THIRD toward outstanding Loans.  In the event that any payments are applied toward outstanding Revolving Loans pursuant to this Section, the Revolving Credit Commitments shall be permanently reduced by the amount of such payments.

(b)            Issuance of Subordinate Debt and/or Capital Stock.  Borrowers shall also pay to Agent for the account of the Lenders one hundred percent (100%) of the net proceeds from the issuance of any subordinate Debt or Capital Stock of Parent concurrent with any such issuance; provided that so long as no Event of Default has occurred and is continuing, Parent shall be entitled to retain the proceeds from the exercise of employee stock options not to exceed $250,000 in the aggregate in any fiscal year; provided further that Parent shall not issue any subordinate Debt without the prior written consent of Agent and the Majority Lenders and execution and delivery of a subordination agreement with respect thereto, in form and substance satisfactory to Agent and the Majority Lenders in their sole and absolute discretion.  Agent shall apply such payment of proceeds FIRST toward accrued and unpaid Expenses, SECOND toward accrued and unpaid interest on the Loans, and THIRD toward outstanding Loans.  In the event that any payments of proceeds of the issuance of subordinated Debt are applied toward outstanding Revolving Loans pursuant to this Section, the Revolving Credit Commitments shall be permanently reduced by the amount of such payments.

2.15          Fees.

(a)            Borrowers shall pay to Agent for the ratable account of the Revolving Loan Lenders on a quarterly basis an unused commitment fee (the “Unused Revolving Commitment Fee”) in an aggregate amount equal to one-quarter of one percent (0.25%) per annum times the difference of the aggregate Revolving Credit Commitments minus the sum of (i) the average daily outstanding Revolving Loans during the prior quarter plus (ii) the average daily Letter of Credit Usage during the prior quarter.  The Unused Commitment Fee shall begin to accrue on the Closing Date and shall be due and payable, in arrears, on the first Business Day of each and every December, March, June and September, and the Revolving Loans Maturity Date.  The Unused Commitment Fee shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed.  No Unused Revolving Commitment Fee will be payable for periods after the Revolving Loans Maturity Date.

(b)            Borrowers shall pay to Agent for the ratable account of the Lenders a fee (the “Closing Fee”) in the amount of Eighty Thousand Dollars ($80,000).  The Closing Fee shall be fully earned and nonrefundable, and shall be due and payable on the Closing Date.

(c)            Borrowers shall pay to Agent for the ratable account of the Lenders a facility fee (the “Facility Fee”) in an amount equal to the result of (i) the Total Credit as in effect on November 30, 2002, multiplied by (ii) one quarter of one percent (0.25%) multiplied by the result of (x) the number of months (or fractions thereof) from November 30, 2002 through and including the Revolving Loans Maturity Date divided by (y) 12.  The Facility Fee shall be fully earned and non-refundable, and shall be due and payable on November 30, 2002.

(d)            If any payment due hereunder, whether for principal, interest, or otherwise, is not paid on or before the tenth (10th) day after the date such payment is due, in addition to and not in substitution of any of Lenders’ other rights and remedies with respect to such nonpayment, Borrowers shall pay to Agent for the ratable account of Revolving Loan Lenders, a late payment fee (the “Late Payment Fee”) equal to five percent (5%) of the amount of such overdue payment.  The Late Payment Fee shall be due and payable on the eleventh (11th) day after the due date of the overdue payment with respect thereto.

ARTICLE III

LETTERS OF CREDIT

3.1            Letters of Credit.

(a)            Provided that no Event of Default or Unmatured Event of Default is continuing and subject to the other terms and conditions hereof, the Issuing Lender, in reliance upon the agreements of the other L/C Participants set forth in Section 3.4, agrees to issue letters of credit (“Letters of Credit”) for the account of Borrowers in such form as may be approved from time to time by Issuing Lender, subject to the following limitations:

(i)             The face amount of the Letter of Credit requested if and when issued must not cause the sum of the aggregate principal amount outstanding of all Revolving Loans plus the Letter of Credit Usage to exceed the Total Credit;

(ii)            The face amount of the Letter of Credit requested if and when issued must not cause the Letter of Credit Usage to exceed the Letter of Credit Sublimit;

(iii)           The Letter of Credit may not have an expiry date or draw period which extends beyond the earlier of (x) 365 days following the date of issuance, or (y) the date which is thirty (30) days prior to the Revolving Loans Maturity Date; and

(iv)           The conditions specified in Section 4.2 shall have been satisfied on the date of issuance of such Letter of Credit.

(b)            Each Letter of Credit shall (i) be denominated in Dollars, and (ii) be a standby letter of credit issued to support obligations of a Borrower or any Subsidiary, contingent or otherwise, to finance the working capital and business needs of such Borrower or such Subsidiary in the ordinary course of business.

(c)            Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of California.

(d)            The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by its organizational or governing documents or by any applicable law, rule, regulation or treaty or determination of an arbitrator or a court or other governmental authority to which Issuing Lender or such L/C Participant is subject.

3.2            Procedure for Issuance of Letters of Credit.  Any Borrower may request that the Issuing Lender issue a Letter of Credit at any time prior to the date which is thirty (30) days prior to the Revolving Loans Maturity Date by delivering to the Issuing Lender a Letter of Credit Application at its address for notices specified herein a Letter of Credit Application therefor, completed to the satisfaction of the Issuing Lender, together with such other certificates, documents and other papers and information as the Issuing Lender may request.  Upon receipt of any Letter of Credit Application, the Issuing Lender will process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and such Borrower.  The Issuing Lender shall furnish a copy of such Letter of Credit to such Borrower promptly following the issuance thereof.

3.3            Fees, Commissions and Other Charges.

(a)            Borrowers shall pay to Agent, for the account of the Issuing Lender and, subject to Section 3.3(b), the L/C Participants, a fee in an amount equal to the face amount of each and every Letter of Credit times two percent (2.0%) (the “Letter of Credit Fee”).  The Letter of Credit Fee shall be due and payable upon issuance of the applicable Letter of Credit and again on each anniversary thereof.

(b)            Issuing Lender shall be entitled to retain a fee from the L/C Participants (the “Fronting Fee”) in an amount equal to the face amount of each and every Letter of Credit times one eighth of one percent (0.125%) from each and every Letter of Credit Fee collected by Agent under Section 3.3(a).  The Fronting Fee shall be deducted from all Letter of Credit Fees collected under Section 3.3(a).

(c)            In addition to the foregoing, Borrowers shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are reasonably incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

(d)            Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees received by Agent for their respective accounts pursuant to this Section 3.3.

3.4            L/C Participations.

(a)            The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C

Participant, and each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage from time to time in effect in the Issuing Lender’s obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder.  Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; provided that, if such demand is made prior to 10:00 a.m., Pacific time, on a Business Day, such L/C Participant shall make such payment to the Issuing Lender prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

(b)            If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three (3) Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360.  If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three (3) Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Prime Lending Rate Portions hereunder.  A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

(c)            Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from Borrowers or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will, if such payment is received prior to 10:00 a.m., Pacific time, on a Business Day, distribute to such L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise the Issuing Lender will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

3.5            Reimbursement Obligations.

(a)            Borrowers agree to reimburse the Issuing Lender on the same Business Day on which a draft is presented under any Letter of Credit and paid by the Issuing Lender, provided that the Issuing Lender provides notice to Parent prior to 11:00 a.m., Pacific time, on such Business Day and otherwise Borrowers will reimburse the Issuing Lender on the next succeeding Business Day; provided, further, that the failure to provide such notice shall not affect Borrowers’ absolute and unconditional obligation to reimburse the Issuing Lender when required hereunder for any draft paid under any Letter of Credit.  The Issuing Lender shall provide notice to Parent on such Business Day as a draft is presented and paid by the Issuing Lender indicating the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment.  Each such payment shall be made to the Issuing Lender at its address specified on the signature pages hereof in lawful money of the United States of America and in immediately available funds.

(b)            Interest shall be payable on any and all amounts remaining unpaid by Borrowers under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Revolving Loans that are (i) in the case of the first day on which such amounts become payable (except where such amounts become payable by reason of the acceleration thereof), Prime Lending Rate Portions which were not then overdue and (ii) in all cases to which clause (i) is not applicable, Prime Lending Rate Portions which were then overdue.

(c)            Each drawing under any Letter of Credit shall constitute a request by Borrowers to Agent for a Borrowing of a Revolving Loan as a Prime Lending Rate Portion.  The date of such drawing shall be deemed the date on which such Borrowing is made.

3.6            Obligations Absolute.

(a)            Borrowers’ obligations under this Article III shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any Borrower may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit.

(b)            Borrowers also agree with the Issuing Lender that Borrowers’ Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of any Borrower against the beneficiary of such Letter of Credit or any such transferee.

(c)            Neither the Issuing Lender nor any L/C Participant shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender’s gross negligence or willful misconduct.

(d)            Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of California, shall be binding on Borrowers and shall not result in any liability of the Issuing Lender or any L/C Participant to Borrowers.

3.7            Letter of Credit Payments.  If any draft shall be presented for payment under any Letter of Credit, the responsibility of the Issuing Lender to Borrowers in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.  In determining whether to pay under any Letter of Credit, only the Issuing Lender shall be responsible for determining that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

ARTICLE IV

CONDITIONS PRECEDENT AND SUBSEQUENT

4.1            Conditions to Initial Loans or Letter of Credit.  Each Lender’s obligation to make the initial Loans and the Issuing Lender’s obligations to issue the initial Letter of Credit is subject to and contingent upon the fulfillment of each of the following conditions to the satisfaction of Agent and its counsel:

(a)            receipt by Agent, with a counterpart for each Lender, of this Agreement and each of the Loan Documents, all duly executed by Borrowers and/or the other Persons party thereto, acknowledged where required, and in form and substance reasonably satisfactory to Agent in its sole and absolute discretion;

(b)            receipt by Agent, with a counterpart for each Lender, of a duly executed opinion of Borrowers’ counsel, dated as of the Closing Date, covering the matters set forth in Exhibit 4.1(b) and otherwise in form and substance reasonably satisfactory to Agent in its sole and absolute discretion;

(c)            with respect to each Borrower, receipt by Agent, with a counterpart for each Lender, of a Certificate of the Secretary of Borrower, dated as of the Closing Date, certifying (i) the incumbency and signatures of the Responsible Officers of such Borrower who are executing this Agreement and the Loan Documents on behalf of such Borrower; (ii) the By-Laws of such Borrower and all amendments thereto as being true and correct and in full force and effect; and (iii) the resolutions of the Board of Directors of such Borrower as being true and correct and in full force and effect, authorizing the execution and delivery of this Agreement and the Loan Documents, and authorizing the transactions contemplated hereunder and thereunder, and authorizing the Responsible Officers of such Borrower to execute the same on behalf of such Borrower;

(d)            receipt by Agent, with a copy for each Lender, of each Borrower’s Articles of Incorporation and all amendments thereto, certified by the Secretary of State of its state of organization and dated a recent date prior to the Closing Date;

(e)            receipt by Agent, with a copy for each Lender, of a certificate of status and good standing for each Borrower, dated a recent date prior to the Closing Date, showing that such Borrower is in good standing under the laws of the state of its state of organization;

(f)             with respect to each Borrower, receipt by Agent, with a counterpart for each Lender, of a certificate signed by the President or a Vice President and/or Chief Financial Officer of such Borrower, dated as of the Closing Date, certifying that (i) both immediately before and immediately after giving effect to the transactions contemplated by this Agreement and the Loan Documents, such Borrower is and will be Solvent; (ii) to the best of their knowledge after due and diligent inquiry, the representations and warranties of such Borrower contained in this Agreement and the Loan Documents are true and correct in all material respects, and (iii) to the best of their knowledge after due and diligent inquiry, both immediately before and immediately after giving effect to the transactions contemplated by this Agreement and the Loan Documents, no Event of Default or Unmatured Event of Default is continuing or shall occur;

(g)            receipt by Agent of Uniform Commercial Code and other public record searches with respect to Borrowers, in each case reasonably satisfactory to Agent;

(h)            receipt by Agent for the ratable benefit of Lenders of the original certificates evidencing one hundred percent (100%) of the issued and outstanding Capital Stock of each Subsidiary (other than the Excluded  Subsidiaries), together with undated stock powers with respect thereto, duly executed in blank, and in form and substance satisfactory to Agent;

(i)             receipt by Agent of (i) the Closing Fee, (ii) $3,375 for the initial Audit Fee, and (iii) all Expenses owing on the Closing Date (other than Expenses in the form of fees and expenses of Chicago Title respecting the Real Property Collateral, which shall be paid by First Bank); Parent authorizes Agent to apply the $20,000 deposit previously paid to Agent against amounts owing under this clause (i);

(j)             no Material Adverse Effect shall have occurred, as determined by Agent in its reasonable discretion;

(k)            receipt by Agent, with a copy for each Lender, of copies of insurance binders or insurance certificates evidencing Borrowers’ having caused to be obtained insurance in accordance with Section 6.5, including the lender’s loss payee endorsements required by such Section;

(l)             receipt by Agent of Pay-Off Letters from the Old Lenders, and such UCC-2 Termination Statements and other Lien releases as Agent shall reasonably require, duly executed by such Old Lenders, all of the foregoing in form and substance reasonably satisfactory to Agent;

(m)           receipt by Agent, with a counterpart for each Lender, of such other documents, instruments and agreements as Agent may reasonably request in connection with the transactions contemplated hereunder or to perfect or protect the liens and security interests granted to Agent for the ratable benefit of Lenders in connection herewith; and

(n)            the Closing Date shall have occurred on or before November 30, 2001.

4.2            Conditions to all Loans and Letters of Credit.  Each Lender’s obligation hereunder to make any Loans to Borrowers (including the initial Loans), and the Issuing Lender’s obligation to issue any Letters of Credit (including the initial Letter of Credit), is further subject to and contingent upon the fulfillment of each of the following conditions to the satisfaction of Agent:

(a)            (i) in the case of a Borrowing, receipt by Agent of a Notice of Borrowing as required by Section 2.5(b) and written disbursement instructions to Agent consistent with Section 7.1, and (ii) in the case of a Letter of Credit, receipt by Agent of a Letter of Credit Application and the other papers and information required under Section 3.2;

(b)            the fact that, immediately before and after such Borrowing or issuance of Letter of Credit, as the case may be, no Event of Default or Unmatured Event of Default shall have occurred or be continuing; and

(c)            the fact that the representations and warranties of Borrowers contained in this Agreement shall be true on and as of the date of such Borrowing, or issuance of Letter of Credit, as the case may be (except for any representations and warranties made as of a specific earlier date, which shall remain true as of such date).

4.3            Conditions Subsequent to all Loans and Letters of Credit.  Each Lender’s obligation hereunder to make any Loans to Borrowers, and the Issuing Lender’s obligation to issue any Letters of Credit, is further subject to and contingent upon the receipt by Agent, with a copy for each Lender, of certificates of foreign qualification and good standing for each Borrower, dated a recent date prior to the Closing Date, or dated after the Closing Date, showing that such Borrower is in good standing under the laws of the states indicated in the table below opposite the name of such Borrower:

NTS Technical Systems	Arkansas, Arizona, Florida, Michigan, Texas
XXCAL, INC.	Texas
Approved Engineering Test Laboratories, Inc.	Virginia
ETCR, Inc.	Massachusetts
Acton Environmental Testing Corporation	New Jersey

Failure by Borrowers to satisfy the terms of this Section 4.3 on or before January 21, 2002 shall constitute an Event of Default unless Borrowers have demonstrated to the reasonable satisfaction of Agent that Borrowers have used and shall continue to use their commercially reasonable best efforts to timely satisfy the terms of this Section 4.3.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

In order to induce Lenders and the Issuing Lender to enter into this Agreement and to make Loans and/or issue any Letters of Credit, each Borrower represents and warrants to Lenders and the Issuing Lender that on the Closing Date and on the date of each Borrowing or issuance of a Letter of Credit:

5.1            Legal Status.  Each Borrower is a corporation duly organized and existing under the laws of the state of its organization.  Parent and each Subsidiary Borrower has the power and authority to own its own Assets and to transact the business in which it is engaged, and is properly licensed, qualified to do business and in good standing in every jurisdiction in which it is doing business where failure to so qualify could have a Material Adverse Effect.

5.2            No Violation; Compliance.

(a)            The execution, delivery and performance of this Agreement and the Loan Documents to which each Borrower is a party are within such Borrower’s powers, are not in conflict with the terms of the Governing Documents of such Borrower, and do not result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which such Borrower is a party or by which such Borrower is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.  To the best knowledge of Borrowers, there is no law, rule or regulation (including Regulations T, U and X of the Federal Reserve Board), nor is there any judgment, decree or order of any court or Governmental Authority binding on any Borrower which would be contravened by the execution, delivery, performance or enforcement of this Agreement and the Loan Documents to which any Borrower is a party.

(b)            The execution, delivery and performance of the Loan Documents to which each Guarantor is a party are within such Guarantor’s powers, are not in conflict with the terms of the Governing Documents of such Guarantor, and do not result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which such Guarantor is a party or by which such Guarantor is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.  To the best knowledge of Borrowers, there is no law, rule or regulation (including Regulations T, U and X of the Federal Reserve Board), nor is there any judgment, decree or order of any court or Governmental Authority binding on any Guarantor which would be contravened by the execution, delivery, performance or enforcement of the Loan Documents to which such Guarantor is a party.

5.3            Authorization; Enforceability.

(a)            Each Borrower has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the Loan Documents to which such Borrower is a party, and the consummation of the transactions contemplated hereby and thereby.  Upon their execution and delivery in accordance with the terms hereof, this Agreement, and the Loan Documents to which each Borrower is a party will constitute legal, valid and binding agreements and obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

(b)            Each Guarantor has taken all corporate, partnership or limited liability company action, as applicable, necessary to authorize the execution and delivery of the Loan Documents to which such Guarantor is a party, and the consummation of the transactions contemplated thereby.  Upon their execution and delivery in accordance with the terms hereof, the Loan Documents to which each Guarantor is a party will constitute legal, valid and binding agreements and obligations of such Guarantor enforceable against such Guarantor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

5.4            Approvals; Consents.  No approval, consent, exemption or other action by, or notice to or filing with, any Governmental Authority is necessary in connection with the execution, delivery, performance or enforcement of this Agreement or the Loan Documents.  All requisite Governmental Authorities and third parties have approved or consented to the transactions contemplated by this Agreement and Loan Documents, and all applicable waiting periods have expired and there is no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the transactions contemplated by this Agreement and Loan Documents.

5.5            Liens.  Each Borrower and each of the Subsidiaries (other than the Excluded Subsidiaries) has good and marketable title to, or valid leasehold interests in, all of its Assets, free and clear of all Liens or rights of others, except for Permitted Liens.

5.6            Debt.  Each Borrower and each of the Subsidiaries (other than the Excluded Subsidiaries) has no Debt other than Permitted Debt.

5.7            Litigation.  Except as set forth in Schedule 5.7, there are no suits, proceedings, claims or disputes pending or, to the knowledge of Borrowers, threatened, against or affecting any Borrower or any of any Borrower’s Assets, or any Subsidiary (other than the Excluded Subsidiaries) or any of such Subsidiary’s (other than the Excluded Subsidiaries) Assets, which are not fully covered by applicable insurance and as to which no reservation of rights has been taken by the insurer thereunder.

5.8            No Default.  No Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the incurring of obligations by any Borrower or any Subsidiary (other than the Excluded Subsidiaries) under this Agreement or the Loan Documents.

5.9            Subsidiaries.  Set forth in Schedule 5.9 is a complete and accurate list of the Subsidiaries, showing the jurisdiction of incorporation of each and showing the percentage of each Borrower’s ownership of the Capital Stock of each Subsidiary.  All of the outstanding Capital Stock of each Subsidiary has been validly issued, is fully paid and nonassessable, and is owned by the Borrower indicated on Schedule 5.9 free and clear of all Liens except Permitted Liens.

5.10          Taxes.  All tax returns required to be filed by each Borrower and each of the Subsidiaries (other than the Excluded Subsidiaries) in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon each Borrower and each of the Subsidiaries (other than the Excluded Subsidiaries) or upon any of their Assets, income or franchises, which are due and payable have been paid.  The provisions for taxes on the books of each Borrower and each of the Subsidiaries (other than the Excluded Subsidiaries) are adequate for all open years, and for Borrower’s and each Subsidiary’s (other than the Excluded Subsidiaries) current fiscal period.

5.11          Correctness of Financial Statements.  Borrowers’ internally prepared Financial Statement as of their fiscal quarter ended July 31, 2001, and all other information and data furnished by Borrowers to Agent in connection therewith, are complete and correct in all material respects and accurately and fairly present in all material respects the financial condition and results of operations of Borrowers and the Subsidiaries as of their respective dates.  Any forecasts of future financial performance delivered by Borrowers to Agent have been made in good faith and are based on reasonable assumptions and investigations by Borrowers.  Said internally prepared Financial Statements have been prepared in accordance with GAAP.  Since the date of such internally prepared Financial Statements, there has been no change in any Borrower’s or the Subsidiaries’ financial condition or results of operations sufficient to have a Material Adverse Effect.  No Borrower has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

5.12          ERISA.  Neither any Borrower nor any member of the ERISA Group maintains or contributes to any Plan or Multiemployer Plan, other than those listed on Schedule 5.12.  Each Borrower and each member of the ERISA Group have satisfied the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and Multiemployer Plan to which it is obligated to contribute.  No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Effect.  None of Borrowers, any member of the ERISA Group, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan that could reasonably be expected to result in a Material Adverse Effect (other than to make regularly scheduled required contributions and to pay Plan benefits in the normal course) under any applicable law, treaty, rule, regulation, or agreement.  Neither Borrowers nor any member of the ERISA Group is required to provide security to any Plan under Section 401(a)(29) of the Internal Revenue Code.  Each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under GAAP.

5.13          Other Obligations.  Neither any Borrower nor any Subsidiary (other than any Excluded Subsidiaries) is in default on any (i) Debt in the aggregate principal amount among all Borrowers in excess of $500,000 or (ii) any other lease, commitment, contract, instrument or obligation which is material to the operation of its business.

5.14          Public Utility Holding Company Act.  No Borrower is a holding company, or an affiliate of a holding company or a subsidiary company of a holding company, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

5.15          Investment Company Act.  No Borrower is an investment company, or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended.

5.16          Patents, Trademarks, Copyrights, and Intellectual Property, etc.  Each Borrower and each Subsidiary (other than any Excluded Subsidiaries) has all necessary, patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, permits, and franchises in order for it to conduct its business and to operate its Assets, without known conflict with the rights of third Persons, and all of same are valid and subsisting.  The consummation of the transactions contemplated by this Agreement will not alter or impair any of such rights of any Borrower or any Subsidiary (other than any Excluded Subsidiaries).  Each Borrower and each Subsidiary (other than any Excluded Subsidiaries) has not been charged or, to the best of Borrowers’ knowledge, threatened to be charged with any infringement or, after due inquiry, infringed on any, unexpired trademark, trademark registration, trade name, patent, copyright, copyright registration, or other proprietary right of any Person.

5.17          Environmental Condition.  Except as set forth on Schedule 5.17, (i) none of Borrower’s or any Subsidiary’s Assets has ever been used by any Borrower or such Subsidiary or, to the knowledge of Borrower, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials; (ii) none of any Borrower’s or any Subsidiary’s Assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute; (iii) no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by any Borrower or any Subsidiary; and (iv) no Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Borrower or any Subsidiary resulting in the releasing or disposing of Hazardous Materials into the environment.

5.18          Solvency.  Parent and each Subsidiary Borrower is Solvent.  No transfer of property is being made by Parent or any Subsidiary Borrower and no obligation is being incurred by Parent or any Subsidiary Borrower in connection with the transactions contemplated by this Agreement or the Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Parent or any Subsidiary Borrower.

ARTICLE VI

AFFIRMATIVE COVENANTS

Each Borrower covenants and agrees that from the Closing Date and thereafter until the indefeasible payment, performance and satisfaction in full of the Obligations, all of Agent’s and Lenders’ obligations hereunder have been terminated and no Letters of Credit are outstanding, such Borrower shall:

6.1            Punctual Payments.  Punctually pay the interest and principal on the Loans, the Fees and all Expenses and any other fees and liabilities due under this Agreement and the Loan Documents at the times and place and in the manner specified in this Agreement or the Loan Documents.

6.2            Books and Records; Collateral Audits.  Maintain, and cause each of the Subsidiaries (other than the Excluded Subsidiaries) to maintain, adequate books and records in accordance with GAAP, and permit any officer, employee or agent of Agent and each Lender, at any time (upon one (1) Business Day’s notice unless an Event of Default has occurred and is continuing, in which event no notice shall be required) and from time to time, to inspect, audit and examine such books and records, and to make copies of the same.  Agent (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to audit the Accounts in order to verify such Borrower’s financial condition or the amount, quality, value, condition of, or any other matter relating to, the Accounts.  In connection therewith, Borrowers shall pay to Agent, for the account of Lenders, Agent’s standard audit fee (“Audit Fee”) for each audit plus all Expenses in connection therewith, payable upon demand.  The Audit Fee shall in no event exceed $1,500 per auditor per day.

6.3            Financial Statements.  Deliver to Agent with a copy for each Lender the following, all in form and detail satisfactory to Agent and in such number of copies as Agent may request:

(a)            as soon as available but not later than thirty (30) days after the end of each month (provided that the following with respect to the months of February and March shall be due not later than April 30 of the applicable year), (i) a detailed summary of Borrowers’ accounts receivable, and (ii) a Compliance Certificate from the Chief Financial Officer of Parent, stating, among other things, that he or she has reviewed the provisions of this Agreement and the Loan Documents and that, to the best of his or her knowledge after due and diligent inquiry there exists no Event of Default or Unmatured Event of Default, and containing the calculations and other details necessary to demonstrate compliance with Sections 7.12 and 7.15 (as applicable);

(b)            (i) as soon as available but not later than forty-five (45) days after the end of each fiscal quarter, (x) a detailed aging, by total, of Borrowers’ accounts receivable, (y) a summary listing, by vendor, of Borrowers’ accounts payable and any book overdraft, (ii) upon Agent’s request, copies of invoices in connection with Borrowers’ accounts receivable, customer statements, credit memos, remittance advices, reports and  deposit slips, and (iii) on a quarterly basis, a detailed list of Borrowers’ customers;

(c)            as soon as available but not later than the earlier to occur of:  (i) forty-five (45) days after the end of each fiscal quarter, and (ii) ten (10) days after filing with the SEC, a consolidating and consolidated internally prepared Financial Statement for Borrowers and the Subsidiaries which shall include Borrowers’ and the Subsidiaries’ consolidating and consolidated statement of income for such period and year to date, certified by the Chief Financial Officer of Borrowers, to the best of his or her knowledge after due and diligent inquiry, as being complete and correct and fairly presenting in all material respects Borrowers’ and its Subsidiaries’ financial condition and results of operations for such period;

(d)            as soon as available but not later than sixty (60) days after the end of each fiscal year, an annual operating budget for the following fiscal year;

(e)            as soon as available but not later than the earlier to occur of:  (i) one hundred twenty (120) days after the end of each fiscal year, and (ii) ten (10) days after filing with the SEC, a complete copy of Borrowers’ and the Subsidiaries’ consolidated and consolidating audited Financial Statement, which shall include at least Borrowers’ and the Subsidiaries’ balance sheet as of the close of such fiscal year, and Borrowers’ and the Subsidiaries’ statement of income and retained earnings and statement of cash flow for such fiscal year, certified by a certified public accountant selected by Borrowers and reasonably satisfactory to Agent, which certificate shall not be qualified in any manner whatsoever;

(f)             promptly upon receipt by Borrowers, copies of any and all reports and management letters submitted to Borrowers or any Subsidiary by any certified public accountant in connection with any examination of Borrowers’ or any Subsidiary’s financial records made by such accountant; and

(g)            from time to time, operating statistics, operating plans and any other information as Agent or any Lender may reasonably request, promptly upon such request.

6.4            Existence; Preservation of Licenses; Compliance with Law.  Preserve and maintain, and cause each Subsidiary (other than the Excluded Subsidiaries) to preserve and maintain, its corporate existence  and good standing in the state of its organization, qualify and remain qualified, and cause each Subsidiary (other than the Excluded Subsidiaries) to qualify and remain qualified, as a foreign corporation in every jurisdiction where the failure to be so qualified could have a Material Adverse Effect; and preserve, and cause each of the Subsidiaries (other than the Excluded Subsidiaries) to preserve, all of its licenses, permits, governmental approvals, rights, privileges and franchises required for its operations; and comply, and cause each of the Subsidiaries (other than the Excluded Subsidiaries) to comply, with the provisions of its Governing Documents; and comply, and cause each of the Subsidiaries (other than the Excluded Subsidiaries) to comply, with the requirements of all applicable laws, rules, regulations, orders of any Governmental Authority having authority or jurisdiction over it, except for such laws, rules and regulations where the failure to so comply could not have a Material Adverse Effect, and comply, and cause each of the Subsidiaries to comply, with all requirements for the maintenance of its business, insurance, licenses, permits, governmental approvals, rights, privileges and franchises.

6.5            Insurance.

(a)            Maintain and keep in force, and cause each Subsidiary (other than the Excluded Subsidiaries) to maintain and keep in force, insurance of the types and in amounts customarily carried by companies engaged in the same or similar business, or similarly situated, including fire, extended coverage, public liability, medical liability, business interruption, property damage and workers’ compensation insurance, and deliver to Agent with a copy for each Lender from time to time at Agent’s request schedules setting forth all insurance then in effect.  All insurance required herein shall be written by companies which are authorized or qualified to do insurance business in the State of California.  All hazard insurance and such other insurance as Agent shall specify, shall contain a California Form 438BFU (NS) endorsement, or an equivalent endorsement reasonably satisfactory to Agent, showing Agent, for the benefit of Lenders, as sole loss payee thereof, and shall contain a waiver of warranties; provided, however, that Agent shall be listed as an additional insured with respect to losses of any equipment or real estate which are subject to a Purchase Money Lien or otherwise financed by a lender other than under this Agreement.  Every policy of insurance referred to in this Section 6.5 shall contain an agreement by the insurer that it will not cancel such policy except after thirty (30) days’ prior written notice to Agent and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrowers, Agent or any Lender which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment.

(b)            Original policies or certificates thereof reasonably satisfactory to Agent evidencing such insurance shall be delivered to Agent as soon as available but in no event less than one (1) day prior to the expiration of the existing or preceding policies.  Borrowers shall give Agent prompt notice of any loss covered by such insurance in excess of $500,000.  Upon the occurrence and during the continuance of an Event of Default, Agent, for the benefit of Lenders, shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Borrowers whatsoever in respect of such adjustments.  Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Agent, for the benefit of Lenders, to be applied at the option of Agent either to the prepayment of the Obligations without premium, in such order or manner as Agent may elect, or shall be disbursed to Borrowers under stage payment terms satisfactory to Agent for application to the cost of repairs, replacements, or restorations.  In the event of any prepayment of the Obligations pursuant to the foregoing prior to the Revolving Loans Maturity Date, the Revolving Credit Commitments shall be permanently reduced pro rata by the amount of such prepayment.  All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Agent shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Agent shall determine.  Borrowers shall, concurrently with the annual Financial Statements required to be delivered by Borrowers pursuant to Section 6.3(e), deliver to Agent, as Agent may request, copies of certificates describing all insurance of Borrower and the Subsidiaries then in effect.

6.6            Assets.  Maintain, keep and preserve, and cause each Subsidiary (other than the Excluded Subsidiaries) to maintain, keep and preserve, all of its Assets (tangible or intangible) which are necessary to its business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such Assets shall be fully and efficiently preserved and maintained.

6.7            Taxes and Other Liabilities.  Pay and discharge when due, and cause each Subsidiary (other than the Excluded Subsidiaries) to pay and discharge when due, any and all assessments and taxes, both real or personal and including federal and state income taxes, and any and all other Permitted Debt.

6.8            Notice to Agent and Lenders.  Promptly, upon any Borrower acquiring knowledge thereof, give written notice to Agent and each Lender of:

(a)            all litigation affecting any Borrower or any Subsidiary (other than the Excluded Subsidiaries) where the amount in controversy is in excess of $500,000;

(b)            any material dispute which may exist between any Borrower or any Subsidiary (other than the Excluded Subsidiaries), on the one hand, and any Governmental Authority, on the other;

(c)            any labor controversy resulting in or threatening to result in a strike against any Borrower or any Subsidiary (other than the Excluded Subsidiaries);

(d)            any proposal by any Governmental Authority to acquire the Assets valued in the aggregate in excess of $500,000, or business of any Borrower or any Subsidiary (other than the Excluded Subsidiaries), or to compete with any Borrower or any Subsidiary (other than the Excluded Subsidiaries);

(e)            any reportable event under Section 4043(c)(5), (6) or (13) of ERISA with respect to any Plan, any decision to terminate or withdraw from a Plan, any finding made with respect to a Plan under Section 4041(c) or (e) of ERISA, the commencement of any proceeding with respect to a Plan under Section 4042 of ERISA, or any material increase in the actuarial present value of unfunded vested benefits under all Plans over the preceding year;

(f)             any Event of Default or Unmatured Event of Default; and

(g)            any other matter which has resulted or could reasonably be expected to result in a Material Adverse Effect.

6.9            Employee Benefits.

(a)            (i) Promptly, and in any event within ten (10) Business Days after Parent knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Effect, deliver or cause to be delivered a written statement of the Chief Financial Officer of Parent describing such ERISA Event and any action that is being taken with respect thereto by Borrowers or any member of the ERISA Group, and any action taken or threatened by the Internal Revenue Service, Department of Labor, or PBGC.  Parent shall (i) be deemed to know all facts known by the administrator of any Plan of which any Borrower is the plan sponsor; (ii) promptly and in any event within three (3) Business Days after the filing thereof with the Internal Revenue Service, deliver or cause to be delivered a copy of each funding waiver request filed with respect to any Plan and all communications received by any Borrower or, to the knowledge of Borrowers, any member of the ERISA Group with respect to such request; and (iii) promptly and in any event within three (3) Business Days after receipt by Borrowers, or, to the knowledge of Borrowers, any member of the ERISA Group, of the PBGC’s intention to terminate a Plan or to have a trustee appointed to administer a Plan, copies of each such notice.

(b)            Cause to be delivered to Agent with a copy for each Lender, upon Agent’s request, each of the following:  (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements of other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of any Borrower or any member of the ERISA Group; (ii) the most recent determination letter issued by the IRS with respect to each Plan; (iii) for the three (3) most recent Plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) all actuarial reports prepared for the last three (3) Plan years for each Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by any Borrower or any member of the ERISA Group to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to any Borrower or any member of the ERISA Group regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or any member of the ERISA Group under any Retiree Health Plan.

6.10          Further Assurances.  Execute and deliver, or cause to be executed and delivered, upon the request of Agent and at Borrowers’ expense, such additional documents, instruments and agreements as Agent may reasonably determine to be necessary or advisable to carry out the provisions of this Agreement and the Loan Documents, and the transactions and actions contemplated hereunder and thereunder.

6.11          Bank Accounts.  Except as otherwise permitted in the next sentence, maintain, and cause each Subsidiary (other than the Excluded Subsidiaries) to maintain, its cash on hand and cash equivalent investments in deposit accounts at Comerica.  Notwithstanding the foregoing, Borrowers shall be permitted to maintain cash in deposit accounts at the financial institutions listed on Schedule 6.11 provided that (i) such cash deposits do not exceed $1,000,000 in the aggregate at any time, and (ii) upon Agent’s request, Borrowers shall promptly deliver to Agent such agreements, instruments or documents, fully executed, as Agent shall reasonably require to perfect Agent’s security interest in such deposit accounts and otherwise in form and substance reasonably satisfactory to Agent.

6.12          Environment.  Be and remain, and cause each Subsidiary and each operator of any of any Borrower’s or any Subsidiary’s Assets to be and remain, in compliance with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify Agent and Lenders immediately of any notice of a hazardous discharge or environmental complaint received from any Governmental Authority or any other Person; notify Agent and each Lender immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit Agent and each Lender to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at Agent’s request, and at Borrowers’ expense, provide a report of a qualified environmental engineer, satisfactory in scope, form and content to Agent, and such other and further assurances reasonably satisfactory to Agent that the condition has been corrected.

6.13          Additional Collateral.  With respect to any Assets (or any interest therein) acquired after the Closing Date by any Borrower or any Subsidiary (other than the Excluded Subsidiaries) that are of a type covered by the Lien created by any of the Loan Documents but which are not so subject, promptly (and in any event within thirty (30) days after the acquisition thereof):  (i) execute and deliver, or cause such Subsidiary to execute and deliver, to Agent such amendments to the relevant Loan Documents or such other documents as Agent shall deem necessary or advisable to grant to Agent, for the ratable benefit of Lenders a Lien on such Assets (or such interest therein), (ii) take all actions, or cause such Subsidiary (other than the Excluded Subsidiaries) to take all actions, necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by Agent, (iii) if requested by Agent, deliver to Agent legal opinions relating to the matters described in the immediately preceding clauses (i) and (ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to Agent, and (iv) if requested by Agent, deliver to Agent evidence of insurance as required by Section 6.5.

6.14          Guarantors.  Cause each and every now existing and hereafter acquired or formed Subsidiary (other than the Subsidiary Borrowers and the Excluded Subsidiaries) to execute and deliver to Agent a Guaranty and Security Agreement (Subsidiary), in form and substance satisfactory to Agent.

6.15          Stock Pledge Agreements.  Execute and deliver to Agent a Stock Pledge Agreement from time to time with respect to all present and future Subsidiaries (other than the Excluded Subsidiaries), in form and substance satisfactory to Agent in its sole discretion; and in connection therewith deliver to Agent the original stock certificates evidencing one hundred percent (100%) of the issued and outstanding Capital Stock of the applicable Subsidiaries, together with undated stock powers with respect thereto, duly executed in blank, each in form and substance satisfactory to Agent.

ARTICLE VII

NEGATIVE COVENANTS

Each Borrower further covenants and agrees that from the Closing Date and thereafter until the indefeasible payment, performance and satisfaction in full of the Obligations, all of Agent’s, Lenders’ and Issuing Lender’s obligations hereunder have been terminated and no Letters of Credit are outstanding, such Borrower shall not:

7.1            Use of Funds; Margin Regulation.

(a)            Use any proceeds of the Revolving Loans for any purpose other than (i) to repay in full all amounts owing to Old Lenders in accordance with the Payoff Letters, and (ii) for working capital; or

(b)            Use any portion of the proceeds of the Loans in any manner which might cause the Loans, the application of the proceeds thereof, or the transactions contemplated by this Agreement to violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System, or any other regulation of such board, or to violate the Securities and Exchange Act of 1934, as amended or supplemented.

7.2            Debt.  Create, incur, assume or suffer to exist, or permit any Subsidiary (other than an Excluded Subsidiary) to create, incur, assume or suffer to exist, any Debt except Permitted Debt.

7.3            Liens.  Create, incur, assume or suffer to exist, or permit any Subsidiary (other than an Excluded Subsidiary) to create, incur, assume or suffer to exist, any Lien (including the lien of an attachment, judgment or execution) on any of its Assets, whether now owned or hereafter acquired, except Permitted Liens; or sign or file, or permit any Subsidiary (other than an Excluded Subsidiary) to sign or file, under the UCC as adopted in any jurisdiction, a financing statement which names any Borrower or any Subsidiary (other than an Excluded  Subsidiary) as a debtor, except with respect to Permitted Liens, or sign, or permit any Subsidiary (other than an Excluded Subsidiary) to sign, any security agreement authorizing any secured party thereunder to file such a financing statement, except with respect to Permitted Liens.

7.4            Merger, Consolidation, Transfer of Assets.  Wind up, liquidate or dissolve, reorganize, reincorporate, merge or consolidate with or into any other Person, or acquire all or substantially all of the Assets or the business of any other Person, or permit any Subsidiary (other than an Excluded Subsidiary) to do so; provided, however, upon prior written notice to Agent, any Subsidiary may merge into or consolidate with or transfer Assets to any other Borrower.

7.5            Leases.  Create, incur, assume or suffer to exist, or permit any Subsidiary (other than an Excluded Subsidiary) to create, incur, assume or suffer to exist, any obligation as a lessee for the rental or hire of any real or personal property, other than (i) leases that have been or should be capitalized in accordance with GAAP and (ii) leases (other than Capital Leases) that do not in the aggregate require payments (including taxes, insurance, maintenance, and similar expenses which any Borrower or any Subsidiary is required to pay under the terms of any lease) in excess of One Million Dollars ($1,000,000) on a consolidated basis for Borrowers and the Subsidiaries (other than an Excluded Subsidiary) in any fiscal year of Borrowers.

7.6            Sales and Leasebacks.  Sell, transfer, or otherwise dispose of, or permit any Subsidiary (other than an Excluded Subsidiary) to sell, transfer, or otherwise dispose of, any real or personal property to any Person, and thereafter directly or indirectly leaseback the same or similar property.

7.7            Asset Sales.  Conduct any Asset Sale, or permit any Subsidiary (other than an Excluded Subsidiary) to do so, other than (i) dispositions of obsolete, worn or nonfunctional equipment (ii) sales of inventory in the ordinary course of business, (iii) any Asset Sale or series of related Asset Sales that generate Net Cash Proceeds of less than Five Hundred Thousand Dollars ($500,000), and (iv) the Permitted Asset Sales.

7.8            Investments.

(a)            Make, any loans or advances to, or any investment in, any Person, except for loans made in the ordinary course of business to or for the benefit of employees in respect of travel expenses, relocation expenses and similar expenses; or acquire, or permit any Subsidiary (other than an Excluded Subsidiary) to acquire, any Capital Stock, Assets, obligations, or other securities of, make any contribution to, or otherwise acquire any interest in, any Person; or acquire or form or permit any Subsidiary (other than an Excluded Subsidiary) to acquire or form, any new Subsidiary; or participate, or permit any Subsidiary (other than an Excluded  Subsidiary) to participate, as a partner or joint venturer with any other Person.

(b)            Notwithstanding the terms of Section 7.8(a), any Borrower may acquire or form, and permit any Subsidiary to acquire or form, any new Subsidiary provided that (i) Borrowers shall have obtained the prior written consent of Agent, and (ii) in connection therewith, Borrowers shall have complied with Sections 6.13, 6.14 and 6.15.

(c)            Notwithstanding the terms of Section 7.8(a), Parent may make loans or advances to National Quality Assurance, Inc. and/or its subsidiaries, and/or request Letters of Credit for the benefit of National Quality Assurance, Inc. and/or its subsidiaries, subject to the terms and conditions of Article III, provided that the aggregate amount of such loans and advances together with the face amount of such Letters of Credit does not exceed $1,000,000 outstanding at any time.

7.9            Character of Business.  Engage in any business activities or operations substantially different from or unrelated to its present business activities and operations, or permit any Subsidiary (other than an Excluded Subsidiary) to do so.

7.10          Distributions.

(a)            Except as otherwise permitted in Section 7.10(b), declare or pay any Distributions; or purchase, redeem, retire, or otherwise acquire for value any of its Capital Stock now or hereafter outstanding; or make any distribution of Assets to its Shareholders, whether in cash, Assets, or in obligations of any Borrower; or allocate or otherwise set apart any sum for the payment of any Distribution on, or for the purchase, redemption or retirement of, any of its Capital Stock; or make any other distribution by reduction of capital or otherwise in respect of any of its Capital Stock; or permit any Subsidiary (other than an Excluded Subsidiary) to purchase or otherwise acquire for value any Capital Stock of any Borrower or any other Subsidiary.

(b)            Notwithstanding the terms of Section 7.10(a), (i) any Subsidiary Borrower may declare and pay Distributions to its parent, and (ii) provided that no Event of Default has occurred and is continuing or will result therefrom, Parent may declare and pay Distributions for each fiscal year, and acquire Capital Stock of Parent, in an aggregate amount not to exceed seventy-five percent (75%) of the Consolidated Adjusted Net Income for such fiscal year.

7.11          Guaranty.  Assume, guaranty, endorse (other than checks and drafts received by a Borrower in the ordinary course of business so long as an Event of Default has not occurred), or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary (other than an Excluded Subsidiary) to assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, any agreement to purchase any obligation, stock, Assets, goods, or services or to supply or advance any funds, Assets, goods, or services, or any agreement to maintain or cause such Person to maintain, a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for the obligations of any other Person other than Borrowers; or pledge or hypothecate, or permit any Subsidiary (other than an Excluded Subsidiary) to pledge or hypothecate, any of its Assets as security for any liabilities or obligations of any other Person.

7.12          Capital Expenditures.  Make, or permit any Subsidiary (other than an Excluded Subsidiary) to make, any Capital Expenditures, or any commitments therefor, in excess of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) in the aggregate, on a consolidated basis, in any fiscal year.

7.13          Transactions with Affiliates.  Enter into any transaction, including borrowing or lending and the purchase, sale, or exchange of property or the rendering of any service (including management services), with any Affiliate, or permit any Subsidiary (other than an Excluded Subsidiary) to enter into any transaction, including borrowing or lending and the purchase, sale, or exchange of property or the rendering of any service (including management services), with any Affiliate, other than in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

7.14          Stock Issuance.  Permit any Subsidiary (other than an Excluded Subsidiary) to issue any Capital Stock.

7.15          Financial Condition.  Permit or suffer:

(a)            Consolidated Effective Tangible Net Worth, measured as of the end of each fiscal quarter, at any time to be less than $23,500,000 plus an amount equal to twenty-five percent (25%) of the Consolidated Adjusted Net Income for each fiscal year, commencing with the fiscal year ending January 31, 2002 (but in no event less than zero with respect to any fiscal year).

(b)            the Consolidated Total Liabilities to Consolidated Effective Tangible Net Worth Ratio, measured as of the end of each fiscal quarter, at any time to exceed the ratio indicated in the table below opposite the applicable period:

Maximum Consolidated Total
Liabilities to Consolidated Effective
Period	Tangible Net Worth Ratio

Closing Date - 1/30/02	1.75:1.0

1/31/02 and thereafter	1.50:1.0

(c)            the Quick Ratio, measured as of the end of each month, at any time to be less than 0.8:1.0.

(d)            Consolidated Adjusted Net Income to be less than:  (i) - $300,000 in either of the fiscal quarters ending October 31, 2001 and January 31, 2002, (ii)  - $600,000 during the fiscal year ending January 31, 2002, (iii) $0 during any consecutive fiscal quarters, commencing with the fiscal quarter ending April 30, 2002, and (iv) $500,000 during any fiscal year, commencing with the fiscal year ending January 31, 2003.

(e)            the Debt Service Coverage Ratio, measured as of the end of each fiscal quarter, at any time to be less than 1.35:1.0.

7.16           Transactions Under ERISA.  Directly or indirectly:

(a)            engage, or permit any member of the ERISA Group to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

(b)            permit to exist with respect to any Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

(c)            fail, or permit any member of the ERISA Group to fail, to pay timely required contributions or installments due with respect to any waived funding deficiency to any Plan;

(d)            terminate, or permit any member of the ERISA Group to terminate, any Plan where such event would result in any liability of any Borrower or any member of ERISA Group under Title IV of ERISA;

(e)            fail, or permit any member of the ERISA Group to fail, to make any required contribution or payment to any Multiemployer Plan;

(f)             fail, or permit any member of the ERISA Group to fail, to pay to a Plan or Multiemployer Plan any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

(g)            amend, or permit any member of the ERISA Group to amend, a Plan resulting in an increase in current liability for the plan year such that either of any Borrower or any member of the ERISA Group is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code; or

(h)            withdraw, or permit any member of the ERISA Group to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of any Borrower or any member of the ERISA Group in excess of $500,000.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.1            Events of Default.  The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (an “Event of Default”) hereunder:

(a)            Borrowers fail to pay when due any payment of principal due on the Loans, or Borrowers fail to pay within three (3) days of the due date thereof any interest due on the Loans, the Fees, any Expenses, or any other amount payable hereunder or under any Loan Document;

(b)            Borrowers fail to observe or perform any of the covenants and agreements set forth in Article VII;

(c)            Borrowers or any Guarantor fails to observe or perform any covenant or agreement set forth in this Agreement or the Loan Documents (other than those covenants and agreements described in Sections 8.1(a) and 8.1(b)), and such failure continues for fifteen (15) days after the earlier to occur of (i) Borrowers obtaining knowledge of such failure or (ii) Agent’s dispatch of notice to Borrowers of such failure;

(d)            Any representation, warranty or certification made by any Borrower or any Guarantor or any officer or employee of any Borrower or any Guarantor in this Agreement or any Loan Document, in any certificate, financial statement or other document delivered pursuant to this Agreement or any Loan Document proves to have been misleading or untrue in any material respect when made or if any such representation, warranty or certification is withdrawn;

(e)            Any Borrower or any Guarantor fails to pay when due any payment in respect of its Debt in the aggregate principal amount in excess of $500,000 (other than under this Agreement);

(f)             Any event or condition occurs that:  (i) results in the acceleration of the maturity of any of any Borrower’s or any Guarantor’s Debt in the aggregate principal amount in excess of $500,000; or (ii) permits (or, with the giving of notice or lapse of time or both, would permit) the holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof;

(g)            Any Borrower or any Guarantor commences a voluntary Insolvency Proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debt or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official over it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary Insolvency Proceeding or fails generally to pay its Debt as it becomes due, or takes any action to authorize any of the foregoing;

(h)            An involuntary Insolvency Proceeding is commenced against any Borrower or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its Debt or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and any of the following events occur:  (i) the petition commencing the Insolvency Proceeding is not timely controverted; (ii) the petition commencing the Insolvency Proceeding is not dismissed within forty-five (45) calendar days of the date of the filing thereof; (iii) an interim trustee is appointed to take possession of all or a substantial portion of the Assets of, or to operate all or any substantial portion of the business of, such Borrower or such Guarantor; or (iv) an order for relief shall have been issued or entered therein;

(i)             Any Borrower or any Guarantor suffers (i) one or more money judgments in excess of $500,000 in the aggregate over applicable insurance coverage or (ii) one or more writs, warrants of attachment, or similar process involving Assets valued in the aggregate in excess of $500,000, and any of the foregoing shall continue in effect for a period of thirty (30) days without being vacated, discharged, satisfied, stayed or bonded pending appeal;

(j)             A judgment creditor obtains possession of any of the Assets valued in the aggregate in excess of $500,000 of any Borrower or any Guarantor by any means, including levy, distraint, replevin, or self-help, or any order, judgment or decree is entered decreeing the dissolution of any Borrower or any Guarantor, or any Guarantor dies;

(k)            Any Change of Control occurs;

(l)             Any of the Loan Documents fails to be in full force and effect for any reason, or Agent, for the ratable benefit of Lenders, fails to have a perfected, first priority Lien in and upon all of the collateral assigned or pledged to Agent thereunder, or a breach, default or an event of default occurs under any Loan Document; or

(m)           Any other Material Adverse Effect occurs.

8.2            Remedies.  Upon the occurrence of any Event of Default described in Section 8.1(g) or 8.1(h), each Lender’s obligation hereunder to make Loans to Borrowers and Issuing Lender’s obligation to issue Letters of Credit shall immediately terminate and the Obligations shall become immediately due and payable without any election or action on the part of Agent, Issuing Lender or Lenders without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives.  Upon the occurrence and continuance of any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Majority Lenders, Agent may or upon the request of the Majority Lenders, Agent shall, without notice of its election and without demand, immediately terminate the Revolving Credit Commitments, whereupon Lenders’ obligation to make Loans to Borrowers and Issuing Lender’s obligation to issue Letters of Credit shall immediately cease; and (ii) with the consent of the Majority Lenders, Agent may, or upon the request of the Majority Lenders, Agent shall, without notice of its election and without demand, declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives.

8.3            Appointment of Receiver or Trustee.  Borrowers hereby irrevocably agree that Agent, for the ratable benefit of Lenders, has the right under this Agreement, upon the occurrence of an Event of Default, to seek the appointment of a receiver, trustee or similar official over Borrowers to effect the transactions contemplated by this Agreement, and that Agent is entitled to seek such relief.  Borrowers hereby irrevocably agree not to object to such appointment on any grounds.

8.4            Remedies Cumulative.  The rights and remedies of Agent, Issuing Lender and Lenders herein and in the Loan Documents are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law, in equity or otherwise.

ARTICLE IX

TAXES

9.1            Taxes on Payments.  All payments in respect of the Obligations shall be made free and clear of and without any deduction or withholding for or on account of any present and future taxes, levies, imposts, deductions, charges, withholdings, assessments or governmental charges, and all liabilities with respect thereto, imposed by the United States of America, any foreign government, or any political subdivision or taxing authority thereof or therein, excluding any taxes imposed on any Lender under the Internal Revenue Code or similar state and local laws and determined by such Lender’s net income, and any franchise taxes imposed on such Lender by any state (or any political subdivision thereof) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, assessments, charges and liabilities being hereinafter referred to as “Taxes”).  If any Taxes are imposed and required by law to be deducted or withheld from any amount payable to any Lender or its Lending Office, then Borrowers shall (i) increase the amount of such payment so that such Lender will receive a net amount (after deduction of all Taxes) equal to the amount due hereunder, and (ii) pay such Taxes to the appropriate taxing authority for the account of such Lender prior to the date on which penalties attach thereto or interest accrues thereon; provided, however, if any such penalties or interest shall become due, Borrowers shall make prompt payment thereof to the appropriate taxing authority.

9.2            Indemnification For Taxes.  Borrowers shall indemnify each Lender for the full amount of Taxes (including penalties, interest, expenses and Taxes arising from or with respect to any indemnification payment) arising therefrom or with respect thereto, whether or not the Taxes were correctly or legally asserted.  This indemnification shall be made on demand.  If Borrowers make a payment under Section 9.1 or this Section 9.2 for account of any Lender and such Lender reasonably determines that it has received or been granted a credit against or relief or remission for, or repayment of, any Tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to Borrowers such amount as such Lender shall have reasonably determined to be attributable to such deduction or withholding.  The amount paid by a Lender to Borrowers pursuant to the immediately preceding sentence shall not exceed: (x) in the case of a refund of cash, the amount of cash refunded to such Lender with respect to such Tax; or (y) in the case of a refund taking the form of a credit against Tax, the economic benefit to such Lender with respect to the amount received as credit with respect to such Tax.  Borrowers further agree promptly to return to a Lender the amount of any credit or refund actually paid to Borrowers by such Lender if the Lender which received such credit or refund is required to repay it.

9.3            Evidence of Payment.  Within thirty (30) days after the date of payment of any Taxes, Borrowers shall furnish to each Lender the original or a certified copy of a receipt evidencing payment thereof.  If no Taxes are payable in respect of any payment due hereunder or under the Notes, Borrowers shall furnish to each Lender a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to each Lender, in either case stating that such payment is exempt from or not subject to Taxes.

9.4            Certain Withholding Taxes.  Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Lender and on the date of any assignment pursuant to which it becomes a Lender in the case of each other Lender, and subsequently from time to time if requested in writing by Borrowers (but only if at such subsequent time such Lender remains lawfully able to do so), shall provide Borrowers with Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.  During the term of this Agreement, each Lender shall file such additional Forms W-8BEN or W-8ECI as the case may be, as may be required by law or reasonably requested by Borrowers.  Each Lender, upon becoming aware of the occurrence of any event requiring a change in its prior certificate, shall promptly deliver to Agent for delivery to Borrowers duly executed certificates to the effect that (as the case may be): (i) such Lender is not capable of receiving future payments hereunder without or at the same rate of deduction or withholding of United States federal income tax; or (ii) such Lender is capable of receiving all payments hereunder without or at a reduced rate of deduction or withholding of United States federal income tax, pursuant to a treaty to which the United States is a party, pursuant to an Internal Revenue Code Section 1441(c), or pursuant to an exemption certificate received from the Internal Revenue Service, in which case two executed copies of Internal Revenue Service Forms W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, or such legally required number of copies of such exemption certificate shall be attached to such certificates.  United States federal income taxes properly withheld pursuant to Sections 1441 et seq. of the Internal Revenue Code and such forms as may be provided by a Lender shall be considered excluded from Taxes as defined in Section 9.1.

ARTICLE X

AGENT AND LENDERS

10.1          Appointment of Agent.

(a)            Each Lender hereby designates Comerica as Agent to act as herein specified.  Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, Agent to take such action on its behalf under the provisions of this Agreement and the Notes and the other Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  Agent shall hold all collateral and all payments of principal, interest, and Fees received pursuant to this Agreement or any Loan Document for the benefit of Lenders to be distributed as provided herein.  Agent may perform any of its duties hereunder by or through its agents or employees.

(b)            The provisions of this Article X are solely for the benefit of Agent and Lenders, and neither Borrowers nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof (other than Section 10.9).  In performing its functions and duties under this Agreement and the Loan Documents, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrowers or any other Person.

10.2          Nature of Duties of Agent.  Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Loan Documents.  Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct.  The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement or the Loan Documents a fiduciary relationship in respect of any Lender; and nothing in this Agreement or the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the Loan Documents except as expressly set forth herein or therein.

10.3          Lack of Reliance on Agent.

(a)            Independently and without reliance upon Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of Borrowers and the Guarantors in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Borrowers and the Guarantors, and, except as expressly provided in this Agreement, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

(b)            Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Loan Documents, or the Notes or the financial or other condition of Borrowers, any Guarantor or any other Person.  Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Loan Documents, or the Notes or the financial condition of Borrowers, any Guarantor or any other Person, or the existence or possible existence of any Unmatured Event of Default or Event of Default, unless specifically requested to do so in writing by any Lender.

10.4          Certain Rights of Agent.  Agent shall have the right to request instructions from Lenders at any time.  If Agent shall request instructions from Lenders with respect to any act or action (including the failure to act) in connection with this Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from all Lenders, and Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the instructions of all Lenders.

10.5          Reliance by Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person.  Agent may consult with legal counsel (including counsel for Borrowers with respect to matters concerning Borrowers and the Subsidiaries), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

10.6          Indemnification of Agent.  To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent, in proportion to its respective share of the Obligations for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever (including all Expenses) which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the Loan Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct.

10.7          Agent in its Individual Capacity.  With respect to its obligation to lend or issue Letters of Credit under this Agreement, the Loans made by it, the Notes issued to it and the Letters of Credit issued by it, Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms Lenders, holders of Notes, or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity.  Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with Borrowers or any of the Subsidiaries or any Affiliates of Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrowers or any of the Subsidiaries for services in connection with this Agreement and the Loan Documents and otherwise without having to account for the same to Lenders.

10.8          Holders of Notes.  Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

10.9          Successor Agent.

(a)            Agent may, upon twenty (20) Business Days’ notice to Lenders and Borrowers, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section 10.9) by giving written notice thereof to Lenders and Borrower.  Upon any such resignation, Lenders shall have the right, upon five (5) days’ notice and approval by Borrower (which approval shall not be unreasonably withheld or delayed), to appoint a successor Agent.  If no successor Agent (i) shall have been so appointed by Lenders, and (ii) shall have accepted such appointment within forty five (45) days after the retiring Agent’s giving of notice of resignation, then, upon five (5) days’ notice to Lenders and Borrowers, the retiring Agent may, on behalf of Lenders, appoint a successor Agent.

(b)            Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

(c)            In the event of a material breach by Agent of its duties hereunder, Agent may be removed by Lenders for cause and the provisions of this Section 10.9 shall apply to the appointment of a successor Agent.

10.10        Collateral Matters.

(a)            Each Lender authorizes and directs Agent to enter into the Loan Documents for the benefit of Lenders.  Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by Agent in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders.  Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the collateral granted pursuant to the Loan Documents.

(b)            Lenders hereby authorize Agent, at its option and in its discretion, to release any Guarantor or any Lien granted to or held by Agent upon any collateral (i) upon termination of Lenders’ and Issuing Lender’s obligations hereunder, and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or disposed of in compliance with the terms of this Agreement upon receipt of the Net Cash Proceeds of such sale by Agent to the extent required by the terms of this Agreement if Borrower certifies to Agent that the sale or disposition is made in compliance with the terms hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) if approved, authorized or ratified in writing by all Lenders.  Upon request by Agent at any time, Lenders will confirm in writing Agent’s authority to release particular types or items of collateral pursuant to this Section 10.10.

(c)            Upon any sale and transfer of collateral which is permitted pursuant to the terms of this Agreement, or consented to in writing by all Lenders, and upon at least five (5) Business Days’ prior written request by Borrowers, Agent shall (and is hereby irrevocably authorized by all Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon the collateral that was sold or transferred; provided that (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the collateral.  In the event of any sale or transfer of collateral, or any foreclosure with respect to any of the collateral, Agent shall be authorized to deduct all Expenses incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

(d)            Agent shall have no obligation whatsoever to Lenders or to any other Person to assure that the collateral exists or is owned by Borrowers or any of the Subsidiaries or is cared for, protected or insured or that the Liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Section 10.10 or in any of the Loan Documents, it being understood and agreed that in respect of the collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent’s own interest in the collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders, except for its gross negligence or willful misconduct.

10.11        Actions with Respect to Defaults.  In addition to Agent’s right to take actions on its own accord as permitted under this Agreement, Agent shall take such action with respect to an Unmatured Event of Default or Event of Default as shall be directed by the Majority Lenders; provided that until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Unmatured Event of Default or Event of Default as it shall deem advisable and in the best interests of Lenders.

10.12        Delivery of Information.  Agent shall use its commercially reasonable best efforts to deliver to Lenders copies of any material documents, instruments, notices, communications or other information received by Agent from Borrowers, any Lender or any other Person under or in connection with this Agreement or any Loan Document; provided that Agent’s failure to do so shall not constitute a breach of Agent’s obligations hereunder or excuse any Lender from performance of all of such Lenders’ obligations hereunder.

10.13        Register.  Agent, on behalf of Borrowers, shall maintain at the address of Agent referred to in Section 2.13 a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, and any Notes evidencing the Loans owned by, each Lender from time to time.  Notes and the Loans evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer on the Register (and each Note shall expressly so provide).  Any assignment or transfer of all or part of such Loan(s) and the Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the

Note(s) evidencing such Loan(s), accompanied by a duly executed agreement effecting the assignment, and thereupon one or more new Note(s) in the same aggregate principal amount shall be issued to the designated Assignee Lender(s) and the old Note(s) shall be returned by Agent to Borrowers marked cancelled.  The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder (whether or not evidenced by a Note) as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary.  Any assignment of any Loan or other obligation hereunder (whether or not evidenced by a Note) shall be effective only upon appropriate entries with respect thereto being made in the Register.

10.14        Issuing Lender.  The provisions of this Article X shall apply to the Issuing Lender in its capacity as such to the same extent that such provisions apply to Agent.

10.15        Sharing of Payments, Etc.  If any Lender or the Issuing Lender shall obtain any payment whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise in excess of its ratable share of payments on account of the Loans or Reimbursement Obligations owing to all Lenders, Issuing Lender and the L/C Participants, then such Lender or the Issuing Lender, as the case may be, shall forthwith purchase from the other Lenders such participations in the Loans or Reimbursement Obligations owing to them as shall be necessary to cause such purchasing Lender or the Issuing Lender, as the case may be, to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender or the Issuing Lender, as the case may be, such purchase from each Lender shall be rescinded and such Lender or the Issuing Lender, as the case may be, shall repay to the purchasing Lender or the Issuing Lender, as the case may be, the purchase price to the extent of such recovery, together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender or the Issuing Lender, as the case may be, in respect of the total amount so recovered.  Each Borrower agrees that any Lender or the Issuing Lender, as the case may be, purchasing a participation from another Lender pursuant to this Section, may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender or the Issuing Lender, as the case may be, were the direct creditor of the Borrowers in the amount of such participation.

10.16        Replacement of Affected Lenders.  If any Lender (other than Agent) (x) is owed a material amount of increased costs under Section 2.7 or ceases to be obligated to make LIBOR Lending Rate Loans as a result of the operation of Sections 2.8 or 2.9, (y) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved pursuant to Section 11.4 by the Majority Lenders, the Revolving Loan Lenders the Revolving Credit Commitment Percentage of which aggregate more than 66.67%; or (z) is in default of its obligations hereunder, then Agent shall have the right, but not the obligation, to replace such Lender (the “Replaced Lender”) with one or more Eligible Assignees (collectively, the “Replacement Lender”) provided, that:

(a)            at the time of any replacement pursuant to this Section 10.16, the Replacement Lender shall enter into one or more assignment agreements pursuant to Section 11.5(c) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all unpaid reimbursement obligations that have been funded by  (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereof at such time, and (C) all accrued, but theretofore unpaid fees owing to the Replaced Lender, (y) Agent, the registration and processing fee set forth in Section 11.5(c);

(b)            all obligations of Borrower owing to the Replaced Lender (other than those specifically described in preceding clause (a) in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid by Borrowers in full to such Replaced Lender concurrently with such replacement; and

(c)            upon the execution of the respective assignment documentation pursuant to preceding clause (a) and the payment of amounts referred to in preceding clauses (a) and (b), the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provision of this Agreement and the other Loan documents, which shall survive as to such Replaced Lender.

ARTICLE XI

MISCELLANEOUS

11.1          Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as such party may hereafter specify by notice to the other party in accordance with this Section 11.1.  Each such notice, request or other communication shall be deemed given on the second (2nd) business day after mailing; provided that actual notice, however and from whomever given or received, shall always be effective on receipt; provided further that notices to Agent pursuant to Article II and notices to Issuing Lender pursuant to Article III shall not be effective until received by a Responsible Officer of Agent or Issuing Lender, as the case may be; provided further that notices sent by Agent in connection with Agent’s exercise of its enforcement rights against any of its collateral shall be deemed given when deposited in the mail or personally delivered, or, where permitted by law, transmitted by facsimile.

11.2          No Waivers.  No failure or delay by Agent, Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11.3          Expenses; Documentary Taxes; Indemnification.

(a)            Borrowers shall pay all Expenses on demand.

(b)            Borrowers shall pay all and indemnify Agent and Lenders against any and all transfer taxes, documentary taxes, assessments, or charges made by any Governmental Authority and imposed by reason of the execution and delivery of this Agreement, any of the Loan Documents, or any other document, instrument or agreement entered into in connection herewith.

(c)            Each Borrower shall and hereby agrees to indemnify, protect, defend and hold harmless Agent, Issuing Lender and each Lender and their respective directors, officers, agents, employees and attorneys (collectively, the “Indemnified Persons” and individually, an “Indemnified Person”) from and against (i) any and all losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses (including attorneys’ fees and attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) incurred by any Indemnified Person (except to the extent that it is finally judicially determined to have resulted from the gross negligence or willful misconduct of any Indemnified Person) arising out of or by reason of any litigations, investigations, claims or proceedings (whether administrative, judicial or otherwise), including discovery, whether or not Agent, Issuing Lender or any Lender is designated a party thereto, which arise out of or are in any way related to (1) this Agreement, the Loan Documents or the transactions contemplated hereby or thereby, (2) any actual or proposed use by Borrowers of the proceeds of the Loans, or (3) Agent’s, Issuing Lender’s and Lenders’ entering into this Agreement, the Loan Documents or any other agreements and documents relating hereto; (ii) any such losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses arising out of or by reason of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence on, under or about any Borrower’s operations or property or property leased by any Borrower of any material, substance or waste which is or becomes designated as Hazardous Materials; and (iii) any such losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses incurred in connection with any remedial or other action taken by any Borrower or Agent, Issuing Lender or any Lender in connection with compliance by any Borrower with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines (except to the extent that it is finally judicially determined to have resulted from the gross negligence or willful misconduct of any Indemnified Person).  If and to the extent that the obligations of Borrowers hereunder are unenforceable for any reason, Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of such obligations to Agent and Lenders which is permissible under applicable law.

(d)            Borrowers’ obligations under this Section 11.3 and under Section 9.2 shall survive any termination of this Agreement and the Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Agreement.

11.4          Amendments and Waivers.  Neither this Agreement nor any Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.4.  Lenders may (by action of the Majority Lenders), or, with the written consent of the Majority Lenders, Agent may, on behalf of the Lenders, from time to time, (a) enter into with Borrowers or any other Person written amendments, supplements or modifications hereto and to the Loan Documents or (b) waive, on such terms and conditions as the Majority Lenders or Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the Loan Documents or any Event Default or Unmatured Event of Default and its consequences, if, but only if, such amendment, supplement, modification or waiver is in writing and is signed by the party asserted to be bound thereby (or, with respect to the Lenders, by the Majority Lenders, or, with the written consent of the Majority Lenders, Agent), and then such amendment, supplement, modification or waiver shall be effective only in the specific instance and specific purpose for which given; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i)             reduce the amount or extend the scheduled date of maturity of any Loan or any installment thereof or any Reimbursement Obligation or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Commitment of any Lender in each case without the consent of each Lender affected thereby; or

(ii)            amend, modify or waive any provision of this Section 11.4 or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by Borrowers of any of their rights and obligations under this Agreement and the Loan Documents or (except in connection with a transaction covered by Section 10.10(b)) release all or substantially all of the Guarantors or all or substantially all of the Collateral, in each case without the written consent of all the Lenders; or

(iii)           amend,  modify or waive any provision of Article X without the written consent of the then Agent; or

(iv)           amend, modify or waive any provision of this Agreement regarding the allocation of prepayment amounts to the Revolving Loans or the application of such prepayment amounts to the respective installments of principal under the respective Revolving Loans without the written consent of the Revolving Loan Lenders the Revolving Loan Commitment Percentages of which aggregate more than 66.67%; or

(v)            subject to clause (i) of this Section 11.4 as it relates to reducing the amount or extending the scheduled date of maturity of any Loan or any installment thereof, amend, modify or waive any provision of Section 2.1 or Section 2.11 (to the extent it relates to Revolving Loans) without the written consent of Revolving Loan Lenders the Revolving Loan Commitment Percentages of which aggregate more than 66.67%; or

(vi)           subject to clause (i) of this Section 11.4 as it relates to reducing the amount or extending the scheduled date of maturity of any Reimbursement Obligation, Article III without the written consent of the Revolving Loan Lenders the Revolving Credit Commitment Percentages of which aggregate more than 66.67%; or

(vii)          amend, modify or waive the provisions of any Letter of Credit, any Letter of Credit Application or Article III without the written consent of the Issuing Lender; or

(viii)         amend, modify or waive any provision of any Loan Document that provides for the ratable sharing by the Lenders under such Loan Document of the proceeds of any realization on the Collateral to provide for a non-ratable sharing thereof, without the consent of the Majority Lenders.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon Borrowers, Lenders, Agent and all future holders of the Loans.  In the case of any waiver, Borrowers, Lender and Agent shall be restored to their former positions and rights hereunder and under the Loan Documents, and any Event of Default or Unmatured Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Event of Default or Unmatured Event of Default or impair any right consequent thereon.

Borrowers may, from time to time, with the consent of Agent and the Majority Lenders, prospectively amend any Schedule hereto or to any Loan Document.  No such amendment shall be evidence, in and of itself, that the representations and warranties in the corresponding section of the applicable agreement previously made are no longer true and correct in all material respects, nor shall any such amendment cure any Event of Default caused by a misrepresentation previously made.

11.5          Successors and Assigns; Participations; Disclosure.

(a)            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of all Lenders and any such prohibited assignment or transfer by Borrowers shall be void.

(b)            Each Lender may make, carry or transfer the Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender or to any Federal Reserve Bank, all without Borrowers’ consent.

(c)            Each Lender may, at its own expense, assign to one or more Eligible Assignees all or a portion of its rights (including voting rights) and obligations under this Agreement and the Loan Documents with the prior written consent of Agent and Issuing Lender, which consent shall not be unreasonably withheld, pursuant to an Assignment and Acceptance; provided, however, that notwithstanding any provision in this Agreement to the contrary, so long as no Event of Default has occurred and is continuing, without the written consent of Parent, no assignment shall be made which would, directly or indirectly, decrease Comerica’s Revolving Credit Commitment Percentage to less than fifty percent (50%) or increase the number of Lenders to more than three (3).  In the event of any permitted assignment by any Lender pursuant to this Section 11.5(c), such Lender’s obligations under this Agreement arising after the effective date of such assignment shall be released and concurrently therewith, transferred to and assumed by such Lender’s assignee to the extent provided for in the Assignment and Acceptance.  Upon its receipt of an Assignment and Acceptance effecting an assignment pursuant to and in accordance with this Section 11.5(c) duly executed by an assigning Lender and an assignee Lender (and by Agent), together with payment by the assigning Lender or the assignee Lender to Agent of a registration and processing fee of Three Thousand Five Hundred Dollars ($3,500), Agent shall promptly accept such assignment and, on the effective date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to Lenders and Borrowers.  For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 11.5 concerning assignments of Loans and Notes relate only to absolute assignments (whether or not arising as the result of foreclosure of a security interest) and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

(d)            Each Lender may at any time sell to one or more banks or other financial institutions (each a “Participant”) participating interests in the Loans, the Letters of Credit and in any other interest of such Lender hereunder.  In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Each Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article IX with respect to its participating interest.

(e)            Each Borrower authorizes each Lender to disclose to any assignee under Section 11.5(c) or any Participant (either, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning Borrowers which has been delivered to such Lender by any Borrower pursuant to this Agreement or which has been delivered to such Lender by Borrowers in connection with such Lender’s credit evaluation prior to entering into this Agreement; provided that such Transferee or prospective Transferee has first agreed to be bound by the provisions of Section 11.6.

(f)             Each Borrower agrees that each Lender may use Borrowers’ and the Subsidiaries’ name(s) in advertising and promotional materials, and in conjunction therewith, each Lender may disclose the amount of the Loans and the purpose thereof.

11.6          Confidentiality.  Agent and each Lender agrees to keep confidential any information relating to Borrowers and the Subsidiaries previously delivered or delivered from time to time by Borrowers hereunder; provided that nothing herein shall prevent Agent or any Lender from disclosing such information:  (a) to any Affiliate of Agent or such Lender or any actual or potential Transferee that agrees to be bound by this Section 11.6, (b) upon order, subpoena, or other process of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over Agent or any Lender, (d) which has been publicly disclosed (other than by Agent or any Lender or any Transferee unless such disclosure was otherwise permitted hereunder), (e) which has been obtained from any Person that is not a party hereto or an Affiliate of any such party, (f) in connection with the exercise of any remedy, or the resolution of any dispute, hereunder or under any Loan  Document, (g) to the legal counsel or certified public accountants for Agent or any Lender or (h) as otherwise permitted by Borrowers or as expressly contemplated by this Agreement.

11.7          Counterparts; Effectiveness; Integration.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall be effective when executed by each of the parties hereto.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

11.8          Severability.  The provisions of this Agreement are severable.  The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions.  If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.

11.9          CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a)            THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH

RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.

(b)            THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  THE BORROWERS, LENDERS, AND AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.9.

(c)            THE BORROWERS, LENDERS AND AGENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  BORROWER, AGENT, ISSUING BANK AND THE LENDERS REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

ARTICLE XII

JOINT AND SEVERAL LIABILITY; SINGLE LOAN ACCOUNT

12.1          Joint and Several Liability.  Each Borrower agrees that it is jointly and severally, directly and primarily liable to Agent and Lenders for payment, performance and satisfaction in full of the Obligations and that such liability is independent of the duties, obligations, and liabilities of the other Borrower.  Agent and Lenders may bring a separate action or actions on each, any, or all of the Obligations against any Borrower, whether action is brought against the other Borrowers or whether the other Borrowers are joined in such action.  In the event that any Borrower fails to make any payment of any Obligations on or before the due date thereof, the other Borrowers immediately shall cause such payment to be made or each of such Obligations to be performed, kept, observed, or fulfilled.

12.2          Primary Obligation; Waiver of Marshalling.  This Agreement and the Loan Documents to which Borrowers are a party are a primary and original obligation of each Borrower, are not the creation of a surety relationship, and are an absolute, unconditional, and continuing promise of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to this Agreement or the Loan Documents to which Borrowers are a party.  Each Borrower agrees that its liability under this Agreement and the Loan Documents which Borrowers are a party shall be immediate and shall not be contingent upon the exercise or enforcement by Agent and Lenders of whatever remedies they may have against the other Borrowers, or the enforcement of any lien or realization upon any security Agent and Lenders may at any time possess.  Each Borrower consents and agrees that Agent and Lenders shall be under no obligation to marshal any assets of any Borrower against or in payment of any or all of the Obligations.

12.3          Financial Condition of Borrowers.  Each Borrower acknowledges that it is presently informed as to the financial condition of the other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  Each Borrower hereby covenants that it will continue to keep informed as to the financial condition of the other Borrowers, the status of the other Borrowers and of all circumstances which bear upon the risk of nonpayment.  Absent a written request from any Borrower to Agent and Lenders for information, each Borrower hereby waives any and all rights it may have to require Agent and Lenders to disclose to such Borrower any information which Agent and Lenders may now or hereafter acquire concerning the condition or circumstances of the other Borrowers.

12.4          Continuing Liability.  The liability of each Borrower under this Agreement and the Loan Documents to which Borrowers are a party includes Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Obligations after prior Obligations have been satisfied in whole or in part.  To the maximum extent permitted by law, each Borrower hereby waives any right to revoke its liability under this Agreement and Loan Documents as to future indebtedness, and in connection therewith, each Borrower hereby waives any rights it may have under Section 2815 of the California Civil Code.

12.5          Additional Waivers.  Each Borrower absolutely, unconditionally, knowingly, and expressly waives:

(a)            (1) notice of acceptance hereof; (2) notice of any Loans or other financial accommodations made or extended under this Agreement and the Loan Documents to which Borrowers are a party or the creation or existence of any Obligations; (3) notice of the amount of the Obligations, subject, however, to each Borrower's right to make inquiry of Agent and Lenders to ascertain the amount of the Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the other Borrowers or of any other fact that might increase such Borrower's risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents to which Borrowers are a party; (6) notice of any Unmatured Event of Default or Event of Default; and (7) all other notices (except if such notice is specifically required to be given to Borrowers hereunder or under the Loan Documents to which Borrowers are a party) and demands to which such Borrower might otherwise be entitled.

(b)            its right, under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require Agent and Lenders to institute suit against, or to exhaust any rights and remedies which Agent and Lenders has or may have against, the other Borrowers or any third party, or against any collateral for the Obligations provided by the other Borrowers, or any third party.

Each Borrower further waives any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) of the other Borrowers or by reason of the cessation from any cause whatsoever of the liability of the other Borrowers in respect thereof.

(c)            (1) any rights to assert against Agent and Lenders any defense (legal or equitable), set-off, counterclaim, or claim which such Borrower may now or at any time hereafter have against the other Borrowers or any other party liable to Agent and Lenders; (2)  any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (3) any defense such Borrower has to performance hereunder, and any right such Borrower has to be exonerated, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of:  the impairment or suspension of Agent and Lenders' rights or remedies against the other Borrowers; the alteration by Agent and Lenders of the Obligations; any discharge of the other Borrowers’ obligations to Agent and Lenders by operation of law as a result of Agent and Lenders' intervention or omission; or the acceptance by Agent and Lenders of anything in partial satisfaction of the Obligations; and (4) the benefit of any statute of limitations affecting such Borrower's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Borrower's liability hereunder.

(d)            Each Borrower absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by Agent and Lenders including any defense based upon an election of remedies by Agent and Lenders under the provisions of Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure or any similar law of California or any other jurisdiction; or (ii) any election by Agent and Lenders under Section 1111(b) of the Bankruptcy Code to limit the amount of, or any collateral securing, its claim against the Borrowers.  Pursuant to California Civil Code Section 2856(b):

Each Borrower waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Borrower's rights of subrogation and reimbursement against the other Borrowers by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

Each Borrower waives all rights and defenses that such Borrower may have because the Obligations are secured by real property.  This means, among other things:  (1) Agent and Lenders may collect from such Borrower without first foreclosing on any real or personal property collateral pledged by the other Borrowers; and (2) if Agent and Lenders foreclose on any real property collateral pledged by the other Borrowers:  (A) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Agent and Lenders may collect from such Borrower even if Agent and Lenders, by foreclosing on the real property collateral, has destroyed any right such Borrower may have to collect from the other Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses each Borrower may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

If any of the Obligations at any time are secured by a mortgage or deed of trust upon real property, Agent and Lenders may elect, in its sole discretion, upon a default with respect to the Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Agreement and the Loan Documents, without diminishing or affecting the liability of any Borrower hereunder except to the extent the Obligations are repaid with the proceeds of such foreclosure.  Each Borrower understands that (a) by virtue of the operation of California's antideficiency law applicable to nonjudicial foreclosures, an election by Agent and Lenders nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of such Borrower against the other Borrowers or other guarantors or sureties, and (b) absent the waiver given by such Borrower, such an election would prevent Agent and Lenders from enforcing this Agreement and the Loan Documents to which Borrowers are a party against such Borrower.  Understanding the foregoing, and understanding that such Borrower is hereby relinquishing a defense to the enforceability of this Agreement and the Loan Documents to which Borrowers are a party, such Borrower hereby waives any right to assert against Agent and Lenders any defense to the enforcement of this Agreement and the Loan Documents to which Borrowers are a party, whether denominated "estoppel" or otherwise, based on or arising from an election by Agent and Lenders nonjudicially to foreclose any such mortgage or deed of trust.  Each Borrower understands that the effect of the foregoing waiver may be that each Borrower may have liability hereunder for amounts with respect to which such Borrower may be left without rights of subrogation, reimbursement, contribution, or indemnity against the other Borrower or other guarantors or sureties.  Each Borrower also agrees that the "fair market value" provisions of Section 580a of the California Code of Civil Procedure shall have no applicability with respect to the determination of such Borrower's liability under this Agreement and the Loan Documents to which Borrowers are a party.

Each Borrower hereby absolutely, unconditionally, knowingly, and expressly waives: (i) any right of subrogation such Borrower has or may have as against the other Borrowers with respect to the Obligations; (ii) any right to proceed against the other Borrowers or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which such Borrower may now have or hereafter have as against the other Borrowers with respect to the Obligations; and (iii) any right to proceed or seek recourse against or with respect to any property or asset of the other Borrowers.

WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, EACH BORROWER HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, AND 2850, CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580c, 580d, AND 726, CALIFORNIA UNIFORM COMMERCIAL CODE SECTIONS 3116, 3118, 3119, 3419, 3605, 9504, 9505, AND 9507, AND CHAPTER 2 OF TITLE 14 OF PART 4 OF DIVISION 3 OF THE CALIFORNIA CIVIL CODE.

12.6          Settlements or Releases.  Each Borrower consents and agrees that, without notice to or by such Borrower, and without affecting or impairing the liability of such Borrower hereunder, Agent and Lenders may, by action or inaction:

(a)            compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce this Agreement and the Loan Documents, or any part thereof, with respect to the other Borrowers or any Guarantor;

(b)            release the other Borrowers or any Guarantor or grant other indulgences to the other Borrowers or any Guarantor in respect thereof;

(c)            amend or modify in any manner and at any time (or from time to time) this Agreement or any of the Loan Documents; or

(d)            release or substitute any Guarantor, if any, of the Obligations, or enforce, exchange, release, or waive any security for the Obligations or any other guaranty of the Obligations, or any portion thereof.

12.7          No Election.  Agent and Lenders shall have the right to seek recourse against each Borrower to the fullest extent provided for herein, and no election by Agent and Lenders to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Agent and Lenders' right to proceed in any other form of action or proceeding or against other parties unless Agent and Lenders has expressly waived such right in writing.  Specifically, but without limiting the generality of the foregoing, no action or proceeding by Agent and Lenders under this Agreement and the Loan Documents shall serve to diminish the liability of any Borrower under this Agreement and the Loan Documents to which Borrowers are a party except to the extent that Agent and Lenders finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

12.8          Indefeasible Payment.  The Obligations shall not be considered indefeasibly paid unless and until all payments to Agent and Lenders are no longer subject to any right on the part of any Person, including any Borrower, any Borrower as a debtor in possession, or any trustee (whether appointed pursuant to the Bankruptcy Code, or otherwise) of any Borrower's Assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential.  Upon such full and final performance and indefeasible payment of the Obligations, Agent and Lenders shall have no obligation whatsoever to transfer or assign its interest in this Agreement and the Loan Documents to any Borrower.  In the event that, for any reason, any portion of such payments to Agent and Lenders is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and any Borrower shall be liable for the full amount Agent and Lenders is required to repay plus any and all costs and expenses (including attorneys' fees and attorneys' fees incurred in proceedings brought under the Bankruptcy Code) paid by Agent and Lenders in connection therewith.

12.9          Single Loan Account.  At the request of Borrowers to facilitate and expedite the administration and accounting processes and procedures of the Loans and Borrowings, Agent and Lenders have agreed, in lieu of maintaining separate loan accounts on Agent and Lenders' books in the name of each of the Borrowers, that Agent and Lenders may maintain a single loan account under the name of all of both Borrowers (the "Loan Account").  All Loans shall be made jointly and severally to Borrowers and shall be charged to the Loan Account, together with all interest and other charges as permitted under and pursuant to this Agreement.  The Loan Account shall be credited with all repayments of Obligations received by Agent and Lenders, on behalf of Borrowers, from either Borrower pursuant to the terms of this Agreement.

12.10        Apportionment of Proceeds of Loans.  Each Borrower expressly agrees and acknowledges that Agent and Lenders shall have no responsibility to inquire into the correctness of the apportionment or allocation of or any disposition by any of Borrowers of (a) the Loans or any Borrowings, or (b) any of the expenses and other items charged to the Loan Account pursuant to this Agreement.  The Loans and all such Borrowings and such expenses and other items shall be made for the collective, joint, and several account of Borrowers and shall be charged to the Loan Account.

12.11        Agent and Lenders Held Harmless.  Each Borrower agrees and acknowledges that the administration of this Agreement on a combined basis, as set forth herein, is being done as an accommodation to Borrowers and at their request, and that Agent and Lenders shall incur no liability to Borrowers as a result thereof.  To induce Agent and Lenders to do so, and in consideration thereof, each Borrower hereby agrees to indemnify and hold Agent and Lenders harmless from and against any and all liability, expense, loss, damage, claim of damage, or injury, made against Agent and Lenders by Borrowers or by any other person or entity, arising from or incurred by reason of such administration of the Agreement.

12.12        Borrowers' Integrated Operations.  Each Borrower represents and warrants to Agent and Lenders that the collective administration of the Loans is being undertaken by Agent and Lenders pursuant to this Agreement because Borrowers are integrated in their operation and administration and require financing on a basis permitting the availability of credit from time to time to Borrowers.  Each Borrower will derive benefit, directly and indirectly, from such collective administration and credit availability because the successful operation of each Borrower is enhanced by the continued successful performance of the integrated group.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NATIONAL TECHNICAL SYSTEMS, INC.

By	/s/ Lloyd Blonder
Lloyd Blonder, Senior Vice President, Chief
Financial Officer, Treasurer and Assistant
Secretary

Address for notices:

24007 Ventura Boulevard
Calabasas, California 91302
Attn: Chief Financial Officer
Telephone: (818) 591-0776
Facsimile: (818) 591-0899

NTS TECHNICAL SYSTEMS dba
NATIONAL TECHNICAL SYSTEMS

By	/s/ Lloyd Blonder
Lloyd Blonder, Senior Vice President, Chief
Financial Officer, Treasurer and Assistant
Secretary

Address for notices:

24007 Ventura Boulevard
Calabasas, California 91302
Attn: Chief Financial Officer
Telephone: (818) 591-0776
Facsimile: (818) 591-0899

XXCAL, INC.

By	/s/ Lloyd Blonder
Lloyd Blonder, Vice President, Treasurer and
Assistant Secretary

Address for notices:

24007 Ventura Boulevard
Calabasas, California 91302
Attn: Chief Financial Officer
Telephone: (818) 591-0776
Facsimile: (818) 591-0899

APPROVED ENGINEERING TEST
LABORATORIES, INC.

By	/s/ Lloyd Blonder
Lloyd Blonder, Vice President, Treasurer and
Assistant Secretary

Address for notices:

24007 Ventura Boulevard
Calabasas, California 91302
Attn: Chief Financial Officer
Telephone: (818) 591-0776
Facsimile: (818) 591-0899

ETCR, INC.

By	/s/ Lloyd Blonder
Lloyd Blonder, Vice President, Treasurer and
Assistant Secretary

Address for notices:

24007 Ventura Boulevard
Calabasas, California 91302
Attn: Chief Financial Officer
Telephone: (818) 591-0776
Facsimile: (818) 591-0899

ACTON ENVIRONMENTAL TESTING
CORPORATION

By	/s/ Lloyd Blonder
Lloyd Blonder, Vice President, Treasurer and
Assistant Secretary

Address for notices:

24007 Ventura Boulevard
Calabasas, California 91302
Attn: Chief Financial Officer
Telephone: (818) 591-0776
Facsimile: (818) 591-0899

COMERICA BANK-CALIFORNIA, in its
capacities as Agent, Issuing Lender and a Lender

By	/s/ Rick Pankow
Rick Pankow, Senior Vice President

Address for notices and Lending Office:

Comerica Bank-California
21530 Oxnard Street
Woodland Hills, California 91367
Attn: Jason D. Brown
Telephone: (818) 587-5206
Facsimile: (818) 592-5031

FIRST BANK & TRUST, in its capacity as a
Lender

By	/s/ Nabil Khoury
Nabil B. Khoury, Vice President

Address for notices:

First Bank & Trust
5939 Canoga Avenue
Woodland Hills, CA 91367
Attn: Nabil B. Khoury
Telephone: (818) 673-2525
Facsimile: (818) 888-1372

Exhibit 1

ADDENDUM 1 TO REVOLVING CREDIT AGREEMENT

Reference is hereby made to the Revolving Credit Agreement (the "Agreement") made as of the 21st day of November, 2001 by NATIONAL TECHNICAL SYSTEMS, INC., a California corporation ("Parent"), NTS TECHNICAL SYSTEMS, a California corporation, dba National Technical Systems ("NTS"), XXCAL, INC., a California corporation ("XXCAL"). APPROVED ENGINEERING TEST LABORATORIES, INC., a California corporation ("AETL"), ETCR, INC., a California corporation ("ETCR"). ACTON ENVIRONMENTAL TESTING CORPORATION, a Massachusetts corporation ("Acton") (Parent, NTS, XXCAL, AETL, ETCR and Acton are sometimes collectively referred to herein as, the "Initial Borrowers", and along with (i) any other Subsidiary of the Parent which has become a party thereto and (ii) the undersigned, the "Borrowers"), the financial institutions from time to time parties thereto as Lenders, and Comerica Bank - California, in its capacity as contractual representative for itself and the other Lenders ("Agent"). Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement. By its execution below, the undersigned [NAME OF NEW BORROWER], a [_________________] corporation, agrees to become, and does hereby become, a Borrower under the Agreement and agrees to be bound by such Agreement as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Article V of the Agreement are true and correct in all respects of the date hereof. [NAME OF NEW BORROWER] represents and warrants that the schedules attached hereto are true and correct in all respects and such schedules set forth all information required to be scheduled under the Agreement.

IN WITNESS WHEREOF [NAME OF NEW BORROWER], a [_________________] corporation, has executed and delivered this Addendum 1 counterpart to the Agreement as of this _____ day of __________, _____.

[NAME OF NEW BORROWER]

By:
Name:
Title:

1

ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of __________, 200_ is made between ____________________ (Assignor") and __________ ("Assignee"), with reference to the following facts:

A.            Assignor is party to that certain Revolving Credit Agreement, dated as of November 21, 2001 (as amended, amended and restated, modified, supplemented or renewed, the "Loan Agreement"), among NATIONAL TECHNICAL SYSTEMS, INC., a California corporation ("Parent"), NTS TECHNICAL SYSTEMS, a California corporation, dba National Technical Systems, XXCAL, INC., a California corporation, APPROVED ENGINEERING TEST LABORATORIES, INC., a California corporation, ETCR, INC., a California corporation, ACTON ENVIRONMENTAL TESTING CORPORATION, a Massachusetts corporation, and one or more Subsidiaries of Parent, whether now existing or hereafter acquired or formed (collectively, the "Borrowers"), the several financial institutions from time to time party thereto (including the Assignor, the "Lenders"), and Comerica Bank-California, as agent for the Lenders (the "Agent"). Any terms defined in the Loan Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Loan Agreement;

B.             As provided under the Loan Agreement, the Assignor has committed to making Revolving Loans (the "Committed Revolving Loans") to Borrowers in an aggregate amount not to exceed $ __________ (the "Revolver Commitment");

C.             Assignor has made Committed Revolving Loans in the aggregate principal amount of $ __________ to Borrowers;

D.             [Assignor has acquired a participation in its pro rata share of the Lenders' liabilities under Letters of Credit in an aggregate principal amount of $ __________ (the "L/C Obligations")] [no Letters of Credit are outstanding under the Credit Agreement];

E.             Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of the Assignor under the Loan Agreement in respect of its Revolver Commitment, in an amount equal to $ __________ (the "Assigned Revolver Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions; and

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1.              Assignment and Acceptance.

(a)            Subject to the terms and conditions of this Assignment and Acceptance, (i) Assignor hereby sells, transfers and assigns to Assignee, and (ii) Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) ___% (the "Assignee's Revolver Percentage Share") of (A) the Revolver Commitment and the Committed Revolving Loans, and

Exhibit 1.1A

1

(B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the Loan Documents.

(b)            With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Revolver Commitment in an amount equal to the Assigned Revolver Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Revolver Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Revolver Amount and the Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 9.2 and 11.3(c) of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

(c)            After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Revolver Commitment will be $ __________.

(d)            After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Revolver Commitment will be $ __________.

2.              Payments.

(a)            As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $ __________ in total, calculated as the sum of $ __________, representing the Assignee's pro rata share of the principal amount of all Committed Revolving Loans.

(b)            The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 11.5(c) of the Loan Agreement.

3.              Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Revolver Commitment and the Committed Revolving Loans, shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Revolver Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4.              Independent Credit Decision. Assignee (a) acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of Borrowers and Guarantors, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision

Exhibit 1.1A

2

to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

5.              Effective Date; Notices.

(a)            As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be __________, 200_ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

(i)             this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

(ii)            the consent of Agent required for an effective assignment of the Assigned Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii)           Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance;

(iv)           Assignee shall have complied with Section 11.5(c) of the Loan Agreement (if applicable);

(v)            the processing fee referred to in Section 2(b) hereof and in Section 11.5(c) of the Loan Agreement shall have been paid to the Agent; and

(b)            Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Borrowers and Agent for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

6.              Agent. [INCLUDE ONLY IF ASSIGNOR IS AGENT]

(a)            Assignee hereby appoints and authorizes Assignor to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Loan Agreement.

(b)            Assignee shall assume no duties or obligations held by Assignor in its capacity as Agent under the Loan Agreement.]

7.              Withholding Tax. Assignee (a) represents and warrants to the Lenders, Agent and Borrowers that under applicable law and treaties no tax will be required to be withheld by Lenders with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Agent and Borrowers prior to the time that Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8ECI (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete

Exhibit 1.1A

3

exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8BEN or W-8ECI upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8.              Representations and Warranties.

(a)            Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

(b)            Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrowers, or the performance or observance by Borrowers, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

(c)            Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and

Exhibit 1.1A

4

other laws of general application relating to or affecting creditors' rights and to general equitable principles, and (iv) it is an Eligible Assignee.

9.              Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers or Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10.            Miscellaneous.

(a)            Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

(b)            All payments made hereunder shall be made without any set-off or counterclaim.

(c)            Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d)            This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11.           CHOICE OF LAW AND VENUE: JURY TRIAL WAIVER.

(a)            THE VALIDITY OF THIS ASSIGNMENT AND ACCEPTANCE AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.

(b)            THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT ASSIGNOR'S OPTION, IN THE

Exhibit 1.1A

5

COURTS OF ANY JURISDICTION WHERE ASSIGNOR ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. ASSIGNEE AND ASSIGNOR WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.

(c)            ASSIGNEE AND ASSIGNOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS ASSIGNMENT AND ACCEPTANCE OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. ASSIGNEE AND ASSIGNOR REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:

Title:

By:

Title:

Address:

6

[ASSIGNEE]

By:

Title:

By

Title:

Address:

7

SCHEDULE 1

NOTICE OF ASSIGNMENT AND ACCEPTANCE

__________, 200_

COMERICA BANK-CALIFORNIA
21530 Oxnard Street
Woodland Hills, California 91367
Attn: Jason D. Brown

Re:           National Technical Systems, Inc., NTS Technical Systems, XXCAL, Inc., Approved Engineering Test Laboratories, Inc., ETCR, Inc. and Acton Environmental Testing Corporation (collectively, "Borrowers")

Ladies and Gentlemen:

We refer to the Revolving Credit Agreement, dated as of November _____, 2001 (as amended, restated, modified, supplemented or renewed from time to time the "Loan Agreement"), among Borrowers, the Lenders referred to therein and Comerica Bank-California, as agent for the Lenders (the "Agent"). Terms defined in the Loan Agreement are used herein as therein defined.

1.              We hereby give you notice of, and request your consent to, the assignment by __________ ("Assignor") to __________ ("Assignee") of_____% of the right, title and interest of Assignor in and to the Revolver Commitments of Assignor and all outstanding Revolving Loans made by Assignor, pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand and agree that, as of __________, 200_, Assignor's Revolver Commitment is $ _____, and the aggregate amount of its outstanding Revolving Loans is $__________.

2.              Assignee agrees that, upon receiving the consent of Agent and, if applicable, Borrowers to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if Assignee were Lender originally holding such interest in the Loan Agreement.

Exhibit 1.1A

8

3.              The following is Assignee's Notice Address:

Assignee name:
Address:

Attention:
Telephone: (___)
Telecopier: (___)

4.            You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:

Title:

[NAME OF ASSIGNEE]

By:

Title:

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

Comerica Bank-California,
as Agent

By:

Title:

Exhibit 1.1A

9

LETTER OF CREDIT REQUEST

To:	COMERICA BANK-CALIFORNIA
21530 Oxnard Street
Woodland Hills, California 91367
Attn: Jason D. Brown

This Letter of Credit Request is delivered in connection with that certain Revolving Credit Agreement, dated as of November 21, 2001 (the "Agreement"), by and among NATIONAL TECHNICAL SYSTEMS, INC., a California corporation ("Parent"), NTS TECHNICAL SYSTEMS, a California corporation, dba National Technical Systems, XXCAL, INC., a California corporation, APPROVED ENGINEERING TEST LABORATORIES, INC., a California corporation, ETCR, INC., a California corporation, ACTON ENVIRONMENTAL TESTING CORPORATION, a Massachusetts corporation, and one or more Subsidiaries of Parent, whether now existing or hereafter acquired or formed (collectively, "Borrowers"), the financial institutions who are parties to the Agreement), and Comerica Bank - California, in its capacity as contractual representative for itself and the other Lenders ("Agent"). All initially capitalized used but not defined in this Letter of Credit Application shall have the meaning assigned to such terms in the Agreement.

Pursuant to Section 3.2 of the Agreement, the undersigned Borrower hereby gives to Issuing Lender this Letter of Credit Request so that Issuing Lender will issue a Letter of Credit on behalf of such Borrower for the benefit of __________ in the amount of [US $ __________], with an effective date of __________, _____ (the "Effective Date") and an expiry date of __________, _____.

The undersigned hereby certifies that (i) the representations and warranties of the undersigned contained in Article V of the Agreement are and shall be true and correct in all material respects on and as of the date hereof and on and as of the date of issuance of the Letter of Credit requested hereby (unless such representation and warranty is made as of a specified date) except for changes in the Schedules to the Loan Agreement affecting transactions permitted by or not in violation of the Loan Agreement; (ii) no Event of Default or Unmatured Event of Default has occurred and is continuing on the date hereof or on the date of issuance of the Letter of Credit requested hereby or will result from the issuance of the proposed Letter of Credit; and (iii) the conditions set forth in Section 4.1 and Section 4.2 of the Loan Agreement have been satisfied.

Dated:	[NAME OF BORROWER]

By:
Title:

Exhibit 1.1L

NOTICE OF BORROWING

To:	COMERICA BANK-CALIFORNIA
21530 Oxnard Street
Woodland Hills, California 91367
Attn: Jason D. Brown

This Notice of Borrowing is given pursuant to Section 2.5(b) of that certain Revolving Credit Agreement, dated as of November 21, 2001 (the "Agreement"), among NATIONAL TECHNICAL SYSTEMS, INC., a California corporation ("Parent"), NTS TECHNICAL SYSTEMS, a California corporation, dba National Technical Systems, XXCAL, INC., a California corporation, APPROVED ENGINEERING TEST LABORATORIES, INC., a California corporation, ETCR, INC., a California corporation, and ACTON ENVIRONMENTAL TESTING CORPORATION, a Massachusetts corporation, and one or more Subsidiaries of Parent, whether now existing or hereafter acquired or formed, which become party to the Agreement by executing an Addendum thereto (collectively, "Borrowers"), the financial institutions who are party to the Agreement, and Comerica Bank - California, in its capacity as contractual representative for itself and the other Lenders ("Agent"). All initially capitalized terms used but not defined in this Notice of Borrowing shall have the meanings assigned to such terms in the Agreement.

The undersigned hereby requests a Borrowing as follows:

$__________ Prime Lending Rate Portion;

$__________ LIBOR Lending Portion with an Interest Period of ___ [1, 2, 3, 6 or 12] months and expiring on __________, 20_ ($1,000,000 minimum);

$__________ Total

The undersigned requests that such Borrowing be made available on __________, 20_.

The undersigned certifies that, as of the date of the requested Borrowing:

(a)            the representations and warranties of Borrowers contained in the Agreement and the Loan Documents are true and correct in all material respects on and as of such date, except to the extent such representations and warranties expressly relate solely to an earlier date;

(b)            no Event of Default or Unmatured Event of Default has occurred or will result from the proposed Borrowing;

Exhibit 2.5(b)

1

(c)            after giving effect to the Loans requested hereby, the aggregate principal amount of Revolving Loans outstanding plus the Letter of Credit Usage will not exceed the aggregate amount of the Revolving Credit Commitments;

(d)            after giving effect to the Borrowing(s) requested hereby, there shall be no more than three (3) LIBOR Lending Rate Portions outstanding;

(e)            the proceeds of the Loan requested hereby shall be used in accordance with Section 7.1 of the Agreement; and

(f)            Borrowers have satisfied in all respects all conditions under the Agreement to be performed or satisfied by it on or before such date.

Dated: __________, 20__
a.

By
Title:

Exhibit 2.5(b)

2

NOTICE OF CONVERSION OR CONTINUATION

To:	COMERICA BANK-CALIFORNIA
21530 Oxnard Street
Woodland Hills, California 91367
Attn: Jason D. Brown

This Notice of Conversion or Continuation is given pursuant to Section 2.6(b) of that certain Revolving Credit Agreement, dated as of November 21, 2001 (the "Agreement"), by and among NATIONAL TECHNICAL SYSTEMS, INC., a California corporation ("Parent"). NTS TECHNICAL SYSTEMS, a California corporation, dba National Technical Systems, XXCAL, INC., a California corporation, APPROVED ENGINEERING TEST LABORATORIES, INC., a California corporation, ETCR, INC., a California corporation, ACTON ENVIRONMENTAL TESTING CORPORATION, a Massachusetts corporation, and one or more Subsidiaries of Parent, whether now existing or hereafter acquired or formed, the financial institutions who are party to the Agreement, and Comerica Bank - California, in its capacity as contractual representative for itself and the other Lenders ("Agent"). All initially capitalized terms used but not defined in this Notice of Conversion or Continuation shall have the meanings assigned to them in the Agreement.

We hereby request that you:

1.              Convert $__________ [$1,000,000 minimum plus integral multiples of $100,000 only] in principal amount of Prime Lending Rate Portions of Revolving Loans on __________, 20__, to a LIBOR Lending Rate Portion with an Interest Period of _____ [1, 2, 3, 6 or 12] months and expiring on _____, 20__;

2.              Convert $_____[$100,000 minimum plus integral multiples of $100,000 only] in principal amount of LIBOR Lending Portions of Revolving Loans on the expiration of the Interest Period applicable thereto, to a Prime Lending Rate Portion;

3.              Continue as LIBOR Lending Rate Portions $_____ in principal amount of presently outstanding LIBOR Lending Rate Portions of Revolving Loans, commencing on the expiration of the Interest Period applicable thereto, with a new Interest Period of _____ [1, 2, 3, 6 or 12] months and expiring on _____, 20__;

We certify that, as of the date hereof:

(a)            no Event of Default or Unmatured Event of Default is continuing; and

Exhibit 2.6(b)

(b)            after giving effect to the continuation or conversion requested hereby, there shall be no more than three (3) LIBOR Lending Rate Portions outstanding.

Dated: __________, 20__	NATIONAL TECHNICAL SYSTEMS, INC.,
a California corporation

By:
Name:
Title:

Exhibit 2.6(b)

SECURED PROMISSORY NOTE

$__________	__________, California
November 21, 2001

This Secured Promissory Note (this "Secured Promissory Note") is being delivered pursuant to that certain Revolving Credit Agreement, dated as of November 21, 2001, by and among Makers (as defined below), the financial institutions from time to time parties thereto as the Lenders, and Comerica Bank-California, as contractual representative for itself and the Lenders (as the same may be at any time heretofore or hereafter amended, supplemented, or otherwise modified or restated, the "Agreement"). Initially capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

1.              FOR VALUE RECEIVED, NATIONAL TECHNICAL SYSTEMS, INC., a California corporation, NTS TECHNICAL SYSTEMS, a California corporation, dba National Technical Systems, XXCAL, INC., a California corporation, APPROVED ENGINEERING TEST LABORATORIES, INC., a California corporation, ETCR, INC., a California corporation, and ACTON ENVIRONMENTAL TESTING CORPORATION, a Massachusetts corporation, (collectively, "Makers"), jointly and severally promise to pay to the order of ____________________, a ____________________ ("Payee"), on or before the Maturity Date, the principal sum of __________ Dollars ($__________), or such lesser sum as shall equal the aggregate outstanding principal amount of the Revolving Loans made by Payee to Makers jointly and severally pursuant to the Agreement (as defined below).

2.              Makers promise to make principal reduction payments on the outstanding principal balance hereof in the amounts and on the dates specified in the Agreement. Makers further promise to pay interest from the date of this Secured Promissory Note, in like money, on the aggregate outstanding principal amount hereof at the rates and on the dates provided in the Agreement. All computations of interest shall be in accordance with the provisions of the Agreement.

3.              Makers hereby authorize Payee to record in its books and records the date, type and amount of each Loan, and of each continuation, conversion and payment of principal made by Makers, and Makers agree that all such notations shall, in the absence of manifest error, be conclusive as to the matters so noted; provided, however, any failure by Payee to make such notation with respect to any Loan or continuation, conversion, or payment thereof shall not limit or otherwise affect Makers' obligations under the Agreement or this Secured Promissory Note.

4.              Upon the occurrence and during the continuance of an Event of Default, in addition to and not in substitution of any of Agent or Lenders' other rights and remedies with respect to such Event of Default, the entire unpaid principal balance owing hereunder shall bear interest at the applicable Lending Rate plus three hundred (300) basis points. In addition, interest, Expenses and Fees, and other amounts due hereunder or under the Agreement not paid when due shall bear interest at the Prime Lending Rate plus three hundred (300) basis points until such overdue payment is paid in full.

Exhibit 2.11(a)

1

5.              If any payment due hereunder, whether for principal, interest, or otherwise, is not paid on or before the tenth day after the date such payment is due, in addition to and not in substitution of any of Payee's other rights and remedies with respect to such nonpayment, Makers shall pay to Payee, a late payment fee ("Late Payment Fee") equal to five percent (5%) of the amount of such overdue payment. The Late Payment Fee shall be due and payable on the eleventh day after the due date of the overdue payment with respect thereto.

6.              Makers shall make all payments hereunder in lawful money of the United States of America and in immediately available funds to Comerica Bank-California, a California banking corporation ("Agent"), at Agent's office located at 21530 Oxnard Street, Woodland Hills, California, Attention: Jason D. Brown; or to such other address as Agent may from time to time specify by notice to Makers in accordance with the terms of the Agreement.

7.              In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Payee has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the principal balance hereof, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there is no principal balance outstanding, Payee shall refund to Makers such excess.

8.              This Secured Promissory Note is one of the "Notes" issued pursuant to the Agreement, dated as of November 21, 2001, by and among Makers, as Borrowers, Agent and certain other Lenders party thereto, and is governed by the terms thereof. Initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of principal of this Secured Promissory Note prior to the maturity hereof upon the terms and conditions specified in the Agreement. This Secured Promissory Note and the Loans evidenced hereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer on the Register maintained by Agent pursuant to the terms of the Agreement.

9.              This Secured Promissory Note is secured by the Liens granted to Agent, for the ratable benefit of Lenders, under the Loan Documents.

10.            Makers hereby waive presentment for payment, notice of dishonor, protest and notice of protest.

11.           CHOICE OF LAW AND VENUE: JURY TRIAL WAIVER.

(a)            THE VALIDITY OF THIS SECURED PROMISSORY NOTE AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES

Exhibit 2.11(a)

2

HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.

(b)            THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS SECURED PROMISSORY NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT PAYEE'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE PAYEE ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. MAKERS AND PAYEE WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.

(c)            MAKERS AND PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECURED PROMISSORY NOTE OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. MAKERS AND PAYEE REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS SECURED PROMISSORY NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Exhibit 2.11(a)

3

IN WITNESS WHEREOF, Makers have duly executed this Secured Promissory Note as of the date first above written.

NATIONAL TECHNICAL SYSTEMS, INC.

By.
Lloyd Blonder, Senior Vice President, Chief
Financial Officer, Treasurer and Assistant
Secretary

NTS TECHNICAL SYSTEMS dba
NATIONAL TECHNICAL SYSTEMS

By.
Lloyd Blonder, Senior Vice President, Chief
Financial Officer, Treasurer and Assistant
Secretary

XXCAL, INC.

By.
Lloyd Blonder, Vice President, Treasurer and
Assistant Secretary

APPROVED ENGINEERING TEST
LABORATORIES, INC.

By.
Lloyd Blonder, Vice President, Treasurer and
Assistant Secretary

ETCR, INC.

By.
Lloyd Blonder, Vice President, Treasurer and
Assistant Secretary

Exhibit 2.11(a)

4

ACTON ENVIRONMENTAL TESTING
CORPORATION

By
Lloyd Blonder, Vice President, Treasurer and
Assistant Secretary

Exhibit 2.11(a)

5

EXHIBIT 4.1(b)

FORM OF OPINION OF BORROWER'S COUNSEL

FORTY-EIGHTH FLOOR
333 SOUTH HOPE STREET
LOS ANGELES, CALIFORNIA 90071-1448
TELEPHONE 213-620-1780
FACSIMILE 213-620-1398
WWW.SHEPPARDMULLIN.COM

LFJ-84568

November 23, 2001

Comerica Bank-California, as Agent
21530 Oxnard Street
Woodland Hills, California 91367
Attention: Mr. Jason D. Brown

And to the Lenders (as defined in the
Revolving Credit Agreement referred to below)

Re:           National Technical Systems, Inc.

Ladies and Gentlemen:

We have acted as counsel to National Technical Systems, Inc., a California corporation ("Parent"), NTS Technical Systems, a California corporation ("NTS"), XXCAL, Inc., a California corporation ("XXCAL"), Approved Engineering Test Laboratories, Inc., a California corporation ("AETL"), ETCR, Inc., a California corporation ("ETCR"), and Acton Environmental Testing Corporation, a Massachusetts corporation ("Acton"; Parent, NTS, XXCAL, AETL, ETCR and Acton each are sometimes individually referred to herein as a "Borrower" and are sometimes collectively referred to herein as the "Borrowers"), in connection with that certain Revolving Credit Agreement (the "Credit Agreement"), dated as of November 21, 2001, by and among the Borrowers, the financial institutions from time to time parties thereto as Lenders, and Comerica Bank - California, in its capacity as contractual representative for itself and the other Lenders ("Agent"). In furnishing this opinion letter, we have examined originals or copies of the following (the "Opinion Documents"):

LOS ANGELES • SAN FRANCISCO • ORANGE COUNTY • SAN DIEGO • SANTA BARBARA • WEST LOS ANGELES • DEL MAR HEIGHTS

Comerica Bank-California
November 23, 2001

1.	The Credit Agreement;

2.	The Secured Promissory Note, dated as of November 21, 2001, in the maximum original principal amount of $9,600,000, delivered by the Borrowers to Comerica Bank-California;

3.	The Secured Promissory Note, dated as of November 21, 2001, in the maximum original principal amount of $6,400,000, delivered by the Borrowers to First Bank & Trust;

4.	The Security Agreement, dated as of November 21, 2001, among the Borrowers and Agent, for the ratable benefit of Lenders (the "Security Agreement");

5.	The Stock Pledge Agreement, dated as of November 21, 2001, between Parent and Agent, for the ratable benefit of Lenders (the "Parent Stock Pledge");

6.	The Stock Pledge Agreement, dated as of November 21, 2001, between NTS and Agent, for the ratable benefit of Lenders (the "NTS Stock Pledge");

7.
The Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of November 21, 2001, between ETCR, as trustor, and Agent for the ratable benefit of Lenders, as beneficiary; and

8.
The UCC-1 financing statements, showing Agent as the secured party and each of the Borrowers as a debtor, to be filed with the offices of the California Secretary of State and the Massachusetts Secretary of Commonwealth promptly following the Closing Date (the "Financing Statements").

Terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

Comerica Bank-California
November 23, 2001

In connection with our opinions, we have examined such resolutions, certificates of public officials, certificates of officers or representatives of the Borrowers, and such other documents, certificates, instruments and other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We also have made such other inquiries as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed, without investigation, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents and completeness of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

As to any facts material to this opinion letter which we did not independently establish or verify, we have relied upon statements and representations of the Borrowers.

Whenever our opinion herein with respect to the existence or absence of facts is qualified by "known to us", "to our knowledge," "we are not aware of," or any similar phrase, such statement is intended to indicate that, during the course of our representation of the Borrowers, no information has come to the attention of James J. Slaby, the attorney within our firm who acts as outside general counsel to the Borrowers, or to the attention of John D. Berchild, Jeffrey A. Kaye or any other attorneys within our firm who have represented the Borrowers in connection with the transactions contemplated by the Credit Agreement, which would give any such person current actual knowledge of facts contrary to the existence or absence of the facts indicated. However, we have not undertaken any special or independent investigation to determine the existence or absence of such facts. Any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Borrowers.

For purposes of rendering the opinions expressed herein, we have assumed, with your consent, that:

(a)            The execution and delivery of the Opinion Documents by all parties thereto will be free of, and we are not aware of the existence of, intentional or unintentional mistake, fraud, undue influence, duress or criminal activity.

Comerica Bank-California
November 23, 2001

(b)            Agent and each of the Lenders (collectively, the "Bank Parties" and each individually, a "Bank Party") are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of formation and are each duly authorized to conduct business in the State of California; each Bank Party is duly qualified to engage in the transactions covered by this opinion letter and is engaged therein as a lender only, and not as a partner or co-venturer with any of the Borrowers; the Opinion Documents have been duly authorized, executed, delivered and accepted by each Bank Party to the extent required, and constitute legal, valid and enforceable obligations of such Bank Party; and each Bank Party has the requisite power and authority to perform its respective obligations under the Opinion Documents to which it is party. We express no opinion regarding the effect of the Bank Parties' compliance or non-compliance with any state or federal laws or regulations applicable to the transactions covered by this opinion letter because of the nature of any Bank Party's business.

(c)            Value has been given for the liens and security interests granted by each Borrower, each Borrower has rights in all of the collateral provided to any Bank Party, and no agreement exists which delays, postpones or conditions the attachment or effectiveness of any lien or security interest in that collateral.

(d)            Each of the Financing Statements has been or will be properly filed with the appropriate governmental authority for perfection of the security interest in the collateral described therein pursuant to the applicable provisions of the Uniform Commercial Code as adopted in the State of California (the "California Commercial Code") and the Uniform Commercial Code as adopted in the Commonwealth of Massachusetts (the "Massachusetts Commercial Code").

(e)            None of the collateral described in the Financing Statements consists or will consist of consumer goods, farm products, timber, minerals and the like (including oil and gas), or accounts resulting from the sale thereof.

(f)            The Opinion Documents will be enforced in circumstances and in a manner in which it is commercially reasonably to do so.

Comerica Bank-California
November 23, 2001

(g)            The Opinion Documents constitute the entire agreement of the parties as to the subject matter thereof.

(h)            Each certificate of a public official and other public authority document on which we have relied that was given or dated earlier than the date of this opinion letter continues to remain accurate insofar as is relevant to our opinions from such earlier date through and including the date of this opinion letter.

The opinions set forth below are subject to the following qualifications:

(i)             We express no opinion as to whether any particular item of collateral is properly characterized as real property or personal property or is or is not a "Fixture."

(ii)            We express no opinion as to the status of title of the collateral or any portion thereof, nor do we express any opinion with respect to the priority of any lien or security interest created by any of the Opinion Documents.

(iii)           Certain rights, remedies and waivers contained in the Opinion Documents may be limited or rendered ineffective by applicable California laws or judicial decisions governing such provisions, but such laws and judicial decisions do not render the Opinion Documents invalid as a whole, and, there exists in the Opinion Documents or pursuant to applicable law legally adequate remedies for a practical realization of the principle benefits and/or security intended to be provided by the Opinion Documents.

(iv)           We express no opinion with respect to the availability of (or the effect of rules of law governing) specific performance, injunctive relief or other equitable remedies.

(v)            The performance by each Borrower of the Opinion Documents to which it is party, and the validity, binding effect and enforceability against such Borrower of such Opinion Documents, may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally.

Comerica Bank-California
November 23, 2001

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.              Each of Parent, NTS, XXCAL, AETL and ETCR (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of California, (b) has the corporate power and authority to own its own assets and to carry out its business as now being conducted, and (c) has the corporate power and authority to execute, deliver and perform each Opinion Document to which it is a party, and to do any and all things required of it thereunder. Acton is a corporation duly organized under the laws of the Commonwealth of Massachusetts. Assuming that it is in good standing under the laws of the Commonwealth of Massachusetts, Acton has the corporate power and authority (i) to own its own assets and to carry out its business as now being conducted, and (ii) to execute, deliver and perform each Opinion Document to which it is a party, and to do any and all things required of it thereunder.

2.              The execution, delivery and performance by each Borrower of each Opinion Document to which it is a party (a) have been duly authorized by all requisite corporate action by such Borrower, (b) do not require registration with or consent or approval of, or other action by any Governmental Authority, (c) will not violate (i) any laws generally applicable to companies engaged in the lines of business in which the Borrowers engage, (ii) to our knowledge, any order of any court or other agency of government, (iii) the Governing Documents of such Borrower, or (iv) to our knowledge, any provision of any indenture, agreement or other instrument to which such Borrower is a party, or by which it or any of its assets are bound, (d) to our knowledge, will-not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, agreement or other instrument, and (e) to our knowledge, will not result in the creation or imposition of any Lien of any nature whatsoever upon any of the assets of such Borrower other than in favor of Agent for the ratable benefit of Lenders as contemplated by the Opinion Documents.

3.              Each Opinion Document to which a Borrower is a party has been duly executed and delivered by such Borrower and constitutes valid and binding obligations of such Borrower, enforceable in accordance with its terms.

Comerica Bank-California
November 23, 2001

4.              The Financing Statements adequately describe the Collateral (as defined in the Security Agreement). Except for collateral in which the perfection of a security interest (a) requires the secured party's taking possession or having "control" (as defined in the California Commercial Code and the Massachusetts Commercial Code) or (b) cannot be obtained by the filing of a financing statement in the offices of the California Secretary of State and the Massachusetts Secretary of Commonwealth upon the proper filing of the Financing Statements pursuant to the provisions of the California Commercial Code and the Massachusetts Commercial Code, respectively, the Obligations will be secured by validly created, perfected security interests in favor of Agent for the ratable benefit of Lenders, in and upon all of the right, title and interest of each Borrower in and to the Collateral.

5.              The authorized capital stock of NTS consists of 10,000,000 shares of common stock, of which 5,985,000 shares are issued and outstanding, and 900,000 shares of preferred stock, of which no shares are issued and outstanding. The outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. To our knowledge, no authorized but unissued shares and no treasury shares of capital stock of NTS are subject to an option, warrant, right of conversion or purchase, preemptive rights or any other similar right. All of the issued and outstanding shares of common stock of NTS are owned by Parent.

6.              The authorized capital stock of XXCAL consists of 3,000,000 shares of common stock, of which 967,280 shares are issued and outstanding. The outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. To our knowledge, no authorized but unissued shares and no treasury shares of capital stock of XXCAL are subject to an option, warrant, right of conversion or purchase, preemptive rights or any other similar right. All of the issued and outstanding shares of common stock of XXCAL are owned by Parent.

7.              The authorized capital stock of AETL, consists of 1,000 shares of common stock, of which 1,000 shares are issued and outstanding. The outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. To our knowledge, no authorized but unissued shares and no treasury shares of capital stock of AETL are subject to an option, warrant, right of conversion or purchase, preemptive rights or any other similar right. All of the issued and outstanding shares of common stock of AETL are owned by NTS.

Comerica Bank-California
November 23, 2001

8.              The authorized capital stock of ETCR consists of 2,500 shares of common stock, of which 213 shares are issued and outstanding. The outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. To our knowledge, no authorized but unissued shares and no treasury shares of capital stock of ETCR are subject to an option, warrant, right of conversion or purchase, preemptive rights or any other similar right. All of the issued and outstanding shares of common stock of ETCR are owned by NTS.

9.              The authorized capital stock of Acton consists of 200 shares of common stock, of which 200 shares are issued and outstanding. The outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. To our knowledge, no authorized but unissued shares and no treasury shares of capital stock of Acton are subject to an option, warrant, right of conversion or purchase, preemptive rights or any other similar right. All of the issued and outstanding shares of common stock of Acton are owned by NTS.

10.            Upon the delivery by Parent to Agent of the certificates representing all of the shares of capital stock of NTS and XXCAL owned by Parent, as set forth in paragraphs 5 and 6 above, the Obligations will be secured by a validly created, perfected security interest in favor of Agent for the ratable benefit of Lenders, in and upon such shares and the other Collateral (as defined in the Parent Stock Pledge).

11.            Upon the delivery by NTS to Agent of the certificates representing all of the shares of capital stock of AETL, ETCR and Acton owned by NTS, as set forth in paragraphs 7, 8 and 9 above, the Obligations will be secured by a validly created, perfected security interest in favor of Agent for the ratable benefit of Lenders, in and upon such shares and the other Collateral (as defined in the NTS Stock Pledge).

12.            No Borrower is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

13.            No Borrower is a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Comerica Bank-California
November 23, 2001

Members of our firm are admitted to the Bar of the State of California. We do not express any opinion as to the laws of any jurisdiction other than the currently effective laws of the State of California, current judicial interpretations thereof, and to the facts as they presently exist. For purposes of this opinion, and with your consent, we have assumed that the laws of the Commonwealth of Massachusetts applicable to the matters covered by this opinion letter are substantially the same as the laws of the State of California. We expressly disclaim any opinion as to local laws, including the effect of any ordinances, statutes, administrative decisions, orders, rules and regulations of any municipality, county or other subdivision of the State of California.

This opinion letter is rendered to you as of the date hereof, is solely for your benefit in connection with the transactions referred to herein, and may not be relied upon by any other person or entity or by you in any other context. This opinion may not be quoted nor may copies hereof be furnished to any other person or entity without our prior written consent.

Very truly yours,
/s/ Sheppard Mullin Richter & Hampton LLP

COMPLIANCE CERTIFICATE

To:	COMERICA BANK-CALIFORNIA
21530 Oxnard Street
Woodland Hills, California 91367
Attn: Jason D. Brown

This Compliance Certificate is given pursuant to Section 6.3(a) of that certain Revolving Credit Agreement, dated as of November 21, 2001 (the "Agreement"), by and among NATIONAL TECHNICAL SYSTEMS, INC., a California corporation ("Parent"), NTS TECHNICAL SYSTEMS, a California corporation, dba National Technical Systems, XXCAL, INC., a California corporation, APPROVED ENGINEERING TEST LABORATORIES, INC., a California corporation, ETCR, INC., a California corporation, ACTON ENVIRONMENTAL TESTING CORPORATION, a Massachusetts corporation, and one or more Subsidiaries of Parent, whether now existing or hereafter acquired or formed (collectively, "Borrowers"), on the one hand, and COMERICA BANK-CALIFORNIA, a California banking corporation ("Agent"), and certain Lenders who are parties to the Agreement, on the other. All initially capitalized terms used but not defined in this Compliance Certificate shall have the meanings assigned to such terms in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1)	He/She is the duly elected Chief Financial Officer of each Borrower;

(2)
He/She reviewed the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition of Borrowers during the accounting period covered by the attached financial statements;

(3)
The examinations described in Paragraph (2) above did not disclose, and he/she has no knowledge of, the existence of any condition or event which constitutes an Unmatured Event of Default or Event of Default during, or at the end of, the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below; and

(4)
Exhibit A attached hereto and incorporated herein by this reference sets forth the financial data and computations evidencing Borrowers' compliance with the covenants set forth in Sections 7.15(a), (b), (c), (d) and/or (e) of the Agreement, as applicable, all of which data and computations are true, complete and correct.

Described below are the exceptions, if any, to Paragraph (3) above which list, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

Exhibit 6.3(a)

1

This Compliance Certificate, together with the computations set forth in Schedule 1 hereto and the financial statements delivered concurrently herewith in support hereof, are made and delivered this _____day of ____________________, 20__.

Chief Financial Officer

Exhibit 6.3(a)

2

EXHIBIT A

[To be Attached]

Exhibit 6.3(a)

3

Schedule 1.1C

Schedule of Commitments

Revolving Loan Lender	Revolving Credit Commitment	Revolving Credit Commitment Percentage
Comerica First Bank & Trust	$9,600,0001 $6,400,0002	60% 40%

_________________________

1 As may be reduced from time to time pursuant to Section 2.14, and also reduced by $900,000 effective August 1, 2002, if the Consolidated Net Income for the most recent fiscal year is less than Two Million Dollars ($2,000,000).

2 As may be reduced from time to time pursuant to Section 2.14, and also reduced by $600,000 effective August 1, 2002, if the Consolidated Net Income for the most recent fiscal year is less than Two Million Dollars ($2,000,000).

SCHEDULE 1.1R
Real Property Collateral

ALL PLOT, PIECES OR PARCELS OF LAND LYING, SITUATE OR BEING IN THE CITY OF SAUGUS, COUNTY OF LOS ANGELES, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL A:

PARCEL 1:

THE SOUTHERLY 58 FEET (MEASURED ALONG THE EASTERLY AND WESTERLY LINE) OF LOT 4 IN FRACTIONAL SECTION 19, AND ALL OF LOT 1 IN FRACTIONAL SECTION 30, BOTH IN TOWNSHIP 4 NORTH, RANGE 15 EILEEN WEST DESIGNS, INC. SAN BERNARDINO MERIDIAN, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

EXCEPT THAT PORTION INCLUDED WITHIN THE LINES OF THE 305 FOOT WIDE STRIP OF LAND CONVEYED TO THE CITY OF LOS ANGELES, BY DEED RECORDED ON OCTOBER 19, 1965 AS DOCUMENT NO. 758, IN BOOK D 3085 PAGE 602 OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM 25 PERCENT OF AN UNDIVIDED ONE/HALF INTEREST IN THE OIL, GAS AND OTHER HYDROCARBON SUBSTANCES IN AND UNDER SAID LAND BUT NOT THE RIGHT TO ENTER UPON THE SURFACE OF SAID LAND, SO CONVEYED, TO CONDUCT MINING OPERATIONS FOR THE MINERALS ABOVE RESERVED, AS RESERVED BY MARIAN SPAULDER IN DEED RECORDED JUNE 30, 1976 AS INSTRUMENT NO. 78.

PARCEL 2:

AN EASEMENT FOR INGRESS, EGRESS AND UTILITY PURPOSES TO BE USED IN COMMON WITH OTHERS OVER THAT PORTION OF SECTION 19, TOWNSHIP 4 NORTH, RANGE 15 EILEEN WEST DESIGNS, INC. SAN BERNARDINO MERIDIAN, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON THE OFFICIAL PLAT OF SAID LAND, WITHIN A STRIP OF LAND 20 FEET WIDE LYING 10 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTERLINE:

COMMENCING AT THE INTERSECTION OF THE WESTERLY LINE OF SAID SECTION 19 WITH THE SOUTHERLY RIGHT OF WAY LINE OF THE SOUTHERN PACIFIC RAILROAD (150 FEET WIDE); THENCE NORTH 81 18' 20" EAST ALONG SAID SOUTHERLY RIGHT OF WAY LINE 12.16 FEET TO THE TRUE POINT OF BEGINNING; THENCE SOUTH 0 31' 37" EAST 119.71 FEET; THENCE SOUTH 17 13' 47" EAST 437.81 FEET; THENCE SOUTH 9 32' 57" EAST 239.49 FEET; THENCE SOUTH 5 41' 07" EAST 566.30 FEET; THENCE SOUTH 12 40' 00" WEST 88.00 FEET; THENCE SOUTH 35 00' 00" WEST 355.32 FEET TO ITS INTERSECTION WITH A LINE THAT IS PARALLEL WITH AND 15.00 FEET EASTERLY, AS MEASURED AT RIGHT ANGLES

Schedule 1.1R

1

TO THE WESTERLY LINE OF SAID SECTION 19; THENCE SOUTH 0 01' 04" EAST ALONG SAID PARALLEL LINE 2118.70 FEET TO ITS INTERSECTION WITH A LINE THAT IS 58.00 FEET NORTHERLY FROM THE SOUTHERLY LINE OF LOT 4 OF SAID SECTION 19, AS MEASURED ALONG THE EASTERLY AND WESTERLY LINES OF SAID LOT 4.

THE SIDE LINES OF SAID STRIP TO BE PROLONGED OR SHORTENED SO AS TO BEGIN AND TERMINATE IN THE LINES IN WHICH THE CENTER LINE OF SAID STRIP BEGINS AND TERMINATES.

PARCEL B:

LOT 2 IN FRACTIONAL SECTION 30, TOWNSHIP 4 NORTH, RANGE 15 EILEEN WEST DESIGNS, INC. SAN BERNARDINO MERIDIAN, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT OF SAID LAND FILED IN THE DISTRICT LAND OFFICE MARCH 29, 1877.

EXCEPT THEREFROM THAT PORTION OF SAID LAND DEEDED TO THE CITY OF LOS ANGELES, BY DEED RECORDED DECEMBER 22, 1965 AS INSTRUMENT NO. 524 IN BOOK D3153, PAGE 582, OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL C:

THE EAST HALF OF THE NORTHWEST QUARTER OF SECTION 30, TOWNSHIP 4 NORTH, RANGE 15 EILEEN WEST DESIGNS, INC. SAN BERNARDINO MERIDIAN, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

PARCEL D:

LOTS 1 AND 2, SECTION 25, TOWNSHIP 4 NORTH, RANGE 16 EILEEN WEST DESIGNS, INC. SAN BERNARDINO BASE & MERIDIAN, ACCORDING TO PLAT OF SAID LAND.

PARCEL E:

THE WEST HALF OF THE NORTHEAST QUARTER OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 30, TOWNSHIP 4 NORTH, RANGE 15, WEST S. B. B. & M. LOS ANGELES COUNTY, STATE OF CALIFORNIA, ACCORDING TO U.S. GENERAL LAND OFFICE SURVEY MAP COVERING THE SAID SECTION, CONTAINING 11/2 ACRES, MORE OF LESS, WHICH DEED WAS RECORDED ON APRIL 21, 1941 IN BOOK 18558, PAGE 212, LOS ANGELES COUNTY RECORDS.

Schedule 1.1R

2

Schedule 5.6

Permitted Debt

NATIONAL TECHNICAL SYSTEMS. INC & SUBS EXISTING LIENS OCTOBER 31, 2001 LOCATION	TYPE OF LIEN	SECURED PARTY	TYPE OF SECURITY	BALANCE AS OF OCT. 31, 2001	MACH AND EQUIP	LAND AND BUILDING

NTS Technical Systems dba National Technical Systems Fullerton Testing Division 1536 East Valencia Fullerton, CA 92631	Mortgage	G E CAPITAL NO 001-0000179-001 LA CALIF- 50074-6320	LAND AND BUILDING	$1,367.804.04		$1,367,804.04

NTS Technical Systems dba National Technical Systems PLANO Division 1717 Capital Ave. Piano. TX 75074	Mortgage	Compass Bank 17218 Preston Rd. #300 Dallas, TX 75252	LAND AND BUILDING	$221,606,72		$221,606.72

Acton Environmental Testing Corp. dba National Technical Systems 533 Main Street Acton, MA 01720	Mortgage	Commerce Bank & Trust 386 Main Street Worcester, MA 01615	LAND AND BUILDING	$1,193,209.32		$1,193,209.32

Acton Environmental Testing Corp. dba National Technical Systems 1146 Massachusetts Avenue Boxborough, MA 01719	Mortgage	G E CAPITAL NO 001-2406490-002 LA CALIF. 90074-6320	LAND AND BUILDING	$675,812.55		$675,812.55

ETCR INC Palm Desert Condo 76216 Honeysuckle Lane Palm Desert Calif. 92211		BANK OF AMERICA P.O. BOX 60875 LA CALIF. 90060-0875 LOAN NO. 0010333188	BUILDING	$117,422.73		$117,422.73

NTS TEST LASS AND XXCAL STAFFING	Purchase- Money	BANK OF AMERICA LEASING	MACH AND EQUIP

PROPERTY TYPE		ACCT. NO 29984
MACHINERY AND EQUIPMENT		LEASE SCH 1		$616,052.43
MACHINERY AND EQUIPMENT		LEASE SCH 2		$107,995.19
MACHINERY AND EQUIPMENT		LEASE SCH 3		$191,765.30
MACHINERY AND EQUIPMENT		LEASE SCH 4		$485,409.02	$1,401,221.94

NTS TEST LASS AND XXCAL STAFFING	Purchase- Money	GE CAPITAL/ MELLON LEASING	MACH AND EQUIP

PROPERTY TYPE		ACCT NO. 000104763
MACHINERY AND EQUIPMENT		LEASE SCH 1		$144,667.72
MACHINERY AND EQUIPMENT		LEASE SCH 2		$93,684.26
MACHINERY AND EQUIPMENT		LEASE SCH 3		$27,662.15
MACHINERY AND EQUIPMENT		LEASE SCH 4		$173,082.36
MACHINERY AND EQUIPMENT		LEASE SCH 5		$12,041.52
MACHINERY AND EQUIPMENT		LEASE SCH 6		$61,284.94
MACHINERY AND EQUIPMENT		LEASE SCH 7		$95,877.43
MACHINERY AND EQUIPMENT		LEASE SCH 8		$223,770.98
MACHINERY AND EQUIPMENT		LEASE SCH 9		$194,564.52
MACHINERY AND EQUIPMENT		LEASE SCH 10		$546,547.76
MACHINERY AND EQUIPMENT		LEASE SCH 12		$256,338.95	$1,829,522.59

NTS TEST LABS AND XXCAL STAFFING	Purchase- Money	FIFTH THIRD LEASING CO	MACH AND EQUIP
PROPERTY TYPE		ACCT NO. 40021-23
MACHINERY AND EQUIPMENT		LEASE NO 002-40021 -23-00018		$403,755.90
MACHINERY AND EQUIPMENT		LEASE NO 002-40021-23-00026		$264,228.06	$667,983.96

PROPERTY TYPE MACHINERY AND EQUIPMENT		Compass Bank P.O. Box 31001-0273 Pasadena, Ca 91110-0273 LEASE NO 68173314)01	MACH AND EQUIP	$50,512.60

PROPERTY TYPE MACHINERY AND EQUIPMENT		Telogy Box 96994 Chicago, IL 60693 LEASE NO 006099	MACH AND EQUIP	$1,923.51

PROPERTY TYPE		Advanta Leasing Services	MACH AND

MACHINERY AND EQUIPMENT	P.O. Box 41598 Philadelphia, PA 191011598 LEASE NO 052-0356521 -001	EQUIP	$10,765.03

PROPERTY TYPE MACHINERY AND EQUIPMENT	Agilent Financial Services P.O. Box 36263 Charlotte, NC 28236 LEASE NO 72003334-001	MACH AND EQUIP	$6,824.67

TOTAL EXISTING LIENS			$7,474,583.85	$3,898,728.49	$3,575,855.36

TOTAL BANK DEBT			$12,475,567.75

TOTAL BANK DEBT AND LIENS			$19,950,151.60

LOANS FROM OFFICERS AND EMPLOYEES
JACK LIN LOAN TO COMPANY			$34,642.65
LOREN HOFFMAN LOAN TO COMPANY			$411,328.45
MARVIN HOFFMAN LOAN TO COMPANY			$42,525.98
			$488,497.08
TOTAL OFFICERS AND EMPLOYEES

TOTAL DEBT			$20,438,648.68

Schedule 5.7

LITIGATION

1.	National Technical Systems v. Commercial Contractors, dba Commercial Contractors, Western Division, Inc.; City of Long Beach LASC Case No. NC02 1319

On May 19, 1997, NTS Technical Systems ("NTS") filed a complaint for breach of contract against Commercial Contractors, a Nebraska corporation doing business as Commercial Contractors, Western Division, Inc. ("CCI"). NTS sought recovery of the sum of approximately $344,934.88 for environmental services performed to remediate contamination at the Port of Long Beach in Long Beach, California (the "Project").

On June 25, 1997, CCI filed a cross-complaint for breach of contract and Negligence against NTS relating to NTS' work at the Project. CCI sought offsetting damages in the sum of approximately $235,000.00.

This case was tried before a jury in February 1999. NTS obtained a judgment for the sum of approximately $429,000.00. CCI obtained a judgment in its favor on the Cross-Complaint in the sum of $1.00.

CCI and its bonding Company, United Pacific Insurance Company ("UPIC"), have refused to pay the judgment, even though the time to appeal has run. NTS filed a motion to enforce the judgment against UPIC which was heard on April 18, 2000. The court stated that it concurred with NTS's right to collect the judgment against UPIC, but concluded that it did not have jurisdiction over UPIC and that NTS had to file a separate lawsuit directly against UPIC in order to enforce the judgment.

NTS has appealed the Court's ruling on its motion to enforce the judgment against UPIC. The matter has been fully briefed and argued. NTS is awaiting a ruling from the Court of Appeal. This case is on hold until a decision is reached in case 2 below.

2.	National Technical Systems v. United Pacific Insurance Company; LASC Case No. NC 027374

As a result of the trial court's decision that it could not enter a judgment against the Surety, United Pacific Insurance Company ("UPIC") in the NTS v. CCI case, filed this action on March 1, 2000 directly against UPIC to enforce the $429,000.00 judgment against UPIC directly.

On August 27, 2001 a PETITION FOR EXTRAORDINARY WRIT was filed with the Second Appellate District, Division Three to show cause why the relief requested in the petition should or should not be granted. A court date is set for December 11, 2001.

3.	City of Santa Clarita v. Maria A. Lopez, et al; LASC Case No. BC214551

On August 3, 1999, the City of Santa Clarita filed a Complaint in Eminent Domain against NTS Technical Systems and ETCR, Inc. (collectively referred to as "NTS") and other owners of real property in a portion of the City of Santa Clarita where the City proposes to construct Golden Valley Road. With respect to NTS' property, the City seeks to acquire slope and construction easements, as well as a small fee taking located at the southwest corner of the property.

On October 14, 1999, an answer was filed on behalf of NTS denying all allegations of the Complaint and seeking just compensation for NTS. The City has valued NTS' portion of the taking at approximately $50,350.00. This valuation is based on a per-acre estimate of value for the property itself, with no allowance for severance or other potential damages. NTS asserts that the damages resulting from the City's taking are far in excess of $50,000.00. Accordingly, NTS is vigorously defending this action in an effort to obtain compensation in excess of $50,000.00 for the Company. The matter is currently set for trial in December, 2001.

4.	William S. Hart Union High School District v. ETCR, Inc., and NTS, Technical Systems, a California corporation, dba National Technical Systems; LASC Case No. BC221326

On December 8, 1999, the William S. Hart Union High School District (the "District") filed a Complaint in Eminent Domain against NTS seeking to acquire a fee interest in a portion of NTS' property in order to allow construction of a new high school in the City of Santa Clarita. The City offered to pay to NTS the sum of $6,250.00, which it asserts is the fair market value of the property it has condemned.

On January 14, 2000, an answer was filed on behalf of NTS denying all allegations of the Complaint. NTS contends that the value of the property is far in excess of $6,250.00. The matter is currently set for trial in December, 2001.

5.	Advanced RF Installations v. NTS Technical Systems, Inc.; USDC Case No. CV 01-3134-MMM(CTx)

Plaintiff Advanced RF Installations, Inc. ("ARFI") has sued NTS for breach of contract and fraudulent misrepresentation allegedly resulting from a contract to construct three (3) anechoic chambers for NTS in Fullerton, CA. Discussions with plaintiffs counsel indicate that plaintiff contends that it has suffered damages in excess of $200,000.00.

This action originally was filed by ARFI in Nevada federal court. A motion to dismiss the action or, in the alternative, to transfer the action to the federal court in Los Angeles was brought on behalf of NTS. The Nevada court ruled that the case properly should be transferred to the Central District of California, which is located in Los Angeles.

6.	Phillip J. Gray v. National Technical Systems, Inc.; Maricopa County Superior Court Case No. CV2000-022196

Plaintiff Phil Gray was an Operations Manager at NTS's Phoenix facility from approximately October 1, 1993, through until November 2, 2000.

On December 14, 2000, Gray filed an action in Phoenix, Arizona, claiming that he is entitled to receive a two and one half percent (21/z %) bonus on all new business and is owed $33,943.00 for the period from second quarter 1996, through fourth quarter, 1999.

NTS answered the complaint and filed a cross-complaint for breach of oral contract and declaratory relief, seeking to recover approximately $53,000.00 in bonuses paid to Gray for the same time period under the Company's Group Incentive Program.

This Group Incentive Program replaced the bonus program pursuant to which Gray has flied his action. Accordingly, NTS contends that if Gray is entitled to recover the two and a half percent bonus then he must return the amounts paid to him under the Group Incentive Program.

7.	Colt Southern Communications, Inc., Colt Southern Services, Inc.

In approximately July, 2000, NTS became aware of certain irregularities, and potentially fraudulent billing activities initiated by Colt Southern Communications, a customer of XXCAL. NTS was supplying temporary employees to Colt, which assigned its receivables to the Company. Colt was in the business of providing technical services for microwave towers for companies in the telecommunications industry. Colt fell behind on its payments to NTS and, after investigation, NTS learned that some of Colt's billings to its customers, and therefore, its receivables were being contested by those customers as duplicative and/or fraudulent. NTS is still investigating this matter and has notified its employee dishonesty insurance carrier of the potential of a claim.

8.	NTS Technical Systems, Inc. v. W9/WLA Real Estate Partnership; LASC Case No. BC241490

NTS was the lessee of a certain lease for approximately 22,000 square feet of industrial space in Santa Clarita, California. The lease term was from December 15, 1998, through March 31, 2003 at a monthly base rent of $20,617.04. The lease included a lease of certain specialized equipment which NTS utilized in its testing business. NTS had operated this equipment in the same manner for approximately 10 years. On August 31,2000, the landlord notified NTS that this equipment could not be operated in compliance with the noise ordinances of the City of Santa Clarita, even though no citation or complaint had been received from that entity.

NTS then made demand on the landlord to modify the equipment which it had leased to the Company so that it could continue to operate same. The landlord refused. Since NTS had no use for those leased premises other than the operation of the specialized leased equipment, it vacated the premises in December, 2000, and on December 8, 2000, instituted an action against the landlord in the Los Angeles Superior Court entitled NTS v. W9/WLA Real Estate Partnership, LASC Case No. BC241490.

In the action, NTS alleges that it was constructively evicted, that the lease should be rescinded and that it be awarded damages for lost profits it would have received if it had been permitted to operate at the premises in question. The matter is in its earliest stages and no trial date has as yet been set. NTS anticipates that the damages will be at least $1,200,000.

W9/WLA Real Estate Partnership filed a cross complaint two months ago. No discovery has taken place as yet.

9.	NTS Technical Systems, Inc. v. Hartford Fire Insurance Company; LASC Case No. BC232780

In February, 2000, NTS settled certain litigation against it brought by Tecstar, Inc. one of its customers, for alleged damage to certain satellite solar panels which NTS was testing for that customer. The settlement amount was 1.1 million dollars. At the inception of the Tecstar litigation, during its pendency, and prior to the settlement of same NTS made demand on its property insurer, Hartford Ins. Co., to pay this claim. Hartford refused and further refused to pay for the defense of this claim or to reimburse NTS for the approximately $500,000 in attorneys fees and costs which NTS incurred in defending this matter.

As a result, on June 30, 2000, NTS filed an action in the Los Angeles Superior Court, entitled NTS v. Hartford, LASC Case No. BC232780, in which it alleges that the insurer is legally obligated to pay for this claim, the defense costs and consequential damages. Hartford has denied all liability in the action. Discovery has commenced and the matter is set for trial in September, 2001.

10.	Harold Lipchik v. National Technical Systems, Inc. and Jack Lin; LASC Case No. BC241649

On December 12, 2000, Hal Lipchik, a former officer and employee of NTS, filed an action in Los Angeles Superior Court, entitled Lipchik v. NTS, LASC Case No. BC241649, in which Mr. Lipchik alleges that National Technical Systems, Inc. and its wholly-owned subsidiary, NTS Technical Systems (collectively "NTS") discriminated against him because of his age when NTS terminated his employment on July 28, 2000. Mr. Lipchik is seeking unspecified damages. NTS has filed an answer denying the allegations of the complaint. The matter is in its earliest stages. No discovery has been conducted and the matter is not set for trial. NTS has tendered this matter to its employers liability insurance carrier and is awaiting a response from the carrier.

11.	Arrowhead Standard, Inc. vs. National Technical Systems, et. Al; OCSC Case No. 01CC12778

On October 5, 2001, Arrowhead Standard, Inc. filed an action in Superior Court of the State of California for the County of Orange in which Arrowhead Standard alleges breach of written contract, amounting to breach of consulting agreement as it applies to invoices on open account, claiming damages in the amount of $71,233.41.

Schedule 5.9

Subsidiaries

NATIONAL TECHNICAL SYSTEMS, INC.

LEGAL STRUCTURE

- **National Technical Systems, Inc.**
  (CA Corp.) 95-4134955
  Holding Company
  No assets except stock of subsidiaries
  - **NTS Technical Systems dba National Technical Systems ("NTS California")**
    (CA Corp.) 95-2780647
    <u>Divisions</u>
    Testing: Camden, AK; Detroit, MI; Fullerton, CA; LAX, CA; Largo, FL; Plano, TX; Saugus, CA; Tempe, AZ
    - **Approved Engineering Test Laboratories, Inc. ("AETL") Hartwood, VA**
      (CA Corp.) 95-3248992
    - **ETCR, Inc.**
      (CA Corp.) 95-2746869
    - **Acton Environmental Testing Corporation**
      (Mass. Corp.) 04-2398305
      <u>Divisions</u>
      Boxborough, MA
      Tinton, Falls, MA
  - **XXCAL, Inc.**
    (CA Corp.)
    95-3112285
    <u>Divisions</u>
    Staffing: Culver City, CA; So. Cal.; No. Cal.; Texas
    Testing: Culver City, CA
  - **XXCAL, Limited**
    (United Kingdom Corp.)
  - **XXCAL, Japan K.K.**
    (Japanese Corp.)

Schedule 5.12
Employee Benefit Plans

5.12.1	Health Care Coverage

5.12.2	Life Insurance

5.12.3	Disability Coverage

5.12.4	Retirement

5.12.1

Health/Dental & Flexible Spending Account

NTS provides health and dental coverage plans to help in meeting the expenses associated with health care for you and your enrolled family members.

NTS contributes a portion of your monthly premium. This amount is a flat rate. The Company's contribution varies for each location which means that some locations receive a higher contribution than others. This is due to the difference in health insurance costs in various parts of the United States for which the Company tries to compensate. Please see your Human Resources department for the rate schedule at your location.

Health Insurance

Depending on the state and/or county in which you reside, your selection may be a Health Maintenance Organization (HMO), Preferred Provider Organization (PPO) or a Point of Service Provider (POS) if you live outside an area that has a participating HMO, PPO or POS, your coverage will be from the Out-Of-Area Plan.

You make your election during the initial enrollment period which is the first of the month following thirty days of continuous employment. Should you decline health insurance at this time, you will not be eligible to enroll again until your plan's annual open enrollment (see your Human Resources department for exact date) or you have experienced a Qualifying Event under COBRA law.

Depending on your division's health care plan, additional benefits such as chiropractic care may apply.

Dental Insurance

Dental insurance is available to all eligible employees. Depending on your division, your dental benefits may vary. All dental plans offer Preventative Care services: i.e. cleaning, fluoride treatments, as well as Basic Restorative: i.e. extractions, root canal, fillings. Your plan may offer Major Restorative, i.e. dentures, crowns, etc. Please refer to your division's plan for further detail.

Cafeteria Plan

NTS offers a full Cafeteria Plan that includes pre-tax payments for insurance premiums and incorporates flexible spending accounts for both un-reimbursed medical expenses and dependent care reimbursements.

Flexible Spending Accounts

Employees may use pre-tax dollars to pay for expenses not covered by the health plans or expenses related to dependent day care, by setting aside funds in one or both accounts. Paying for these expenses pre-tax will reduce your taxable income, thereby reducing the taxes you pay. In some situations, this could increase your take home pay.

•	Health Care Reimbursement Account:

Employees may Set aside up to $2,000 each year. Examples of reimbursable expenses include deductibles and co-payments.

•	Dependent Day Care Account:

Employees may set aside up to $5,000 annually to pay for eligible expenses related to childcare, care of a disabled spouse and/or disabled or aged parent. Eligible expenses include licensed nurseries, day care centers and individuals who provide dependent care in or outside of the home.

Please see your Human Resource department for further details.

All rules, policies and benefits described in this summary may be modified or deleted at any time.

5.12.2

Life Insurance

The need for life insurance is not always obvious when you are healthy and active. But, in the event of death, adequate life insurance can make a tremendous difference in determining a family's financial security. NTS provides basic Life and Accidental Death and Dismemberment insurance to all full time employees. Business Travel Accident insurance is provided while you are traveling on company business. Additional Life Insurance is also available for you and your dependents.

Basic Life insurance

Your basic life amount through Security Life insurance is equal to your base annual salary rounded to the nearest $1,000 to a maximum of $150,000. Dependent life insurance of $ 1,500 per dependent over the age of six months is included. NTS pays the full cost of this coverage.

Basic Accidental Death & Dismemberment (Ad&D) Insurance

Basic AD&D coverage is equal to your basic life insurance. Your beneficiary will receive both the basic life and AD&D benefits if you die as a result of an accident. NTS pays the full cost of this coverage.

Business Travel Accident Coverage

If you are required to travel on company business, you are covered under the NTS Business Travel Accident Insurance plan for $50,000 (certain officers are covered at a different limit and should see their Human Resources department for specific details). Your Business Travel Accident coverage begins on your date of hire.

Optional Term Life Insurance

You may want to supplement the basic life coverage provided for you by NTS and purchase additional life protection. You may enroll for increments of $10,000, up to a maximum of $300,000. Certain coverage is available without providing evidence of good health. If you enroll within 31 days of your date of eligibility, your guaranteed coverage amount is the lesser of two times your base annual earnings or $150,000.

NTS also offers you the opportunity to enroll your spouse or dependent children in a group Dependent Term Life insurance plan, however you may only purchase dependent coverage if you are enrolled in Optional Term Life.

You may enroll your spouse for coverage in increments of $10,000. The maximum coverage you may purchase for your spouse is the lesser of 50% of your Term Life coverage amount or $150,000. If your spouse enrolls within 31 days of your date of eligibility or within 31 days of marriage, his/her guaranteed coverage amount is $20,000.

You may enroll your dependent children for coverage for $10,000. The coverage amount for children 14 days to 6 months is $100. Dependent Term Life coverage has one premium rate that covers all eligible children.

Please see your Human Resources department for details and plan rates.

All optional Term Life insurance plans offered are portable should you ever decide to leave NTS.

Voluntary Universal Life Program

This optional life coverage, known as TAC-$aver®Plus compliments the basic and optional term life coverage that is offered above, but at a larger selection of fringe benefits available through payroll deduction. TAC-$aver®Plus offers permanent life insurance protection which includes a cash value component that grows in value earning competitive market interest. A number of "living benefits" are available with our Universal Life coverage:

•	A Guaranteed Death Benefit that guarantees coverage to age 95 regardless of market conditions

•	A Job Layoff Feature that keeps the coverage in force for up to six months if you arc laid off.

•	An Accelerated Death Benefit for terminal illness, which allows insured individuals to "tap into" their life insurance when diagnosed with i terminal illness.

•	An Accelerated Death Benefit for Critical Care that allows an early payout of part of the life insurance benefit in the event of a heart attack, stroke, specified cancers, etc.

•	An Accelerated Death Benefit for Long-term Care, which allows you to receive up to 2% of the death benefit per month for covered nursing or home health care services.

•	A Waiver of Premium provision that pays the premium in the event of a future disability

•	An Accidental Death and Dismemberment option, which includes unique benefits for spouse, job training, child education, childcare, or elder care expenses.

Please see your Human Resources department for details and plan rates.

Notes: Due to federal tax laws regarding life insurance, the cost of the additional life insurance coverage will be paid through employees payroll contribution on an after-tax basis.

All rules, policies and benefits described in this summary may be modified or deleted at any time

5.12.3

Disability Insurance

It is important to have protection against loss Of income if you become sick or get hurt and cannot work. Disability insurance helps protect you against total income loss in the event of your disability.

Short Term Disability

The company offers a voluntary short-term disability program open to all full-time, active employees who regularly work a minimum of 30 hours per week. You may purchase short term disability coverage to protect a portion of your income should you become disabled, and pay your premium through the convenience of payroll deduction.

Full-time employees employed in California or other states with a mandatory program will automatically participate in the State's short-term disability program. Benefits from any additional coverage purchased under the voluntary STD plan will be integrated with any state benefits you receive.

If you are enrolled in STD and need to open a claim due to injury or illness, please see your Human Resources department. Your benefit begins on the 15th calendar day of the injury or illness to a maximum benefit period of 24 weeks. Your weekly income amount is 60% of your current weekly earnings up to the weekly maximum of $ 1,500.

Long Term Disability

The Company provides all full time employees with long term disability insurance. If you need to open a claim due to injury or illness, please see your Human Resources department You are eligible to receive a monthly disability benefit after you have been disabled for 24 weeks.

5.12.4

Profit Sharing and Savings

As an NTS employee, you are provided the opportunity to participate in a 401(k) Profit Sharing and Savings plan sponsored by NTS to plan for retirement through pre-tax savings and investment. In addition, NTS may make a discretionary profit sharing contribution to help you save for retirement. The actual percentage is determined by the Company's performance. The 401(k) Plan has a seven year vesting period for employer contributions, however, employee contributions are 100% vested immediately.

See your Human Resource department for eligibility requirements.

Investment Funds

Please see your Human Resources department for your group's detailed summary of plan options and maximum contribution allowed.

Withdrawal of Funds

Your retirement funds are only available under the following circumstances: Retirement after age 591/2.

•	Disability.

•	Financial hardship withdrawals, based upon IRS hardship regulations.

•	Loans, based upon plan provisions.

•	In the event of your death, your beneficiary can withdraw your account balance. However, the sum is considered taxable income.

Funds from a Previous 401(k) Plan

You may "rollover" funds from your previous qualified 401(k) plan into the NTS plan. Please see your Human Resources department for a detailed plan description.

Monthly Incentive Compensation Plan

The NTS Board of Directors votes on an annual basis whether or not to continue our monthly incentive compensation plan. The NTS Board makes this determination based on how well the Company as a whole is doing that year.

See your Human Resource department for current plan information,

All rules, policies and benefits described in this summary may be modified or deleted at any time.

Schedule 5.17

ENVIRONMENTAL CONDITIONS

Refer to the reports listed below, copies of which have been furnished by NTS.

1.              Phase 1 Environmental Site Assessment for 1536 East Valencia Drive, Fullerton, California;

2.              ASTM Transaction Screening for 533 Main Street, Acton, Massachusetts; and

3.              Environmental Site Assessment for 46 Jack Ellington Road, Stafford County Virginia.

Schedule 6.11

Bank Accounts

Financial Institution's Name and Address	Account Name	Account No.
Comerica Bank P.O. Box 75000 Detroit, MI 48275	National Technical Systems 12601 Southfield Rd. Detroit, MI 48223	1840090359
Fleet Bank 175 Federal Street Boston, MA 02110	National Technical Systems, Inc. Acton Division/General 533 Main Street Acton, MA 01720	0071225870
Fleet Bank 175 Federal Street Boston, MA 02110	National Technical Systems, Inc. Acton Division/Payroll 533 Main Street Acton, MA 01720	0071212926
Commerce Bank & Trust 386 Main Street Worcester, MA 01615	National Technical Systems, Inc. Acton Division/General 533 Main Street Acton, MA 01720	7163074
United-California Bank 10929 Wilshire Blvd. Los Angeles, CA 90024	XXCAL, Inc. 5730 Buckingham Parkway Culver City, CA 90230	0449-18424
United-California Bank 10929 Wilshire Blvd. Los Angeles, CA 90024	XXCAL, Inc. 5730 Buckingham Parkway Culver City, CA 90230	0449-23896
United-California Bank 15165 Ventura Blvd. Sherman Oaks, CA 91403	National Technical Corp. Master Control Account 24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	5515-01337
United-California Bank 15165 Ventura Blvd. Sherman Oaks, CA 91403	Acton Environmental Testing Lab c/o National Technical Systems 24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	5519-01335
United-California Bank 15165 Ventura Blvd. Sherman Oaks, CA 91403	National Technical Systems Detroit Division 24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	5513-01405
United-California Bank 15165 Ventura Blvd. Sherman Oaks, CA 91403	Approved Engineering Testing Labs DBA National Technical Systems Virginia Division 24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	5517-01336
United-California Bank 15165 Ventura Blvd. Sherman Oaks, CA 91403	National Technical Systems Largo Division 24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	2827-17307

Financial Institution's Name and Address	Account Name	Account No.
Merchants & Planters Bank, NA. P.O. Box 1017 Camden, AR 71701	National Technical Systems Highland Industrial Pk, Bldg., K-5 P.O. Box 3315 Camden, AR 71711	10-2441-8
First Union Bank of Florida P.O. Box 2870 Jacksonville, FL 32231	National Technical Systems Largo Division 24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	209-000-1407474
Compass Bank 17218 Preston Rd. #300 Dallas, TX 75252	National Technical Systems, Inc. Petty Cash Account 1701 E. Piano Pkwy, 150 Piano, TX	77147381
Nations Bank of Texas, NA. Commercial Banking-San Antonio P.O. Box 2518 Houston, TX 77252	XXCAL (formerly Wise & Assoc.)8122 Datapoint Dr. Ste 326 San Antonio, TX 78229	711-465280-6
Nations Bank of Texas, NA. Convent P.O. Box 2518 Houston, TX 77252	XXCAL (formerly Wise & Assoc.)Payroll Account 8122 Datapoint Dr. Ste 326 San Antonio, TX 78229	711-464206-2
Nations Bank of Texas, N.A. Convent P.O. Box 2518 Houston, TX 77252	XXCAL (formerly Wise & Assoc.)8122 Datapoint Dr. Ste 326 San Antonio, TX 78229	711-464205-4
Bank of America Commercial Banking Warner Center #1465 5945 Canoga Ave Woodland Hills, CA 91367	National Technical systems Master Account 24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	1465-3-50308
Bank of America Commercial Banking Warner Center #1465 5945 Canoga Ave Woodland Hills, CA 91367	NTS-Fullerton 24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	1465-6-50311
Bank of America Commercial Banking Warner Center #1465 5945 Canoga Ave Woodland Hills, CA 91367	NTS-Saugus 24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	1465-4-50312

Financial Institution's Name and Address	Account Name	Account No.
Bank of America Commercial Banking Warner Center #1465 5945 Canoga Ave Woodland Hills, CA 91367	NTS-XXCAL Testing 24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	1465-2-01822
Bank of America Commercial Banking Warner Center #1465 5945 Canoga Ave Woodland Hills, CA 91367	NTS-Plano 24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	1465-7-01839
Bank of America Commercial Banking Warner Center #1465 5945 Canoga Ave Woodland Hills, CA 91367	National Technical Systems 24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	1465-2-52010 401 (k) Acct.
Bank of America Commercial Banking Warner Center #1465 5945 Canoga Ave Woodland Hills, CA 91367	National Technical Systems Arizona Operations 24007 Ventura Blvd., Ste 200 Calabasas, CA 91302	1465-2-00738